As filed with the Securities and Exchange Commission on March 23, 2001
                                               Registration No. 333-
     ==========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                     ------------------------------------
                                   Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                     ------------------------------------

                     VANDERBILT MORTGAGE AND FINANCE, INC.
            (Exact Name of Registrant as specified in its charter)

                     ------------------------------------

              TENNESSEE                                      62-0997810
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                     ------------------------------------

                  500 Alcoa Trail, Maryville, Tennessee 37804
                                (865) 380-3000
 (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                     ------------------------------------

                          Kevin T. Clayton, President
                  500 Alcoa Trail, Maryville, Tennessee 37804
                                (865) 380-3000
(Name, address, including zip code and telephone number, including area code, of agent for service)

                          --------------------------

                              CLAYTON HOMES, INC.
            (Exact Name of Registrant as specified in its charter)

                     ------------------------------------

              DELAWARE                                       62-1671360
     (State or other jurisdiction                          (I.R.S. Employer
   of incorporation or organization)                      Identification No.)

                     ------------------------------------

                 5000 Clayton Road, Maryville, Tennessee 37804
                                (865) 380-3000
 (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                     ------------------------------------

                          Kevin T. Clayton, President
                 5000 Clayton Road, Maryville, Tennessee 37804
                                (865) 380-3000
(Name, address, including zip code and telephone number, including area code, of agent for service)

                     ------------------------------------
                                  Copies to:

         Douglas C. Franck                                Jack Costello
Boult, Cummings, Conner & Berry PLC                     Brown & Wood LLP
   414 Union Street, Suite 1600                      One World Trade Center
    Nashville, Tennessee 37219                      New York, New York 10048
          (615) 252-2354                                 (212) 839-5816
                     ------------------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable on or after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

                          --------------------------

                                                    CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                                 Proposed           Proposed        Amount of
                   Title of Each Class of                 Amount to be       Maximum Offering   Maximum Aggregate  Registration
                 Securities to be Registered             Registered (1)     Price Per Unit (2)    Offering Price        Fee
---------------------------------------------------------------------------- ------------------ ------------------ ------------
Pass-Through Certificates............................  $2,500,000,000              100%         $2,500,000,000      $625,000
----------------------------------------------------- --------------------- ------------------ ------------------ ------------
Limited Guarantee of Clayton Homes, Inc. ............  $2,500,000,000              100%         $2,500,000,000         N/A
===================================================== ====================== ================== ================== ============

(1) $102,148,643 in securities registered by the Registrants under Registration Statement No. 333-75405 and not previously sold is carried forward in this Registration Statement pursuant to Rule 429. A registration fee of $28,397 in connection with such unsold amount of securities was paid previously under the foregoing Registration Statement. Accordingly, the total amount registered under this Registration Statement, as so consolidated, as of the date of this filing is $2,602,148,643.
(2)  Estimated solely for purposes of calculating the Registration Fee.

     Pursuant to Rule 429, the Prospectus and form of Prospectus Supplement in this Registration Statement also relate to, and this Registration Statement constitutes Post-Effective Amendment No. 1 to, Registration Statement No. 333-75405, which became effective April 14, 1999, and any unsold securities registered thereunder.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



        PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED ______________, 2001

                                 $___________
                                 (Approximate)

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer

                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2001-_
                               _______________

You should consider               The Trust Fund will:
the risk factors
starting on page S-10             o    Issue ten classes of certificates, nine
of this prospectus                     of which are offered hereby and
supplement and page 4                  described in the table below.
of the prospectus.
                                  o    Consist primarily of manufactured
The certificates                       housing installment sales contracts and
represent obligations                  installment loan agreements.
of the trust only and
do not represent an               o    Make an election to be treated as a
interest in or                         REMIC for federal income tax purposes.
obligation of
Vanderbilt Mortgage               The Certificates:
and Finance, Inc.,
_____________ or any              o    Represent ownership interests in a trust
of their affiliates                    fund.
[(except to the extent
of the limited                    o    Currently have no trading market.
guarantee of the Class
B-2 Certificates by               o    Receive distributions on the ____ day of
Clayton Homes, Inc.)].                 each month (or if such day is not a
                                       business day, the next business day)
This prospectus                        beginning on ____________, 2001.
supplement may be used
to offer and sell the
certificates only if
accompanied by the
prospectus.

________________________________________________________________________________
                               Original
                                 Class
                               Principal  Price to  Underwriting   Proceeds to
Offered Certificates            Balance    Public     Discount    Vanderbilt(2)
--------------------------------------------------------------------------------
Class A ARM Certificates
Class A-1 Certificates
Class A-2 Certificates(1)
Class A-3 Certificates(1)
Class A-4 Certificates(1)
Class A-5 Certificates(1)
Class M-1 Certificates(1)
Class B-1 Certificates(1)
Class B-2 Certificates(1)     __________  ________  ____________  ______________
Total...............
________________________________________________________________________________
(1) Plus accrued interest, if any, at the applicable rate from __________, 2001.
(2) Before deducting expenses, estimated to be $_________.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

____________, 2001

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

     We provide information about the certificates to you through this document which consists of two parts: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

     If there is a conflict between the terms of this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     We have filed preliminary information regarding the trust's assets and the certificates with the Securities and Exchange Commission. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriters for prospective investors.

                               TABLE OF CONTENTS

                                                                          Page

                             PROSPECTUS SUPPLEMENT

Summary Information.........................................................S-3
Risk Factors................................................................S-10
The Contract Pool...........................................................S-14
Vanderbilt Mortgage and Finance, Inc........................................S-25
Ratio of Earnings to Fixed Charges for Clayton..............................S-29
Yield and Prepayment Considerations.........................................S-29
Description of the Certificates.............................................S-44
Use of Proceeds.............................................................S-62
Certain Federal Income Tax Consequences.....................................S-62
State Tax Considerations....................................................S-65
ERISA Considerations........................................................S-65
Legal Investment Considerations.............................................S-66
Certificate Rating..........................................................S-66
Underwriting................................................................S-66
Legal Matters...............................................................S-68
Index of Defined Terms......................................................S-69
Annex I......................................................................I-1

                                  PROSPECTUS

Important Notice About Information in this Prospectus and
     the Accompanying Prospectus Supplement ...................................2
Reports to Holders of the Certificates.........................................2
Where You Can Find More Information............................................2
Risk Factors...................................................................4
The Trust Fund.................................................................8
Use of Proceeds................................................................9
Vanderbilt Mortgage and Finance, Inc..........................................10
Underwriting Policies.........................................................10
Yield Considerations..........................................................12
Maturity and Prepayment Considerations........................................12
Description of the Certificates...............................................13
Description of FHA Insurance and VA Guarantees................................27
Certain Legal Aspects of the Contracts........................................28
ERISA Considerations..........................................................34
Certain Federal Income Tax Consequences.......................................37
State and Local Tax Considerations............................................57
Legal Investment Considerations...............................................57
Ratings.......................................................................58
Underwriting..................................................................58
Legal Matters.................................................................59
Experts.......................................................................59
Glossary......................................................................60

                              Summary Information

     This summary highlights selected information from this document and does not contain all of the information to make your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the certificates offered to the public.

                         Manufactured Housing Contract
                 Senior/Subordinate Pass-Through Certificates,
                                 Series 2001-_

                                                                                           Initial Rating of
                                                                                            Certificates(2)
                                   Original Class                                      -------------------------
                                      Principal             Remittance Rate            Moody's            Fitch
Class                                Balance(1)               (per annum)              Rating            Rating
-----                              --------------           ---------------            -------           -------
Offered Certificates
Class A ARM
Class A-1
Class A-2
Class A-3
Class A-4
Class A-5
Class M-1
Class B-1
Class B-2

Non-Offered Certificates
Class R

______________
(1)  This amount is subject to a variance of plus or minus 5%.
(2) A description of the ratings of the certificates is set forth under the heading "Certificate Rating" in this prospectus supplement.

The Trust Fund

     A trust fund will be established pursuant to a pooling and servicing agreement, dated as of __________, 2001, among Vanderbilt Mortgage and Finance, Inc., as seller and servicer[, Clayton Homes, Inc., as provider of the limited guarantee,] and ________________, as trustee.

Seller

     o Vanderbilt Mortgage and Finance, Inc. maintains its principal office at 500 Alcoa Trail, Maryville, Tennessee 37804. Its telephone number is (865) 380-3000.

Servicer

     o Vanderbilt Mortgage and Finance, Inc.
     o The Servicer will service all of the contracts either directly or through one or more sub-servicers.

Trustee

     o __________________.

Cut-off Date

     o __________, 2001.

Closing Date

     o __________, 2001.

Remittance Date

     o The ____ day of each month or if such day is not a business day, the next business day. The first remittance date will be __________, 2001.

Designations

o Offered Certificates--Class A ARM, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2.

o Fixed Pool Certificates--Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2.

o    Adjustable Pool Certificates--Class A ARM.

o    Senior Fixed Pool Certificates--Class A-1, Class A-2, Class A-3 and Class
     A-4.

o    Senior Certificates--Class A ARM, Class A-1, Class A-2, Class A-3 and
     Class A-4.

o    Subordinate Certificates--Class A-5, Class M-1, Class B-1 and Class B-2

o Fixed Rate Certificates--Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class B-1 and Class B-2.

o    Floating Rate Certificates--Class A-1 and Class A ARM Certificates.

The Contracts

     The trust fund will consist of two separate pools of manufactured housing installment sales contracts, installment loan agreements and mortgage loans consisting of ______ contracts, with an aggregate unpaid principal balance of approximately $______________ as of the cut-off date. Generally, the Fixed Pool Certificates relate to the fixed rate contracts and the Adjustable Pool Certificates relate to the adjustable rate contracts.

     ________ contracts, with an aggregate unpaid principal balance of approximately $______________ as of the cut-off date, are manufactured housing installment sales contracts, installment loan agreements and mortgage loans originated by manufactured housing dealers and purchased by Vanderbilt from such dealers or originated by Vanderbilt. Certain of these dealers are affiliates of Clayton.

     Vanderbilt purchased the remaining contracts from different financing companies, financial institutions and other lenders. [A portion of such contracts were originated or acquired by 21st Century Mortgage Corporation.]

For additional information with respect to the contracts, we refer you to the table below and "The Contract Pool" in this prospectus supplement for more detail.

                              Summary of Contract
                    Characteristics as of the Cut-off Date
                                 (Approximate)

All Contracts

Pool Balance                                                                                            $
Number of Contracts
Average Contract Balance                                                                                $
Location of homes                                                                                            states
Percentage by Outstanding Principal Balance with Monthly Payments                                                 %
Percentage by Outstanding Principal Balance with Bi-Weekly Payments                                               %

Fixed Rate Contracts

Pool Balance                                                                                            $
Number of Contracts
Average Contract Balance                                                                                $
Weighted Average APR                                                                                              %
Range of APRs                                                                                               % to  %
Weighted Average Original Term to Scheduled Maturity (at origination)                                        months
Weighted Average Remaining Term to Scheduled Maturity (at the cut-off date)                                  months
Latest maturity date of any Fixed Rate Contract                                                    __________, ____

Adjustable Rate Contracts

Pool Balance                                                                                             $
Number of Contracts
Average Contract Balance                                                                                 $
Percentage by Outstanding Principal Balance with Periodic Caps of 1%                                              %
Percentage by Outstanding Principal Balance with Periodic Caps of 2%                                              %
Percentage by Outstanding Principal Balance with a Lifetime Cap of 5% over the initial APR                        %
Percentage by Outstanding Principal Balance with a Lifetime Cap of 6% over the initial APR                        %
Weighted Average APR as of the Cut-off Date                                                                       %
Range of APR as of the Cut-off Date                                                                        % to   %
Weighted Average Maximum APR+                                                                                     %
Range of Maximum APR+                                                                                      % to   %
Weighted Average Minimum APR++                                                                                    %
Range of Minimum APR++                                                                                     % to   %
Weighted Average Gross Margin                                                                                     %
Range of Gross Margins                                                                                     % to   %
Weighted Average Original Term to Scheduled Maturity (at origination)                                        months
Weighted Average Remaining Term to Scheduled Maturity (at the cut-off date)                                  months
Latest Maturity Date of any Adjustable Rate Contract                                               __________, ____
+   Excludes loans with no maximum APR.
++  Assumes minimum APR to be equal to the gross margin.
We refer you to "The Contract Pool" in this prospectus supplement for more detail.

Final Scheduled Remittance Dates

     The final scheduled remittance date of each class of certificates is as follows:

                                        Final Scheduled
Class                                   Remittance Date
-----                                   ---------------
Class A ARM(2)
Class A-1(1)
Class A-2(1)
Class A-3(1)
Class A-4(1)
Class A-5(2)
Class M-1(2)
Class B-1(1)
Class B-2(2)

(1) Determination of the final scheduled remittance dates is based on the following assumptions: (i) there are no defaults, prepayments or delinquencies with respect to payments due based on the assumed contract characteristics (set forth in "Yield and Prepayment Considerations" in this prospectus supplement) and (ii) the seller or servicer does not exercise its right to purchase the contracts and the related trust property when the current balance of the contracts declines below 10% of the balance of the contracts as of the cut-off date.

(2) The final scheduled remittance date for these classes is the remittance date in the month following the date on which the contracts with the latest scheduled maturity date in the relevant pool amortizes according to their terms.

It is anticipated that the actual final remittance date for each class may occur earlier than the final scheduled remittance date. In the event of large losses and delinquencies on the contracts, however, the actual payment on certain of the subordinated classes of certificates may occur later than the final scheduled remittance date and in certain scenarios, holders of such classes may incur a loss on their investment.

We refer you to "Yield and Prepayment Considerations" in this prospectus supplement for more detail.

Priority of Distributions

Funds available from payments and other amounts received on the contracts on any remittance date (less certain expenses and reimbursements) will be distributed in the following order:

     (1) to pay interest on the Senior Fixed Pool Certificates and the Class A ARM certificates, at their respective remittance rates together with any previously undistributed shortfalls in interest due, on a pro rata basis;

     (2) concurrently, to pay principal on the Class A ARM certificates in an amount equal to a formula amount dictated by principal payable on the adjustable rate contracts and, to pay principal on the Senior Fixed Pool Certificates in an amount equal to the then applicable class percentage of a formula amount dictated by principal payable on the fixed rate contracts for the remittance date, in the following order of priority:

     o    Class A-1

     o    Class A-2

     o    Class A-3

     o    Class A-4;

     (3) then, first, to pay interest and then to pay principal, in an amount equal to the then applicable class percentage of a formula amount dictated by the amount of principal payable on the fixed rate contracts for that remittance date, on the classes of certificates listed below, in the following order of priority:

     o    interest, then principal on Class A-5

     o    interest, then principal on Class M-1

     o    interest, then principal on Class B-1

     o interest, then principal on Class B-2 (subject, in certain instances, to a floor set forth in this prospectus supplement);

     After payment of the amounts above, the remaining amounts received on the contracts will be distributed to pay Vanderbilt (if Vanderbilt is the servicer) the servicing fee [and to reimburse Clayton with respect to any guarantee or enhancement payments,] in the order of priority set forth in this prospectus supplement. Remaining amounts will be paid to the holder of the Class R Certificate.

We refer you to "Description of the Certificates --Distributions" in this prospectus supplement for more detail.

Interest Distributions

     Interest accrues on the Fixed Rate Certificates during the calendar month prior to the related remittance date on the basis of an assumed 360-day year consisting of twelve 30-day months.

     Interest accrues on the Floating Rate Certificates (other than with respect to the first remittance date) based on the actual number of days during the period from the remittance date in the prior month to the day preceding the related remittance date and a 360 day year.

     On each remittance date, you will be entitled to the following:

o    Interest which has accrued during the related accrual period.

o    Interest due on any prior remittance date that has not been paid.

     Your interest entitlement may be reduced as a result of prepayments or losses on the contracts.

We refer you to "Description of the Certificates -- Distributions -- Interest Distributions" in this prospectus supplement for more information.

Principal Distributions

Fixed Pool Certificates:

     Prior to the remittance date in ______________, the Class A Fixed Pool Certificates will receive all principal distributions to the Fixed Pool Certificates in the order of priority described under "Description of the Certificates--Distributions."

     Thereafter, assuming delinquencies, defaults and losses on the fixed rate contracts remain below certain thresholds, principal is expected to be distributed on the Class A Fixed Pool Certificates, Class M-1 Certificates and Class B Certificates in proportion to their outstanding principal balances as set forth in this prospectus supplement.

     Payments on the Class B-2 Certificates are subject to a minimum principal balance test. If principal payments to the Class B-2 Certificates would reduce the principal balance of the Class B-2 Certificates below the minimum amount, such principal payments will be reallocated to more senior classes as set forth in this prospectus supplement.

We refer you to "Description of the Certificates--Distributions" in this prospectus supplement for more detail.

Adjustable Pool Certificates:

     On each remittance date, you will be entitled to receive principal distributions in an amount based on a formula which varies in relation to the amount of principal payable on the adjustable rate contracts for that remittance date.

We refer you to "Description of the Certificates -- Distributions" in this prospectus supplement for more detail.

Credit Enhancement

     Credit enhancement in the form of subordination is intended to reduce delays in distributions and losses on certain classes of certificates. The subordination feature will support the classes of certificates in varying degrees.

We refer you to "Description of the Certificates--Senior/Subordinate Structure" in this prospectus supplement for more detail.

Subordination

     There are two types of subordination with respect to the certificates:

1. The Senior Fixed Pool Certificates and the Class A ARM Certificates will receive distributions of interest prior to the Subordinate Certificates. The Senior Fixed Pool Certificates and the Class A ARM Certificates will receive distributions of principal prior to the Subordinate Certificates. If certain distribution tests are met, limited distributions of principal may be made to the Subordinate Certificates prior to the reduction of the principal balances of the Senior Certificates to zero. On each remittance date, each class of Subordinate Certificates will generally receive its interest and principal distribution in the following order: Class A-5, Class M-1, Class B-1 and Class B-2; and

2. Losses resulting from the liquidation of defaulted contracts will be absorbed by the Subordinate Certificates in the following order: Class B-2, Class B-1, Class M-1 and Class A-5.

We refer you to "Description of the Certificates--Senior/Subordinate Structure" and "--Losses on Liquidated Contracts" in this prospectus supplement for more detail.

Optional Repurchase

If the aggregate pool scheduled principal balance of the contracts declines below 10% of the aggregate pool principal balance as of the cut-off date, then the servicer and the seller (if the seller is no longer the servicer) each have the option to purchase all of the contracts and the other property in the trust fund. If the servicer or seller purchases all of the contracts, you will receive a final distribution and then the trust fund will be terminated.

We refer you to "Description of the Certificates--Optional Termination" in this prospectus supplement for more detail.

[Limited Guarantee of Clayton

Clayton will guarantee the payment of interest and principal on the Class B-2 Certificates. No other certificates have the benefit of this guarantee.

The limited guarantee, if applicable, will be an unsecured general obligation of Clayton and will not be supported by any letter of credit or other enhancement arrangement. We refer you to "Where You Can Find More Information" in the Prospectus.

At Clayton's option and subject to certain conditions, the limited guarantee may be replaced by an alternate credit enhancement. Such credit enhancement may consist of cash or securities deposited by Clayton, or any other person, in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party.

We refer you to "Description of the Certificates -- Limited Guarantee of Clayton" and "-- Alternate Credit Enhancement" in this prospectus supplement for more detail.]

Advances

If the servicer reasonably believes that cash advances can be recovered from a delinquent obligor then the servicer will make cash advances to the trust fund to cover delinquent scheduled payments on the contracts. The servicer will make advances to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses. The trust fund will reimburse the servicer for such advances.

We refer you to "Description of the Certificates -- Advances" in this prospectus supplement for more detail.

Federal Income Tax Consequences

For federal income tax purposes:

o An election will be made to treat the trust fund as a "real estate mortgage investment conduit," or REMIC.

o Each class of certificates other than the Class R Certificate will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC.

o The Class R Certificate will represent the beneficial ownership of the sole class of "residual interest" in the REMIC. Certain types of investors may not purchase the Class R Certificate.

We refer you to "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more detail.

ERISA Considerations

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 and section 4975 of the Internal Revenue Code of 1986 can limit investments by certain pension and other employee benefit plans. For example, the acquisition of certificates by certain plans may be considered a "prohibited transaction" under ERISA; however, certain exemptions from the prohibited transactions rules could apply. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA or section 4975 of the Code, you should consult with your counsel regarding the application of the provisions of ERISA and the Code before purchasing a certificate.

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and in the prospectus, it is expected that pension or employee benefit plans subject to ERISA or section 4975 of the Code may purchase offered Certificates.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The Class A ARM Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

The other certificates will not be "mortgage related securities" for purposes of SMMEA.

We refer you to "Legal Investment Considerations" in this prospectus supplement and in the prospectus for more detail.

Certificate Rating

The trust fund will not issue the Offered Certificates unless they have been assigned the ratings designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

We refer you to "Certificate Rating" in this prospectus supplement for more detail.

                                 Risk Factors

     You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

Prepayments on Contracts May Adversely Affect Yield of Offered Certificates

     The rate of principal distributions and the average life of your certificates will be directly related to the rate of principal payments on the contracts. Obligors may prepay a contract in full or in part at any time. The contracts do not impose any prepayment penalties. For example, the rate of principal payments on the contracts will be affected by the following:

     o    the amortization schedules of the contracts;

     o partial prepayments and prepayments resulting from refinancing by obligors;

     o    liquidations of defaulted contracts by the servicer;

     o repurchases of contracts by the seller due to defective documentation or breaches of representations and warranties in the pooling and servicing agreement; and

     o the optional purchase by the seller or servicer of all of the contracts in connection with the termination of the trust fund.

     Prepayments on the contracts are influenced by a variety of economic, geographic, social and other factors. For example, if interest rates for similar types of contracts fall below the interest rates on the contracts, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar contracts rise above the interest rates on the contracts, the rate of prepayment would generally be expected to decrease.

     We cannot predict the rate at which obligors will repay their contracts. Please consider the following:

     o If you are purchasing a certificate at a discount, your yield may be lower than expected if principal payments on the contracts occur at a slower rate than you expected.

     o If you are purchasing a certificate at a premium, your yield may be lower than expected if principal payments on the contracts occur at a faster rate than you expected.

     o The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

     o In addition, in the event a contract is prepaid in full, interest on that contract will cease to accrue on the date of prepayment. If such prepayments and related interest shortfalls are sufficiently high in a month, with respect to a group of certificates, the amount available for the next remittance date could be less than the amount of principal and interest that would be distributable to the applicable certificateholders, in the absence of such shortfalls.

     We refer you to "Yield and Prepayment Considerations" in this prospectus supplement for more detail.

Risks of Holding Subordinate Certificates

     The protections afforded the Senior Certificates in this transaction create risks for the Subordinate Certificates. Before purchasing Subordinate Certificates, you should consider the following factors that may have a negative impact on your yield:

     o Because the Subordinate Certificates receive distributions after the Senior Certificates, there is a greater likelihood that one or more classes of Subordinate Certificates will not receive the distributions to which they are entitled on any remittance date.

     o If the servicer determines not to advance a delinquent payment because that amount is not recoverable from an obligor, there will be a shortfall in distributions on the certificates which will initially impact the Subordinate Certificates.

     o The Subordinate Certificates are not entitled to a proportionate share of principal payments on the contracts until (a) the beginning of the fifth year after the closing date and (b) the satisfaction of certain delinquency and performance tests.

     o Losses resulting from the liquidation of defaulted contracts will initially be absorbed by the Subordinate Certificates. The liquidation losses on the contracts and resulting deficiencies in the amount available to pay the certificates will, in effect, be absorbed by the Subordinate Certificates in the following order:
          Class B-2, Class B-1, Class M-1 and Class A-5.

     o The earlier a loss on a contract occurs, the greater the impact on yield.

     o The risks presented in this section are more severe for the more subordinate classes of certificates (i.e., Class B-1 and Class B-2 Certificates). No class of Subordinate Certificates will receive a distribution on any remittance date prior to the class or classes of Subordinate Certificates of a higher priority. With limited exceptions, losses on the contracts are allocated to the most junior classes of certificates outstanding. In addition, if losses on the contracts exceed certain levels, the amounts that these classes would otherwise receive will be distributed to the classes of Subordinate Certificates with a higher priority.

     Please review "Description of the Certificates" and "Yield and Prepayment Considerations" in this prospectus supplement for more detail.

Limited Source of Payments - No Recourse to Seller, Servicer or Trustee

     The contracts are the sole source of distributions for the certificates (except to the extent of the limited guarantee or alternate credit enhancement with respect to the Class B-2 Certificates). The Certificates do not represent an interest in or obligation of the seller, the servicer, the trustee or any of their affiliates, except for (i) the limited obligations of the seller with respect to certain breaches of its representations and warranties, (ii) the servicer with respect to its servicing obligations [and (iii) Clayton, as the provider of the limited guarantee with respect to the Class B-2 Certificates]. Neither the certificates nor the contracts will be guaranteed by or insured by any governmental agency or instrumentality, the seller, the servicer, the trustee or any of their affiliates (except to the extent of the limited guarantee in respect of the Class B-2 Certificates). Consequently, if payments on the contracts are insufficient to make all payments required on the certificates, you may incur a loss on your investment.

[Limited Guarantee of Clayton is an Unsecured General Obligation of Clayton

     The limited guarantee, if applicable, will be an unsecured general obligation of Clayton and will not be supported by any letter of credit or other enhancement arrangement.

     See "Where You Can Find More Information" in the prospectus.]

[Alternate Credit Enhancement May Be Exhausted and Result in Losses

     If Clayton has replaced the limited guarantee with an alternate credit enhancement and such alternate credit enhancement is exhausted, Clayton has no obligation to replace such enhancement. Consequently, the Class B-2 Certificates may bear a greater risk relating to losses on the contracts than if the limited guarantee was in place and Clayton was able to make payments pursuant to the limited guarantee.]

Lack of Secondary Market for the Offered Certificates

     The underwriters named on the cover of this prospectus supplement intend to make a market for the purchase and sale of the Offered Certificates after their initial issuance but have no obligation to do so. There is currently no secondary market for the Offered Certificates. We cannot give you any assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. Your limited ability to resell your certificates could adversely affect the market value of your certificates and result in losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     In addition, the Fixed Pool Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the certificates, limiting the market for the certificates.

Geographic Concentration and Depreciation in Value of Manufactured Homes

     An investment in the certificates evidencing interests in the contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts. The geographic location of the manufactured homes securing the contracts is set forth in "The Contract Pool" in this prospectus supplement.

     Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of the manufactured homes could be or become lower than the principal balances of the related contracts.

     See "The Contract Pool" in this prospectus supplement.

Certain Matters Relating to Insolvency

     If Vanderbilt becomes involved in bankruptcy proceedings, distributions to you could be delayed or reduced.

     Please review "Risk Factors--If Vanderbilt Mortgage and Finance, Inc. becomes insolvent, there may be delays or reductions in distributions on your certificates" in the prospectus for more detail.

Security Interests and Certain Other Aspects of the Contracts

     A variety of factors may limit the ability of the servicer, on behalf of the certificateholders, to realize upon the manufactured homes or other property securing the contracts or may limit the amount realized to less than the amount due.

     See "Risk Factors--Risks relating to enforceability of the contracts" in the prospectus.

Consequences of Owning Book-Entry Certificates

     Limit on Liquidity of Certificates. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only though DTC, Clearstream, Euroclear, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC, Clearstream or Euroclear system or otherwise to take actions in respect of your certificates, may be limited due to lack of a physical certificate.

     Delays in Distributions. You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to Cede & Co. for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     Please review "Description of the Certificates--Registration of the Offered Certificates" in this prospectus supplement for more detail.

Basis Risk with Respect to the Class A ARM Certificates and Class A-1
Certificates

     With respect to the fixed rate contracts, interest will accrue at a fixed rate which may differ from the LIBOR based rate generally payable to the holders of the Class A-1 Certificates. Moreover, interest rates on the fixed rate contracts do not adjust while the rate on the Class A-1 Certificates does adjust. Accordingly, the amount of collections with respect to interest on the fixed rate contracts available to pay interest on the Class A-1 Certificates (which may have increased) and other amounts due on the Class A-1 Certificates during such period may be less than would be the case if the interest rates on the fixed rate contracts matched the index and adjustment frequency of the Class A-1 Certificates.

     With respect to the adjustable rate contracts, interest will accrue based on indices which may differ from the rates payable to the holders of the Class A ARM Certificates. In addition, interest rates on the adjustable rate contracts generally adjust less frequently than the rates on the Class A ARM Certificates. Accordingly, the amount of collections with respect to interest on the adjustable rate contracts available to pay interest on the Class A ARM Certificates and other amounts due on the Class A ARM Certificates during such period may be less than would be the case if the interest rates on the adjustable rate contracts matched the interest rates and adjustment frequency of the Class A ARM Certificates.

                               The Contract Pool

     The "Contracts" consist of fixed rate and variable rate manufactured housing installment sales contracts and installment loan agreements (the "Manufactured Housing Contracts") and mortgage loans (the "Mortgage Loans"). The Manufactured Housing Contracts are secured by security interests in manufactured homes, as defined in this prospectus supplement (the "Manufactured Homes"), purchased with the proceeds of the Contracts and, with respect to certain of the Contracts (the "Land-and-Home Contracts"), secured by liens on the real estate on which the related Manufactured Homes are located. The Mortgage Loans are secured by one-to four-family residential properties (the "Mortgaged Properties"). All of the Contracts in the Trust Fund (the "Contract Pool") have been purchased or originated by Vanderbilt Mortgage and Finance, Inc. (the "Company" or "Vanderbilt"). The Contracts, as of origination, were secured by Manufactured Homes or Mortgaged Properties located in ___ states, the District of Columbia and the U.S. Virgin Islands. The statistical information presented in this Prospectus Supplement concerning the Contract Pool is based on the Contract Pool of Contracts as of ______, ___ (the "Cut-off Date").

     A description of the Company's general practice with respect to the origination or purchase, on an individual basis, of manufactured housing contracts is set forth under "Underwriting Policies" in the Prospectus.

     Under the pooling and servicing agreement dated as of ________________, among Vanderbilt, as seller and servicer (in such capacities, the "Seller" and "Servicer"), Clayton and the Trustee (the "Agreement"), the Manufactured Homes are required to comply with the requirements of certain federal statutes which generally require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes also must include plumbing, heating, air conditioning and electrical systems. Management of the Company estimates that in excess of 92% of the Manufactured Homes are used as primary residences by the obligors under the Contracts secured by such Manufactured Homes.

     The Agreement requires the Servicer to maintain hazard insurance policies with respect to each Manufactured Home (other than a Manufactured Home in repossession) in the amounts and manner set forth under "Description of the Certificates--Servicing" in the prospectus. Generally, no other insurance will be maintained with respect to the Manufactured Homes or the Contracts.

     The Company will cause to be conveyed to the Trustee the Contracts and all rights to receive payments on the Contracts that have not been received prior to the Cut-off Date, including any such payments that were due prior to such date but were not received prior to that date. Payments due on or after the Cut-Off Date, that have been received by the Company prior to the Cut-off Date, will be the property of the Company and will not be part of the Trust Fund. The Servicer will retain physical possession of the Contract documents (other than certain documents related to the Land-and-Home Contracts and the Mortgage Loans which will be held by a custodian on behalf of the Trustee). See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement.

     The Contract Pool will consist of ________ Contracts having an aggregate outstanding principal balance as of the Cut-off Date of $______________ (subject to a permitted variance of plus or minus 5%) (the "Cut-off Date Pool Principal Balance"). Each Contract was originated on or after ________________. _______ of the Contracts, having an aggregate outstanding principal balance as of the Cut-off Date of approximately $______________ are manufactured housing installment sale contracts or mortgage loans originated by manufactured housing dealers and purchased by the Company from such dealers or originated by the Company. Certain of these dealers are affiliates of Clayton, the parent of the Company. The Company purchased the remaining _______ Contracts, having an aggregate outstanding principal balance as of the Cut-off Date of approximately $_____________, from different financing companies, financial institutions and other lenders.

     [Approximately ____% (by aggregate outstanding principal balance) of the Contracts (the "21st Century Contracts") having an aggregate outstanding principal balance as of the Cut-off Date of approximately $_____________ were originated or acquired by 21st Century Mortgage Corporation, a Delaware corporation ("21st Century"). 21st Century was founded in 1995 for the origination, acquisition and servicing of manufactured housing contracts like the Contracts. Certain of the officers of 21st Century were previously officers of the Company and the President of the Company is a member of the Board of Directors of 21st Century. Clayton is a 50% stockholder of 21st Century. 21st Century will act as subservicer for the 21st Century Contracts. The Servicer, however, will remain primarily liable for the servicing of the 21st Century Contracts. The underwriting standards employed by 21st Century are similar to the standards used by the Company.]

     [While the 21stCentury Contracts were originated using underwriting guidelines similar to those of the Company, there can be no assurance that the losses and delinquencies on the 21st Century Contracts will not be higher than those on the other Contracts.]

     In 2000, the Company introduced a new loan product (the "Equity Builder Loan"), an installment loan agreement requiring interest-only payments during its first year. After the first year, the payment amount steps up annually in order to amortize the loan principal. The amount of such increase is based upon a percentage of the required interest payment during the first year. An obligor under an Equity Builder Loan has the option during the term of the loan to convert the unpaid loan balance to a 20-year total amortization schedule. There are ____ Equity Builder Loans in the Contract Pool, having an aggregate outstanding principal balance of approximately $_____________ representing approximately ____% of the Contract Pool by aggregate outstanding principal balance as of the Cut-off Date.

     Approximately _____% of the Contracts having an aggregate outstanding principal balance as of the Cut-off Date of approximately $_____________ are re-financed contracts originated by the Company. Of such Contracts, approximately $____________ by aggregate outstanding principal balance as of the Cut-off Date are cash-out refinancings.

     Approximately _____% of the Contracts having an aggregate outstanding principal balance as of the Cut-off Date of approximately $_____________ are Land-and-Home Contracts (excluding Mortgage Loans).

     Approximately _____% of the Contracts having an aggregate outstanding principal balance of $_____________ are Mortgage Loans.

     Each Fixed Rate Contract will bear a fixed contract rate of interest (the "APR"). Each Adjustable Rate Contract has an adjustable APR, as further described herein. Most of the Contracts, other than "step-up rate" Contracts described below, provide for level payments over the entire term of the Contract. The APR of a step-up rate Contract steps up on a particular date from its initial APR. As of the Cut-off Date approximately _____% of the Contracts by aggregate outstanding principal balance are step-up rate Contracts which are still bearing interest at less than their maximum APR. With respect to such step-up rate Contracts, the total amount and the principal portion of each scheduled payment is determined on a basis that would cause the Contract to be fully amortized over its term if the Contract were to bear interest during its entire term at its initial APR and were to have level payments over its entire term. The total amount and principal portion of each scheduled payment due once the Contracts are bearing their respective fully stepped-up rates is determined on a basis that would cause the Contract (which would then be bearing interest at a stepped-up rate) to be fully amortized over its remaining term on a level-payment basis. Approximately _____% of the Contracts by aggregate outstanding principal balance as of the Cut-off Date provide for one remaining rate increase and will increase by approximately _____% within the next twelve months. Vanderbilt has represented that all of the Contracts will be at their fully stepped-up rate by _________________.

     Approximately _____% of the Contracts (the "Bi-weekly Contracts") by aggregate outstanding principal balance as of the Cut-off Date have bi-weekly scheduled payments of principal and interest. There are _______ Contracts with semi-monthly scheduled payments of principal and interest ("Semi-Monthly Contracts"). The remainder of the Contracts have monthly scheduled payments of principal and interest. Under a Bi-weekly Contract the obligor authorizes the Company to automatically debit the obligor's account for the payment of each scheduled payment. If the obligor terminates such account or the authorization of the Company to debit such account, then such Bi-weekly Contract is converted to a Contract with scheduled monthly payments.

     Each Contract fully amortizes the principal balance of the Contract over the term of the Contract. All of the Contracts are actuarial obligations. The portion of each scheduled payment for any Contract allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest (or 14 days' interest in the case of a Bi-weekly Contract and one-half of one month's interest in the case of any Semi-Monthly Contract) on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months (whether or not such scheduled payments were timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly, bi-weekly or semi-monthly payment of a Contract will be applied to interest and to principal in accordance with such precomputed allocation whether such scheduled payments are received in advance of or subsequent to the day of the month (or in the case of a Bi-weekly Contract or any Semi-Monthly Contract, each day in the month) on which each scheduled payment of principal and interest is due on a Contract, exclusive of any days of grace (the "Due Date"). All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on the Contracts) will be applied when received to current and any previously unpaid scheduled monthly payments in the order of the Due Dates of such payments and any payments that exceed the amount necessary to bring the Contract current are applied to the partial prepayment of principal of the Contract.

     In certain instances, the Company finances the purchase of the Manufactured Home and takes as additional security a mortgage on the real property on which the Manufactured Home is located or, in certain cases, a mortgage on other property pledged on behalf of the obligor. The Company may also take a mortgage on the real property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit, or as additional security. Approximately _____% of the Contracts by outstanding principal balance as of the Cut-off Date are secured by a mortgage on the real property on which the Manufactured Home is located in lieu of a down payment in the form of cash or the value of a trade-in unit. See "Certain Legal Aspects of the Contracts" in the prospectus.

Fixed Rate Contracts

     As of the Cut-off Date, the aggregate outstanding principal balance of the Fixed Rate Contracts will equal $______________ (subject to a permitted variance of plus or minus 5%) (the "Fixed Pool Cut-off Date Principal Balance"). _____% of the Fixed Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes or Mortgaged Properties which were new at the time the related Fixed Rate Contracts were originated and _____% of the Fixed Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes or Mortgaged Properties which were used at the time the related Fixed Rate Contracts were originated. Each Fixed Rate Contract has an APR of at least _____% and not more than _____%. The weighted average APR of the Fixed Rate Contracts as of the Cut-off Date is approximately _____%. The Fixed Rate Contracts have remaining maturities as of the Cut-off Date of at least ___ months but not more than ___ months and original maturities of at least ___ months but not more than ___ months. As of the Cut-off Date, the Fixed Rate Contracts had a weighted average original term to scheduled maturity of approximately ___ months, and a weighted average remaining term to scheduled maturity of approximately ___ months. The remaining term to stated maturity of a Fixed Rate Contract is as of the Cut-off Date. The average outstanding principal balance of the Fixed Rate Contracts as of the Cut-off Date was $___________. The weighted average loan-to-value ratio at the time of origination of the Fixed Rate Contracts was approximately _____%. Generally, "value" in such calculation is equal to the sum of the down payment (which includes the value allocated to any trade-in unit or land pledged as additional security or in lieu of a down payment), the original amount financed on the related Contract, which may include sales and other taxes, and, in the case of a Land-and-Home Contract, the value of the land securing the Contract as estimated by the dealer. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Fixed Rate Contracts are secured by Manufactured Homes and/or real estate located in ___ states, the District of Columbia and the U.S. Virgin Islands. Approximately _____%, _____%, _____%, _____%, _____%, _____% and _____% of the Fixed Rate Contracts
by aggregate outstanding principal balance as of the Cut-off Date were secured by Manufactured Homes or real estate located in _________, _________, _________, _________, _________, _________ and _________, respectively. No other state represented more than _____% of the Fixed Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date.

                             Fixed Pool Statistics

     Set forth below is a description of certain additional characteristics of the Fixed Rate Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.


             Geographical Distribution of Manufactured Homes as of Origination - Fixed Rate Contracts

                                                                                                  Percentage of
                                                                           Aggregate          Fixed Rate Contracts
                                                    Number of          Principal Balance         by Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
State                                          As of Cut-off Date         Cut-off Date         As of Cut-off Date
-----                                          ------------------      -----------------      ---------------------
Alabama...................................                               $
Alaska....................................
Arizona...................................
Arkansas..................................
California................................
Colorado..................................
Delaware..................................
Florida...................................
Georgia...................................
Idaho.....................................
Illinois..................................
Indiana...................................
Iowa......................................
Kansas....................................
Kentucky..................................
Louisiana.................................
Maine.....................................
Maryland..................................
Massachusetts.............................
Michigan..................................
Minnesota.................................
Mississippi...............................
Missouri..................................
Montana...................................
Nebraska..................................
Nevada....................................
New Hampshire.............................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
North Dakota..............................
Ohio......................................
Oklahoma..................................
Oregon....................................
Pennsylvania..............................
South Carolina............................
South Dakota..............................
Tennessee.................................
Texas.....................................
Utah......................................
Vermont...................................
Virginia..................................
Washington................................
Washington DC.............................
West Virginia.............................
Wisconsin.................................
Wyoming...................................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

           Years of Origination of Contracts - Fixed Rate Contracts

                                                                                                  Percentage of
                                                                           Aggregate          Fixed Rate Contracts
                                                    Number of          Principal Balance         by Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Year of Origination                            As of Cut-off Date         Cut-off Date         As of Cut-off Date
-------------------                            ------------------      -----------------      ---------------------
1991......................................                               $
1992......................................
1993......................................
1994......................................
1995......................................
1996......................................
1997......................................
1998......................................
1999......................................
2000......................................
2001......................................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


                         Distribution of Original Contract Amounts - Fixed Rate Contracts

                                                                                                  Percentage of
                                                                           Aggregate          Fixed Rate Contracts
                                                    Number of          Principal Balance         by Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Original Contract Amount                       As of Cut-off Date         Cut-off Date         As of Cut-off Date
------------------------                       ------------------      -----------------      ---------------------
      $ 0.00 -  $5,000.00.................                               $
    5,000.01 -  10,000.00.................
   10,000.01 -  15,000.00.................
   15,000.01 -  20,000.00.................
   20,000.01 -  25,000.00.................
   25,000.01 -  30,000.00.................
   30,000.01 -  35,000.00.................
   35,000.01 -  40,000.00.................
   40,000.01 -  45,000.00.................
   45,000.01 -  50,000.00.................
   50,000.01 -  55,000.00.................
   55,000.01 -  60,000.00.................
   60,000.01 -  65,000.00.................
   65,000.01 -  70,000.00.................
   70,000.01 -  75,000.00.................
   75,000.01 -  80,000.00.................
   80,000.01 -  85,000.00.................
   85,000.01 -  90,000.00.................
   90,000.01 -  95,000.00.................
   95,000.01 - 100,000.00.................
  100,000.01 - 105,000.00.................
  105,000.01 - 110,000.00.................
  110,000.01 - 115,000.00.................
  115,000.01 - 120,000.00.................
  120,000.01 - 125,000.00.................
  125,000.01 - 130,000.00.................
  130,000.01 - 135,000.00.................
  135,000.01 - 140,000.00.................
  140,000.01 - 145,000.00.................
  150,000.01 - 155,000.00.................
  155,000.01 - 160,000.00.................
  165,000.01 - 170,000.00.................
  170,000.01 or greater...................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

______________
* Indicates an amount greater than zero but less than 0.005% of the aggregate principal balance of the Contracts as of the Cut-off Date.


                      Distribution of Original Loan-to-Value Ratios(1) - Fixed Rate Contracts

                                                                                                  Percentage of
                                                                           Aggregate          Fixed Rate Contracts
                                                    Number of          Principal Balance         by Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Original Loan-to-Value Ratio                   As of Cut-off Date         Cut-off Date         As of Cut-off Date
----------------------------                   ------------------      -----------------      ---------------------
Less than   61.000%.......................                               $
  61.000%-  65.999%.......................
  66.000 -  70.999........................
  71.000 -  75.999........................
  76.000 -  80.999........................
  81.000 -  85.999........................
  86.000 -  90.999........................
  91.000 - 100.000........................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

______________
(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.

              Cut-off Date Contract Rates - Fixed Rate Contracts

                                                                                                  Percentage of
                                                                           Aggregate          Fixed Rate Contracts
                                                    Number of          Principal Balance         by Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
  Contract Rate                                As of Cut-off Date         Cut-off Date         As of Cut-off Date
  -------------                                ------------------      -----------------      ---------------------
   0.000% -  8.000%.......................                               $
   8.001% -  9.000%.......................
   9.001% - 10.000%.......................
  10.001% - 11.000%.......................
  11.001% - 12.000%.......................
  12.001% - 13.000%.......................
  13.001% - 14.000%.......................
  14.001% - 15.000%.......................
  15.001% - 16.000%.......................
  16.001% - 17.000%.......................
  17.001% - 18.000%.......................
  18.001% - 19.000%.......................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


              Remaining Months to Maturity - Fixed Rate Contracts

                                                                                                  Percentage of
                                                                           Aggregate          Fixed Rate Contracts
                                                    Number of          Principal Balance         by Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Months Remaining As of Cut-off Date            As of Cut-off Date         Cut-off Date         As of Cut-off Date
-----------------------------------            ------------------      -----------------      ---------------------
   1 -  72...............................                               $
  73 -  84...............................
  85 - 120...............................
 121 - 156...............................
 157 - 180...............................
 181 - 240...............................
 241 - 300...............................
 301-  360...............................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

Adjustable Rate Contracts

     As of the Cut-off Date, the aggregate outstanding principal balance of the Adjustable Rate Contracts will equal approximately $_____________ (subject to a permitted variance of plus or minus 5%) (the "Adjustable Pool Cut-off Date Principal Balance"). _____% of the Adjustable Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were new at the time the related Adjustable Rate Contracts were originated and _____% of the Adjustable Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date are secured by Manufactured Homes which were used at the time the related Adjustable Rate Contracts were originated. All of the Adjustable Rate Contracts are variable rate Contracts that adjust annually initially at the date set forth in the related Contract and at regular intervals thereafter (each such date, a "Change Date") to equal the sum of (i) the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of five years as made available by the Federal Reserve Board (the "Index") on a "lookback date" (a date specified in each Contract which occurs up to a specified number of days before the applicable Change Date) and (ii) the number of basis points set forth in such Contract (the "Gross Margin"), subject to rounding and to the effects of the Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The "Periodic Cap" limits changes in the APR for each Adjustable Rate Contract on each Change Date. The "Lifetime Cap" is the maximum APR that may be borne by an Adjustable Rate Contract over its life. The "Lifetime Floor" is the minimum APR that may be borne by an Adjustable Rate Contract over its life and is equal to the Gross Margin for such Adjustable Rate Contract. Each Adjustable Rate Contract has an APR of at least _____% and not more than _____%. The weighted average APR of the Adjustable Rate Contracts as of the Cut-off Date is approximately _____%. The Adjustable Rate Contracts have remaining maturities as of the Cut-off Date of at least ___ months but not more than 360 months and original maturities of at least
___ months but not more than ___ months. As of the Cut-off Date, the Adjustable Rate Contracts had a weighted average original term to scheduled maturity of approximately ___ months, and a weighted average remaining term to scheduled maturity of approximately ___ months. The remaining term to stated maturity of an Adjustable Rate Contract is as of the Cut-off Date. The average outstanding principal balance of the Adjustable Rate Contracts as of the Cut-off Date was $_________. The weighted average loan-to-value ratio at the time of origination of the Adjustable Rate Contracts was approximately _____%. The calculation of the loan-to-value for the Adjustable Rate Contracts is as set forth under the "The Contract Pool -- Adjustable Rate Contracts." Manufactured Homes, unlike site-built homes, generally depreciate in value, and it has been the Company's experience that, upon repossession, the market value of a Manufactured Home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The Adjustable Rate Contracts are secured by Manufactured Homes and/or real estate located in ___ states. Approximately _____%, _____%, _____%, _____%, and _____% of the Adjustable Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date were secured by Manufactured Homes or real estate located in ___________, ___________, ___________, ___________, and ___________, respectively. No other state represented more than _____% of the Adjustable Rate Contracts by aggregate outstanding principal balance as of the Cut-off Date.

     The Periodic Cap for the Adjustable Rate Contracts ranged from _____% to _____% with a weighted average of approximately _____%. The Months to Interest Roll (with respect to each Adjustable Rate Contract, the number of months from the Cut-off Date to the next adjustment of the APR of such Contract) for the Adjustable Rate Contracts as of the Cut-off Date ranged from __ to __ months with a weighted average of approximately _____ months. The weighted average Payment Roll Frequency (with respect to each Contract, the number of months between adjustments of the APR) for all Adjustable Rate Contracts was approximately _____ months.

                          Adjustable Pool Statistics

     Set forth below is a description of certain additional characteristics of the Adjustable Rate Contracts as of the Cut-off Date. Percentages may not add to 100.00% due to rounding. Totals may not add to aggregate balances due to rounding.

           Geographical Distribution of Manufactured Homes as of Origination - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
State                                          As of Cut-off Date         Cut-off Date         As of Cut-off Date
-----                                          ------------------      -----------------      ---------------------
Alabama...................................                               $
Arizona...................................
Arkansas..................................
Colorado..................................
Delaware..................................
Florida...................................
Georgia...................................
Indiana...................................
Kentucky..................................
Louisiana.................................
Maryland..................................
Mississippi...............................
Missouri..................................
New Jersey................................
New Mexico................................
New York..................................
North Carolina............................
Ohio......................................
Oklahoma..................................
Pennsylvania..............................
South Carolina............................
Tennessee.................................
Texas.....................................
Virginia..................................
Washington................................
West Virginia.............................
Wisconsin.................................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


                           Years of Origination of Contracts - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Year of Origination                            As of Cut-off Date         Cut-off Date         As of Cut-off Date
-------------------                            ------------------      -----------------      ---------------------
1997......................................                               $
1998......................................
1999......................................
2000......................................
2001......................................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


                       Distribution of Original Contract Amounts - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Original Contract Amount                       As of Cut-off Date         Cut-off Date         As of Cut-off Date
------------------------                       ------------------      -----------------      ---------------------
   10,000.01 -  15,000.00.................                               $
   15,000.01 -  20,000.00.................
   20,000.01 -  25,000.00.................
   25,000.01 -  30,000.00.................
   30,000.01 -  35,000.00.................
   35,000.01 -  40,000.00.................
   40,000.01 -  45,000.00.................
   45,000.01 -  50,000.00.................
   50,000.01 -  55,000.00.................
   55,000.01 -  60,000.00.................
   60,000.01 -  65,000.00.................
   65,000.01 -  70,000.00.................
   70,000.01 -  75,000.00.................
   75,000.01 -  80,000.00.................
   80,000.01 -  85,000.00.................
   85,000.01 -  90,000.00.................
   90,000.01 -  95,000.00.................
   95,000.01 - 100,000.00.................
  100,000.01 - 105,000.00.................
  105,000.01 - 110,000.00.................
  115,000.01 - 120,000.00.................
  140,000.01 - 145,000.00.................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


                   Distribution of Original Loan-to-Value Ratios(1) - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Original Loan-to-Value Ratio                   As of Cut-off Date         Cut-off Date         As of Cut-off Date
----------------------------                   ------------------      -----------------      ---------------------
Less than   61.000%.......................                               $
  61.000%-  65.999%.......................
  66.000 -  70.999........................
  71.000 -  75.999........................
  76.000 -  80.999........................
  81.000 -  85.999........................
  86.000 -  90.999........................
  91.000 - 100.000........................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

______________
(1) The definition of "Value" is set forth above. Manufactured Homes, unlike site-built homes, generally depreciate in value, and it should generally be expected, especially with Contracts with high loan-to-value ratios at origination, that any time after the origination of a Contract, the market value of the Manufactured Home securing such Contract may be lower than the outstanding principal balance of such Contract.


                            Cut-off Date Contract Rates - Adjustable Rate Contracts(1)

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
      Contract Rate                                 Contracts          Outstanding As of        Principal Balance
    As of Cut-off Date                         As of Cut-off Date         Cut-off Date         As of Cut-off Date
    ------------------                         ------------------      -----------------      ---------------------
   0.000% -  8.000%.......................                               $
   8.001% -  9.000%.......................
   9.001% - 10.000%.......................
  10.001% - 11.000%.......................
  11.001% - 12.000%.......................
  12.001% - 13.000%.......................
  13.001% - 14.000%.......................
  14.001% - 15.000%.......................
  15.001% - 16.000%.......................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

______________
(1) This table reflects the Contract Rates for the Adjustable Rate Contracts as of the Cut-off Date. It does not reflect any subsequent changes in the Contract Rates of the Adjustable Rate Contracts. Each Adjustable Rate Contract has an interest rate that adjusts annually to equal the sum of the monthly average yield on U.S. Treasury securities adjusted to a constant maturity of five years ("Five-year CMT") and a margin that is subject to rounding and the effects of the periodic cap (the maximum APR that may be borne by an Adjustable Rate Contract during a particular annual adjustment period), the lifetime cap (the maximum APR that may be borne by an Adjustable Rate Contract over its life) and the applicable lifetime floor (the minimum APR that may be borne by an Adjustable Rate Contract over its life), each of which is specified in the Adjustable Rate Contract.


           Remaining Months to Maturity - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
     Months Remaining                               Contracts          Outstanding As of        Principal Balance
    As of Cut-off Date                         As of Cut-off Date         Cut-off Date         As of Cut-off Date
    ------------------                         ------------------      -----------------      ---------------------
   1 -      72............................                               $
  73 -      84............................
  85 -     120............................
 121 -     156............................
 157 -     180............................
 181 -     240............................
 241 -     300............................
 301-      360............................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


           Distribution of Lifetime Cap - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
       Lifetime Cap                            As of Cut-off Date         Cut-off Date         As of Cut-off Date
       ------------                            ------------------      -----------------      ---------------------
  12.501% -    13.000%....................                               $
  13.001    -  13.500.....................
  13.501    -  14.000.....................
  14.001    -  14.500.....................
  14.501    -  15.000.....................
  15.001    -  15.500.....................
  15.501    -  16.000.....................
  16.001    -  16.500.....................
  16.501    -  17.000.....................
  17.001    -  17.500.....................
  17.501    -  18.000.....................
  18.001    -  18.500.....................
  18.501    -  19.000.....................
  19.001    -  19.500.....................
  19.501    -  20.000.....................
  20.001    -  20.500.....................
  20.501    -  21.000.....................
  21.001    -  21.500.....................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


                             Distribution of Gross Margins - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
       Gross Margin                            As of Cut-off Date         Cut-off Date         As of Cut-off Date
       ------------                            ------------------      -----------------      ---------------------
   3.001    -   3.500.....................                           $
   4.001    -   4.500.....................
   4.501    -   5.000.....................
   5.001    -   5.500.....................
   5.501    -   6.000.....................
   6.001    -   6.500.....................
   6.501    -   7.000.....................
   7.001    -   7.500.....................
   7.501    -   8.000.....................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


                       Distribution of Next Contract Rate Change - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
State                                          As of Cut-off Date         Cut-off Date         As of Cut-off Date
-----                                          ------------------      -----------------      ---------------------
August 2001...............................                           $
September 2001............................
October 2001..............................
January 2002..............................
February 2002.............................
March 2002................................
April 2002................................
May 2002..................................
June 2002.................................
July 2002.................................
August 2002...............................
September 2002............................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================


           Distribution of Periodic Cap - Adjustable Rate Contracts

                                                                                                  Percentage of
                                                                                                 Adjustable Rate
                                                                           Aggregate              Contracts by
                                                    Number of          Principal Balance           Outstanding
                                                    Contracts          Outstanding As of        Principal Balance
Periodic Cap                                   As of Cut-off Date         Cut-off Date         As of Cut-off Date
------------                                   ------------------      -----------------      ---------------------
1.000%....................................                           $
2.000.....................................
                                               ------------------      -----------------      ---------------------
         Total............................                               $                                  %
                                               ==================      =================      =====================

                     Vanderbilt Mortgage and Finance, Inc.

     The following information supplements the information under the headings "Vanderbilt Mortgage and Finance, Inc." and "Underwriting Policies" in the prospectus.

     The volume of manufactured housing contracts originated by the Company for the periods indicated below and certain other information at the end of such periods are as follows:


                             Contract Origination

                                                                                                          Six Month
                                                                                                         Period Ended
                                                             Year Ended June 30,                         December 31,
                                         -------------------------------------------------------------- --------------
                                          1996          1997         1998         1999         2000          2000
                                          ----          ----         ----         ----         ----          ----
Principal Balance of Contracts
   Originated (in thousands)...          $476,467     $646,624      $801,865    $1,085,484    $982,570     $371,800
Number of Contracts Originated.            16,910       21,691        24,304        30,165      26,161        9,940
Average Contract Size(1).......          $ 28,177     $ 29,811      $ 32,993    $   35,985    $ 37,559     $ 37,404
Average Interest Rate(1).......              10.72%      11.10%        10.51%        10.40%       10.85%      11.82%

______________
(1)  As of period end.

     The following table shows the size of the portfolio of manufactured housing contracts serviced by the Company on the dates indicated:

                         Contract Servicing Portfolio


                                                                                                              At
                                                                 At June 30,                             December 31,
                                         -------------------------------------------------------------- --------------
                                          1996          1997         1998         1999         2000          2000
                                          ----          ----         ----         ----         ----          ----
Total Number of Contracts
   Being Serviced(1)...........            74,154       85,912      108,045      119,396       129,814      133,940
Originated by the Company......            64,298       75,455       86,245       98,963       108,887      111,508
Acquired from other
   institutions................             9,856       10,457       21,800       20,433        20,927       22,432

______________
(1) Excludes contracts serviced by the Company on behalf of third parties other than Company sponsored trusts.

                           Delinquency Experience(1)


                                                                   At June 30,
                                              -------------------------------------------------------   At Dec.31,   At Dec. 31,
                                               1996       1997        1998         1999        2000        1999         2000
                                               ----       ----        ----         ----        ----        ----         ----
Total Number of Contracts
   Outstanding(2)(3)................            74,154      85,912     108,045     119,396     129,814     126,390     133,940
   Company Originations.............            64,298      75,455      86,245      98,963     108,887     103,716     111,508
   Acquisitions from other
     institutions...................             9,856      10,457      21,800      20,433      20,927      22,674      22,432
Number of Contracts Delinquent(4):
   Total 30 to 59 days past due.....               953       1,159       2,045       1,274       1,510       2,535       2,908
   Company Originations.............               761         982       1,048       1,016         962       1,563       1,942
   Acquisitions from other
     institutions...................               192         177         997         258         548         972         966
Total 60 to 89 days past due........               285         284         568         453         511         779         760
   Company Originations.............               238         236         268         332         339         410         540
   Acquisitions from other
     institutions...................                47          48         300         121         172         369         220
Total 90 days or more past due......               516         590       1,486       1,222       1,522       1,616       2,168
   Company Originations.............               341         440         547         610         809         815       1,292
   Acquisitions from other
     institutions...................               175         150         939         612         713         801         876
Total Contracts Delinquent(5).......             1,754       2,033       4,099       2,949       3,543       4,930       5,836
   Company Originations.............             1,340       1,658       1,863       1,958       2,110       2,788       3,774
   Acquisitions from other
     institutions...................               414         375       2,236         991       1,433       2,142       2,062
Total Contracts Delinquent(6).......             1,511       1,789       3,603       2,467       2,841       4,317       4,848
   Company Originations.............             1,211       1,503       1,711       1,825       1,820       2,558       3,263
   Acquisitions from other
     institutions...................               300         286       1,892         642       1,021       1,759       1,585
Total Delinquencies as a Percent(7)
   of Contracts Outstanding(5)......             2.37%       2.37%       3.79%       2.47%       2.73%       3.90%       4.36%
   Company Originations.............             2.08%       2.20%       2.16%       1.98%       1.94%       2.69%       3.38%
   Acquisitions from other
     institutions...................             4.20%       3.59%      10.26%       4.85%       6.85%       9.45%       9.19%
Total Delinquencies as a Percent(7)
   of Contracts Outstanding(6)......             2.04%       2.08%       3.34%       2.07%       2.19%       3.42%       3.62%
   Company Originations.............             1.88%       1.99%       1.98%       1.84%       1.67%       2.47%       2.93%
   Acquisitions from other
     institutions...................             3.04%       2.74%       8.68%       3.14%       4.88%       7.76%       7.07%

______________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the prospectus.
(2) Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of third parties other than Company-sponsored trusts.
(4) Including contracts that were repossessed during the prior 30-day period, and based on number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.
(5)  Including contracts that were repossessed during the prior 30-day period.
(6)  Excluding contracts that were repossessed during the prior 30-day period.
(7)  By number of contracts.

     The following table sets forth the loan loss/repossession experience of the Company and its affiliates for the manufactured housing contracts serviced by the Company.

                     Loan Loss/Repossession Experience(1)

                                                                                                         At or for    At or for
                                                                                                          the Six      the Six
                                                                                                           Month        Month
                                                                                                          Period       Period
                                                     At of for the Year Ended June 30,                     Ended        Ended
                                       --------------------------------------------------------------    December     December
                                        1996          1997         1998          1999         2000       31, 1999     31, 2000
                                        ----          ----         ----          ----         ----       --------     --------
                                                          (Dollars in thousands)
Total Number of Contracts
   Serviced(2)(3)............            74,154       85,912        99,819      119,396       129,814      126,390      133,940
   Company Originations......            64,298       75,455        86,245       98,963       108,887      103,716      111,508
   Acquisitions..............             9,856       10,457        13,574       20,433        20,927       22,674       22,432
Aggregate Principal Balance
   of Contracts Serviced(4)..        $1,456,103   $1,910,438    $2,340,583   $3,204,787    $3,713,688   $3,418,892   $3,932,980
   Company Originations......        $1,351,324   $1,749,645    $2,190,183   $2,787,204    $3,262,055   $3,029,785   $3,397,678
   Acquisitions..............        $  104,779   $  160,793    $  150,400   $  417,583    $  451,633   $  389,107   $  535,302
Net Losses from Contract
   Liquidations(5): .........
   Total Dollars(6)..........        $    2,052   $      715    $   17,861   $     39,764  $   49,751   $   24,962   $   31,933
   Company Originations......        $     (442)  $   (1,622)   $   15,099   $     24,671  $   37,552   $   18,510   $   26,990
   Acquisitions..............        $    2,494   $    2,337    $    2,762   $     15,093  $   12,199   $    6,452   $    4,943
Percentage of Average
   Principal Balance(7)......              0.15%         0.04%        0.84%         1.37%        1.44%        1.51%        1.67%
   Company Originations......            (0.04)%       (0.10)%        0.77%         0.99%        1.24%        1.27%        1.62%
   Acquisitions..............              2.16%         1.76%        1.70%         3.68%        2.81%        3.20%        2.00%
Total Number of Contracts in
   Repossession(3)...........               709          937         1,682        1,857         2,231        2,208        2,726
   Company Originations(8)...               635          885         1,229        1,374         1,774        1,772        2,252
   Acquisitions..............                74           52           453          483           457          436          474

______________
(1) Includes data on contracts originated by the Company and portfolios acquired by the Company from other financial institutions, as described under "Vanderbilt Mortgage and Finance, Inc." in the Prospectus.
(2) As of period end. Excludes contracts serviced by others for which the Company is contingently liable.
(3) Excludes contracts serviced by the Company on behalf of third parties other than Company sponsored trusts.
(4) As of period end. Includes principal balances of contracts serviced by others for which the Company is contingently liable.
(5) Includes net losses on contracts serviced by others for which the Company is contingently liable.
(6) For all periods through June 30, 1997, the calculation of net losses has been determined after all accrued and unpaid interest was written off and does not include repossession and other liquidation expenses. For these periods, data with respect to repossession and other liquidation expenses generally were not maintained by dealers on a separately identifiable basis, and, therefore, this information was not available to the Company. The Company believes that it would not be unusual for such expenses to have been equal to 15% of the scheduled principal balance of a defaulted Contract. However, actual expenses may have been higher or lower. For the periods ended June 30, 1998, June 30, 1999, June 30, 2000, December 31, 1999 and December 31, 2000, data with respect to repossession and other liquidation expenses have been maintained by dealers and made available to the Company. The Company has, therefore, included dealer repossession and liquidation expense data in the numbers calculated for such periods. Because of the different computational method used, amounts shown for the periods ended June 30, 1998, June 30, 1999, June 30, 2000, December 31, 1999 and December 31, 2000 are not comparable to prior periods.
(7) As a percentage of the average principal balance of all contracts being serviced during the period. Percentages have been annualized.
(8) Includes repossessions from contracts serviced by others for which the Company is contingently liable.

     The Company believes that its historical loss experience has been favorably affected by its capacity to resell repossessed units through dealers owned by Clayton and to make needed repairs on repossessed units through the facilities of such dealers, rather than paying the rates charged by unaffiliated parties. If the Company is replaced as Servicer of the Contracts, the successor Servicer may not have access to the Clayton dealer network and, as a consequence, the loss experience on the Contracts may be adversely affected.

     The data presented in the preceding tables are for illustrative purposes only, and there is no assurance that the delinquency, loan loss and repossession experience of Contracts in the Contract Pool will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. For instance, such a downturn and higher levels of delinquency, loan loss and repossession were experienced in areas dependent on the oil and gas industry. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. In addition, an increased supply of used units in one region may in turn affect the supply in other regions, thus affecting economic loss upon liquidation in such other regions. Information regarding the geographic location, at origination, of the Manufactured Homes securing the Contracts in the Contract Pool is set forth under "The Contract Pool" in this prospectus.

                Ratio of Earnings to Fixed Charges for Clayton

Set forth below are Clayton's ratios of earnings to fixed charges for the past five years and for the six month period ended December 31, 2000. For the purposes of compiling these ratios, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.


                                        -------------------------------------------------------     For Six Month
                                                       For Year Ended June 30,                      Period Ended
                                        -------------------------------------------------------     December 31,
                                         1996       1997        1998         1999        2000            2000
                                         ----       ----        ----         ----        ----            ----
Ratio of Earnings to Fixed
   Charges....................          36.00       39.99       41.24       12.48*       19.87           27.00

______________
* The reduction in the earnings to fixed charges ratio for the year ended June 30, 1999 compared to prior years was due primarily to an increase in interest expense as a result of increased borrowings by Clayton and its consolidated companies. The requisite financing for recent acquisitions of contracts, the funding of a Clayton stock repurchase program and general working capital needs attributed to such rise in Clayton's outstanding debt obligations. For additional financial information we refer you to Clayton's annual 10-K report for fiscal years ended June 30, 1999 and June 30, 2000 and the quarterly 10-Q reports for the quarters ended September 30, 2000 and December 31, 2000 which have been filed with the Commission.

                      Yield and Prepayment Considerations

     The Contracts have maturities at origination ranging from ___ to ___ months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted contracts) will affect the average life of the certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Offered Certificates will relate to the rate of payment of principal of the Contracts in the related Contract Group, including, for this purpose, prepayments, liquidations due to defaults, casualties and condemnations. Based on the Company's experience with the portfolio of conventional manufactured housing contracts that it services, the Company anticipates that a number of Contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described below under "Description of the Certificates--Conveyance of Contracts" will have the effect of prepayment of such Contracts and therefore will affect the life of the certificates. Most of the Contracts contain provisions that prohibit the owner from selling the Manufactured Home without the prior consent of the holder of the related Contract. Such provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of `Due-on-Sale' Clauses" in the prospectus. The initial Servicer's policy is to permit most sales of Manufactured Homes where the proposed buyer meets the initial Servicer's then current underwriting standards and enters into an assumption agreement. See "--Weighted Average Life of the Offered Certificates" below and "Maturity and Prepayment Considerations" in the prospectus.

     The rate of prepayment on fixed rate obligations (such as the Fixed Rate Contracts) is affected by prevailing market rates for contracts of a comparable term and risk level. When the market interest rate is below the contract APR, obligors may have an increased incentive to refinance their contracts. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell or refinance their contracts in order to realize their equity in the manufactured house, to meet cash flow needs or to make other investments. However, no assurance can be given as to the level of prepayments that the Fixed Rate Contracts will experience.

     As is the case with conventional fixed rate obligations, adjustable rate obligations (such as the Adjustable Rate Contracts) may also be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their adjustable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Adjustable Rate Contracts will experience.

     The allocation of distributions to the certificateholders in accordance with the Agreement will have the effect of accelerating the amortization of the Senior Certificates in the sequence indicated under "Description of the Certificates--Distributions" from the amortization that would be applicable if distributions in respect of the applicable Formula Principal Distribution Amount were made pro rata according to the respective Principal Balances of each class of certificates. As described under "Description of the Certificates -- Senior/Subordinate Structure" in this prospectus supplement, to the extent that, on any Remittance Date, the Available Distribution Amount is not sufficient to permit a full distribution of the applicable Formula Principal Distribution Amount or the portion thereof due on such Remittance Date to the class of certificates entitled to such distribution, the effect will be to delay the amortization of that class of certificates. If a purchaser of Offered Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Offered Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser.

     The effective yield to each holder of a Fixed Pool Certificate (other than a Class A-1 Certificate) will be below that otherwise produced by the applicable Remittance Rate and the purchase price of such holder's certificate because, while interest will accrue in respect of each calendar month, the distribution of such interest to the holders will be made on the ____ day (or, if such day is not a business day, the next succeeding business day) of the month following the Due Period in which it accrues.

     The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates will be affected by the amortization schedules of the Contracts and the rate of principal payments on the Contracts (including prepayments due to liquidations upon default). In general, the Contracts may be prepaid by the Obligors at any time without payment of any prepayment fee or penalty.

     On each Remittance Date, the Class M-1 Certificateholders will not receive any distributions of principal until the Class A ARM Certificates have been paid the Class A ARM Formula Principal Distribution Amount. In addition, the Class M-1 Certificateholders will not receive any distributions of principal until the Class M-1 and Class B Principal Distribution Test is met or the Class A Fixed Pool Certificate Principal Balance is reduced to zero. The rate of principal payments on the Class M-1 Certificates, the aggregate amount of distributions on the Class M-1 Certificates and the yield to maturity of the Class M-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class M-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class B Certificates, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with the investor's expectations. If the protection afforded to the Class M-1 Certificateholders by the subordination of the Class B Certificates is exhausted, the Class M-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment.

     On each Remittance Date, the Class B-1 Certificateholders will not receive any distribution of principal until the Class A ARM Certificates have been paid the Class A ARM Formula Principal Distribution Amount. In addition, the Class B-1 Certificateholders will not receive any distributions of principal until the Class M-1 and Class B Principal Distribution Test is met or the Class A Fixed Pool Certificate Principal Balance and the Class M-1 Principal Balance are reduced to zero. The rate of principal payments on the Class B-1 Certificates, the aggregate amount of distributions on the Class B-1 Certificates and the yield to maturity of the Class B-1 Certificates will be affected by the rate of Obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class B-1 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the subordination of the Class B-2 Certificates, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with the investor's expectations. If the protection afforded to the Class B-1 Certificateholders by the subordination of the Class B-2 Certificates is exhausted, the Class B-1 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment.

     On each Remittance Date, the Class B-2 Certificateholders will not receive any distributions of principal until the Class A ARM Certificates have been paid the Class A ARM Formula Principal Distribution Amount. In addition, the Class B-2 Certificateholders will not receive any distributions of principal until the Class M-1 and Class B Principal Distribution Test is met or the Class A Fixed Pool Certificate Principal Balance, the Class M-1 Principal Balance and the Class B-1 Principal Balance are reduced to zero. The rate of principal payments on the Class B-2 Certificates, the aggregate amount of distributions on the Class B-2 Certificates and the yield to maturity of the Class B-2 Certificateholders will be affected by the rate of obligor defaults resulting in losses on Liquidated Contracts, by the severity of those losses and by the timing of those losses. If a purchaser of Class B-2 Certificates calculates its anticipated yield based on an assumed rate of default and an assumed amount of losses that are lower than the default rate and amount of losses actually incurred and such amount of losses actually incurred is not entirely covered by the Limited Guarantee or Alternate Credit Enhancement, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with the investor's expectations. If the protection afforded to the Class B-2 Certificateholders by the Limited Guarantee is unavailable or the Alternate Credit Enhancement is exhausted, the Class B-2 Certificateholders will bear all losses and delinquencies on the Contracts and will incur a loss on their investment.

     There can be no assurance that the delinquency or repossession experience set forth in this prospectus supplement under "Vanderbilt Mortgage and Finance, Inc." will be representative of the results that may be experienced with respect to the Contracts. There can be no assurance as to the delinquency, repossession or loss experience with respect to the Contracts.

     As described in this prospectus supplement under "Description of the Certificates--Senior/Subordinate Structure" and "--Losses on Liquidated Contracts" on any Remittance Date on or after the Remittance Date, if any, on which the Class A Fixed Pool Certificate Principal Balance is greater than the Fixed Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the combined Formula Principal Distribution Amount to the Class of Senior Certificateholders then entitled to such amount, the Class A-5 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of certain liquidation expenses (the "Liquidation Expenses") and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments. See "Description of the Certificates--Distributions" in this prospectus supplement.

     On any Remittance Date on or after the Remittance Date, if any, on which the Principal Balance of the Senior Certificates is greater than the Pool Scheduled Principal Balance, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amounts to the Senior Certificateholders, the Senior Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Remittance Rate and the percentage rate used to calculate the monthly servicing fee and (ii) other shortfalls in the Available Distribution Amount and will incur a loss on their investments.
See "Description of the Certificates--Distributions" in this prospectus supplement.

     The Company (if it is no longer the Servicer) and the Servicer (whether or not the Company remains the Servicer) each has the option to repurchase the Contracts then outstanding and any other property constituting the trust fund if on any Remittance Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination" in this prospectus supplement. The exercise of such option would effect the early retirement of the then outstanding certificates.

     In the event that there were a sufficiently large number of delinquencies on the Contracts in any Due Period that were not covered by Monthly Advances as described in this prospectus supplement, the amounts paid to certificateholders could be less than the amount of principal and interest that would otherwise be payable on the Offered Certificates with respect to such Due Period. In such event, even if delinquent payments on the Contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Offered Certificates plus accrued interest thereon at the related Remittance Rate, thus also reducing the effective yield on the Offered Certificates.

     While partial prepayments of the principal of the Contracts are applied on Due Dates, obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for such Contracts in any Due Period will reduce the amount of interest received from obligors during such Due Period to less than one month's interest. On the other hand, when a Contract (other than a Bi-weekly Contract or any Semi-Monthly Contract) is prepaid in full during any period, but after the Due Date for such Contract in such Due Period, the effect will be to increase the amount of interest received from the related obligor during such Due Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Due Period in advance of their respective Due Dates, interest payable on all of the Contracts during that Due Period may be less than the interest payable on the related Classes of Certificates with respect to such Due Period. In addition, because the principal balance of the Bi-weekly Contracts are reduced on a bi-weekly basis and the principal balance of any Semi-Monthly Contracts on a semi-monthly basis, the amount of interest due from obligors on those Contracts is less than that which would have accrued if such Contracts were amortized on a monthly basis. As a result, the trust fund may not receive sufficient monies to pay the interest on those certificates in the amounts set forth in this prospectus supplement under "Description of the Certificates--Distributions" and to make a full distribution to the related certificateholders of the Formula Principal Distribution Amounts respectively allocable to them. Although no assurance can be given in this matter, the Company does not anticipate that the net shortfall of interest received because of prepayments in full or the amortization of the Bi-weekly Contracts or any Semi-Monthly Contracts in any Due Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for a Remittance Date below the amount required to be distributed to the certificateholders on that Remittance Date in the absence of such prepayment interest shortfalls.

     Each scheduled payment on a Bi-weekly Contract in any Due Period will contain only two weeks of interest, and each scheduled payment on any Semi-Monthly Contract in any Due Period will contain only one-half of one month's interest rather than one month's interest. In addition, the second, and in some Due Periods the third (in the case of a Bi-weekly Contract) scheduled payment in each Due Period will be calculated on a principal balance that is lower than the principal balance at the beginning of that Due Period. These characteristics may result in the interest due on a Bi-weekly Contract or any Semi-Monthly Contract in a particular Due Period being less than thirty days' interest on the principal balance thereof at the beginning of the Due Period.

Weighted Average Lives of the Offered Certificates

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average lives of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on contracts may be measured by a prepayment standard or model. The model used in this prospectus supplement (the "Prepayment Model") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. 100% of the Prepayment Model assumes prepayment rates of _____% per annum of the then unpaid principal balance of those contracts in the first month of the life of the contracts and an additional _____% per annum in each month thereafter until the ____ month. Beginning in the ____ month and in each month thereafter during the life of the contracts, 100% of the Prepayment Model assumes a constant prepayment rate of _____% per annum.

     As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Contracts; "100% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; and "225% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 225% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of each such contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

Fixed Rate Assumptions

     The tables set forth below assume that there are no delinquencies on the Fixed Rate Contracts and that there will be a sufficient Available Distribution Amount to distribute interest on the Fixed Pool Certificates and the Fixed Pool Formula Principal Distribution Amount to the certificateholders then entitled thereto.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Fixed Rate Contracts are received in a timely manner and prepayments on the Fixed Rate Contracts and Adjustable Rate Contracts are made as set forth in the table below under "Prepayment Scenarios"; (ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Fixed Rate Contracts will, as of the Cut-off Date, be grouped into six pools having the additional characteristics set forth below under "Assumed Contract Characteristics for Fixed Pool"; (iv) one-month LIBOR is _____%; (v) the Original Class Principal Balance and the Remittance Rate of each Class of Fixed Pool Certificates is as set forth under "Summary Information"; (vi) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vii) there will be no losses on the Fixed Rate Contracts; (viii) the Contract Pool Performance Tests are satisfied; (ix) the Fixed Pool Certificates are purchased on _________________, and (x) the Fixed Pool Certificates pay on the ____ day of each month, regardless of whether the ____ is a Business Day. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                             Prepayment Scenarios

                             Fixed Rate Contract Prepayments              Adjustable Rate Contract Prepayments
Scenarios                        (% of Prepayment Model)                         (% of Prepayment Model)
---------------------------  -------------------------------              ------------------------------------
    1                                             %                                             %
    2                                             %                                             %
    3                                             %                                             %
    4                                             %                                             %
    5                                             %                                             %
    6                                             %                                             %

                Assumed Contract Characteristics for Fixed Pool

                                                                                    Remaining           Original
                                                                                     Term to             Term to
                                              Current                                Maturity           Maturity
                 Pool                    Principal Balance          APR              (Months)           (Months)
---------------------------------------  -----------------   -----------------    --------------     ---------------
1...................................     $
2...................................
3...................................
4...................................
5...................................
6...................................
                                         -----------------
     Total..........................     $
                                         =================

     Since the following tables were prepared on the basis of the assumptions in the preceding paragraphs, there may be discrepancies between the characteristics of the actual Fixed Rate Contracts and the characteristics of the Fixed Rate Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class A-1 Principal Balance, Original Class A-2 Principal Balance, Original Class A-3 Principal Balance, Original Class A-4 Principal Balance, Original Class A-5 Principal Balance, Original Class M-1 Principal Balance, Original Class B-1 Principal Balance and Original Class B-2 Principal Balance outstanding and weighted average lives of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class M-1 Certificates, Class B-1 Certificates and Class B-2 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on each class of Fixed Pool Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the Fixed Pool Certificates and set forth the percentage of the original class principal balance of each Fixed Pool Certificate that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

       Percent of the Original Class Principal Balance of the Class A-1
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class A-1 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-1 Principal Balance.

       Percent of the Original Class Principal Balance of the Class A-2
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class A-2 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-2 Principal Balance.

       Percent of the Original Class Principal Balance of the Class A-3
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class A-3 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-3 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-3 Principal Balance.

       Percent of the Original Class Principal Balance of the Class A-4
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class A-4 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-4 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-4 Principal Balance.

       Percent of the Original Class Principal Balance of the Class A-5
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class A-5 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A-5 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class A-5 Principal Balance.

       Percent of the Original Class Principal Balance of the Class M-1
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class M-1 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class M-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class M-1 Principal Balance.

       Percent of the Original Class Principal Balance of the Class B-1
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class B-1 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class B-1 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class B-1 Principal Balance.

       Percent of the Original Class Principal Balance of the Class B-2
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1)  The weighted average life of the Class B-2 Certificates is determined by
     (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class B-2 Certificates to the related Remittance Date, (ii) summing the results and (iii) dividing the sum by the Original Class B-2 Principal Balance.

Adjustable Pool Assumptions

     The tables set forth below assume that there are no delinquencies on the Adjustable Rate Contracts and that there will be a sufficient Available Distribution Amount to distribute interest on the Class A ARM Certificates and the Class A ARM Certificate Formula Principal Distribution Amount to the certificateholders then entitled thereto.

     The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Adjustable Rate Contracts are received in a timely manner and prepayments on the Fixed Rate Contracts and Adjustable Rate Contracts are made as set forth under the table "Payment Scenarios" in "Yield and Prepayment Considerations
-- Fixed Rate Assumptions" above; (ii) the Servicer or the Company exercises its right of optional termination described above; (iii) the Adjustable Rate Contracts will, as of the Cut-off Date, be grouped into four pools having the additional characteristics set forth below under "Assumed Contract Characteristics for Adjustable Pool"; (iv) one-month LIBOR is _____% and five year CMT is _____%; (v) the Original Class Principal Balance and the
Remittance Rate of the Class A ARM Certificates is as set forth under "Summary Information"; (vi) no interest shortfalls will arise in connection with prepayment in full of the Adjustable Rate Contracts; (vii) there will be no losses on the Adjustable Rate Contracts; (viii) the Contract Pool Performance Tests are satisfied; (ix) the Adjustable Pool Certificates are purchased on ________________, and (x) the Adjustable Pool Certificates pay on the _____ day of each month, regardless of whether the _____ is a Business Day. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

             Assumed Contract Characteristics for Adjustable Pool

                                                                                    Remaining           Original
                                                                                     Term to             Term to
                                              Current             Current            Maturity           Maturity
                 Pool                    Principal Balance          APR              (Months)           (Months)
---------------------------------------  -----------------   -----------------    --------------     ---------------
1...................................     $
2...................................
3...................................
4...................................
5...................................
6...................................
                                         -----------------
     Total..........................     $
                                         =================


                                                                     First
                  Gross    Lifetime    Lifetime    Periodic     Adjustment Date       Adjustment
     Pool        Margin     Rate Cap  Rate Floor   Rate Cap        (Months)       Frequency (Months)       Index
-------------- ---------  ----------- -----------  ---------  ------------------  ------------------  ---------------
                                                              Interest   Payment  Interest   Payment
                                                              --------   -------  --------   --------
1..........                                                                                           CMT - 5 year
2..........                                                                                           CMT - 5 year
3..........                                                                                           CMT - 5 year
4..........                                                                                           CMT - 5 year


     Since the following tables were prepared on the basis of the assumptions in the preceding paragraphs, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Original Class A ARM Principal Balance and outstanding and weighted average life of the Class A ARM Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts (which include recently originated Contracts) could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of the certificates and set forth the percentage of the original class principal balance of the Class A ARM Certificates that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

      Percent of the Original Class Principal Balance of the Class A ARM
              Certificates at the Respective Prepayment Scenarios
                               Set Forth Below:

                                                                     Prepayment Scenarios
                                          ----------------------------------------------------------------------------
                                               1            2            3            4           5            6
                                          -----------  -----------  -----------  -----------  ----------  ------------
Initial Percentage....................
________, 2001........................
________, 2002........................
________, 2003........................
________, 2004........................
________, 2005........................
________, 2006........................
________, 2007........................
________, 2008........................
________, 2009........................
________, 2010........................
________, 2011........................
________, 2012........................
________, 2013........................
________, 2014........................
________, 2015........................
________, 2016........................
________, 2017........................
________, 2018........................
________, 2019........................
________, 2020........................
________, 2021........................
________, 2022........................
________, 2023........................
________, 2024........................
________, 2025........................
________, 2026........................
________, 2027........................
________, 2028........................
________, 2029........................
________, 2030........................
Weighted Average Life (years)(1)......

______________
(1) The weighted average life of the Class A ARM Certificates is determined by (i) multiplying the amount of each principal distribution by the number of years from the initial date of issuance of the Class A ARM Certificates to the related Remittance Date, (ii) summing the results and
     (iii) dividing the sum by the Original Class A ARM Principal Balance.

                        Description of the Certificates

     The certificates will be issued pursuant to the Agreement. A copy of a general form of a pooling and servicing agreement has been filed with the Securities and Exchange Commission (the "Commission"). A copy of the execution form of the Agreement (without certain exhibits) will be filed with the Commission after the initial issuance of the certificates. The following description supplements the description of the Agreement and the Certificates under the caption "Description of the Certificates" in the prospectus and must be read together therewith. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

General

     The Trust Fund will issue ten classes of certificates. Each class (other than the Class R Certificate) will be issued in fully registered form only, in denominations of $50,000 and integral multiples of $1 in excess thereof, except for a denomination representing the remainder of a class of certificates. The undivided percentage interest (the "Percentage Interest") of each Class of Certificates in the distributions on such Certificates will be equal to the percentage obtained from dividing the denomination of such Certificate by the Original Class Principal Balance of such Class of Certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The certificates evidence undivided interests in the Contract Pool and certain other property held in trust for the benefit of the certificateholders (the "Trust Fund"). The certificates will consist of (a) eight classes of certificates issued in connection with the Fixed Rate Contracts (the "Fixed Pool Certificates") consisting of four classes of senior certificates (the "Class A-1 Certificates," the "Class A-2 Certificates," the "Class A-3 Certificates" and the "Class A-4 Certificates") and four classes of subordinated certificates (the "Class A-5 Certificates," the "Class M-1 Certificates," the "Class B-1 Certificates" and the "Class B-2 Certificates"),
(b) one class of certificates issued in connection with Adjustable Rate Contracts (the "Adjustable Pool Certificates") consisting of one class of senior certificates (the "Class A ARM Certificates") and (c) one class of residual certificates (the "Class R Certificate"). The Class A ARM, Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates will evidence in the aggregate approximate initial _____%, _____%, _____%, _____% and _____% undivided interests, respectively, in the Contract Pool. The Class A-5 Certificates, Class M-1 Certificates, Class B-1 Certificates and Class B-2 Certificates will evidence in the aggregate approximate initial _____%, _____%, _____% and _____% undivided interests, respectively, in the Contract Pool.

     The Trust Fund includes (i) the Contract Pool, including all rights to receive payments on the Contracts received on or after the Cut-off Date, (ii) the amounts held from time to time in the trust account or accounts (the "Certificate Account") maintained by the Trustee pursuant to the Agreement,
(iii) any property which initially secured a Contract and which is acquired in the process of realizing thereon and (iv) the proceeds of all insurance policies described in this prospectus supplement.

     The Company will cause the Contracts to be assigned to the Trustee or a co-trustee. The Company, as Servicer, will service the Contracts pursuant to the Agreement. The Servicer may perform any of its servicing obligations under the Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Servicer alone were servicing the Contracts. The Contract documents will be held for the benefit of the Trustee by the Servicer (other than certain documents related to the Land-and-Home Contracts and the Mortgage Loans which will be held by a custodian on behalf of the Trustee).

     Distributions of principal and interest on the Certificates will be made on the _____ day of each month, or, if such day is not a business day, the next succeeding business day (each, a "Remittance Date") beginning in ________________, to the persons in whose names the Certificates are registered at the close of business on the related Record Date. The "Record Date" means (a) with respect to the initial Remittance Date, the Closing Date,
(b) with respect to any Remittance Date thereafter and the Fixed Rate Certificates, the last business day of the month preceding the month of the related Remittance Date, (c) with respect to any Remittance Date thereafter and the Floating Rate Certificates, the business day preceding the related Remittance Date; provided, however, that in the event that Definitive Certificates are issued with respect to a class of certificates, the Record Date with respect to that class will be the close of business on the last business day of the month preceding the month of the related Remittance Date. If definitive Offered Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a holder of Offered Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least five business days prior to the Record Date. The final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the Trustee in New York, New York specified in the final distribution notice to certificateholders.

Conveyance of Contracts

     In addition to the representations and warranties described in the prospectus under "Description of the Certificates--Conveyance of Contracts," the Company has also made certain warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cut-off Date equals the Cut-off Date Pool Principal Balance; (ii) (a) approximately _____% of the Fixed Pool Cut-off Date Principal Balance is attributable to loans to purchase new Manufactured Homes or Mortgaged Properties and approximately _____% of the Fixed Pool Cut-off Date Principal Balance is attributable to loans to purchase used Manufactured Homes and (b) approximately _____% of the Adjustable Pool Cut-off Date Principal Balance is attributable to loans to purchase new Manufactured Homes and approximately _____% of the Adjustable Pool Cut-off Date Principal Balance is attributable to loans to purchase used Manufactured Homes or Mortgaged Properties; (iii) no Contract has a remaining maturity of more than ___ months; (iv) the date of origination of each Contract is on or after _____________; and (v) no adverse selection procedures were employed in selecting the Contracts.

Payments on Contracts

     The Trustee will establish and maintain the Certificate Account (i) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), the commercial paper or unsecured short-term debt of which has a rating of ___ by ______________ and ___ by __________________, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to _________ and ________, (ii) in the corporate trust department of the Trustee or (iii) at an institution otherwise acceptable to _________ and ________ (an "Eligible Institution"). Funds in the Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated ___ by _________ and ___by ________; money market funds acceptable to the Rating Agencies; and other obligations acceptable to the Rating Agencies.

     All payments in respect of principal and interest on the Contracts received by the Servicer, including Principal Prepayments and Liquidation Proceeds (net of Liquidation Expenses), will be paid into the Certificate Account no later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing fees. See "Description of the Certificates--Servicing--Servicing Compensation and Payment of Expenses" in the prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of breach of a representation or warranty, as described under "--Conveyance of Contracts" above, will be paid into the Certificate Account. The Servicer will deposit the Monthly Advance (described under "--Advances" below), if any, in the Certificate Account on or before each Determination Date.

     On the fifth business day prior to each Remittance Date (the
"Determination Date"), the Servicer will determine the Available Distribution Amount and the amounts to be distributed on the certificates for the following Remittance Date.

     The "Available Distribution Amount" for any Remittance Date is the sum of
(a) the Monthly Advance relating to the Contracts for such Remittance Date and
(b) the amount in the Certificate Account on the close of business on the last day of the immediately preceding Due Period less the sum of (i) scheduled payments for Contracts that are due in a Due Period subsequent to such Due Period; (ii) payments on Contracts that have been repurchased as a result of a breach of a representation or warranty and any other payments not required to be deposited in the Certificate Account; (iii) reimbursements to the Servicer in the amount of Liquidation Expenses incurred and taxes and insurance premiums advanced by the Servicer in respect of Contracts; (iv) if the Company is no longer the Servicer, the related Monthly Servicing Fee equal to 1/12th of the product of _____% and the Aggregate Pool Scheduled Principal Balance for the immediately preceding Remittance Date; (v) reimbursements to the Servicer for Nonrecoverable Advances and Monthly Advances relating to the Contracts in respect of Liquidated Contracts, to the extent permitted by the Agreement; and (vi) certain expenses reimbursable to the Company as provided in the Agreement.

     The "Due Period" with respect to any Remittance Date is the period beginning on the _____ day of the second month preceding the month of such Remittance Date and ending on the _____ day of the month preceding the month of such Remittance Date.

     The Trustee or its Paying Agent will withdraw funds from the Certificate Account (but only to the extent of the Available Distribution Amount) to make payments to Certificateholders as specified under "--Distributions" below. From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the Agreement and described in clauses (ii), (iii), (iv), (v) and
(vi) in the previous paragraph.

Distributions

     Distributions of principal and interest to holders of a class of certificates will be made on each Remittance Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on such class of certificates on such Remittance Date.

     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

     Interest Distributions:

     With respect to each Remittance Date, the Fixed Rate Certificates will accrue interest in respect of each calendar month preceding such Remittance Date. With respect to each Remittance Date (other than the first Remittance
Date), the Floating Rate Certificates will accrue interest from the Remittance Date in the preceding calendar month through the day preceding the Remittance Date in the current calendar month. With respect to the first Remittance Date, the Floating Rate Certificates will accrue interest from the Closing Date. Distributions to a class of certificateholders will be applied first to the payment of interest and, if any payment is then due, then to the payment of principal. Interest on the Fixed Rate Certificates will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months. Interest on the Floating Rate Certificates will be calculated on the basis of the number of actual days elapsed during the related Interest Period and an assumed 360-day year.

     With respect to the Floating Rate Certificates and any Remittance Date, the "Interest Period" shall be the period from the Remittance Date preceding such Remittance Date (or in the case of the first Remittance Date, from the Closing Date) through the day preceding such Remittance Date. With respect to each Class of Fixed Rate Certificates and any Remittance Date, the "Interest Period" shall be the period from the first day of the calendar month preceding the month of such Remittance Date through the last day of such calendar month.

     On each Remittance Date, holders of each class of certificates will be entitled to receive, to the extent of the Available Distribution Amount, (i) interest accrued on such class during the related Interest Period at the then applicable Remittance Rate on the Principal Balance of such class immediately prior to that Remittance Date (the "Interest Distribution Amount" for such class and Remittance Date), plus (ii) any amounts distributable on such class under clause (i) above or this clause (ii) on the previous Remittance Date but not previously distributed, together with, to the extent legally permissible, interest accrued on any such amount during the related Interest Period at the then applicable Remittance Rate (the "Carryover Interest Distribution Amount" for such class and Remittance Date).

     If an Interest Deficiency Event occurs on any Remittance Date with respect to the Class A-5 Certificates, the Class M-1 Certificates or the Class B-1 Certificates, collections received after the end of the related Due Period and prior to such Remittance Date will be applied, up to a limited amount as set forth in the Agreement, to remedy such deficiency in order of class seniority. An "Interest Deficiency Event" means, with respect to a class and a Remittance Date, that after distribution of the related Available Distribution Amount in the order of priority set forth below, there remains unpaid any of the Interest Distribution Amount and Carryover Interest Distribution Amount for such class and Remittance Date (collectively, the "Interest Deficiency Amount").

     Remittance Rates of the Certificates:

     Fixed Rate Certificates: The Remittance Rates on the Fixed Rate Certificates listed below are subject to a maximum rate equal to the Fixed Pool Weighted Average Net Contract Rate for the applicable Remittance Date:

           The "Class A-2 Remittance Rate" shall equal _____%.

           The "Class A-3 Remittance Rate" shall equal _____%.

           The "Class A-4 Remittance Rate" shall equal _____%.

           The "Class A-5 Remittance Rate" shall equal _____%.

           The "Class M-1 Remittance Rate" shall equal _____%.

           The "Class B-1 Remittance Rate" shall equal _____%.

           The "Class B-2 Remittance Rate" shall equal _____%.

     Floating Rate Certificates: The Remittance Rates on the Floating Rate Certificates are as follows:

           The "Class A-1 Remittance Rate" shall equal the lesser of (a) the sum of (i) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") appearing on the Telerate Screen Page 3750 as of the second LIBOR Business Day prior to the first day of the related Interest Period (or as of two LIBOR Business Days of the Closing Date in the case of the first Interest Period) and (ii) _____% and (b) the Fixed Pool Weighted Average Net Contract Rate (as defined herein) for such Remittance Date.

           The "Class A ARM Remittance Rate" shall be the lesser of (a) the Class A ARM Formula Rate and (b) the Net Funds Cap for such Remittance Date.

           If on any Remittance Date, the Remittance Rate for the Class A ARM Certificates is based on the Net Funds Cap, Certificateholders of such Class will be entitled to receive on subsequent Remittance Dates the applicable Net Funds Cap Carryover Amount (as defined herein) to the extent of funds available therefore as described herein.

     With respect to the Floating Rate Certificates, the Remittance Rates for the first Remittance Date (the "Initial Remittance Rates") will not be determined until two days prior to the Closing Date. Therefore, the Initial Remittance Rates have not been determined as of the date of this Prospectus Supplement.

     The "Call Option Date" shall be the Remittance Date on which the sum of the Fixed Pool Scheduled Principal Balance and the Adjustable Pool Scheduled Principal Balance has declined to 10% or less of the Cut-off Date Pool Principal Balance.

     The "Class A ARM Formula Rate" shall be a per annum rate equal to the sum of (a) LIBOR (calculated as described above) plus (b) (i) with respect to any Remittance Date which occurs on or prior to the Call Option Date (as defined herein), _____% or (ii) with respect to any Remittance Date which occurs after the Call Option Date, _____%.

     The "Fixed Pool Weighted Average Net Contract Rate" shall be equal to (a) the weighted average of the Contract Rates applicable to the scheduled payments due on the outstanding Fixed Rate Contracts in the Due Period preceding such Remittance Date minus (b) (i) if the Company is the Servicer, _____% or (ii) if the Company is no longer the Servicer, _____%.

     "LIBOR Business Day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     "Telerate Screen Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     The "Net Funds Cap" for any Remittance Date shall equal the per annum rate equal to a fraction, expressed as a percentage, the numerator of which equals the sum of (a) the aggregate amount of interest due on the Adjustable Rate Contracts on the related Due Date less (b) one-twelfth of (i) if the Company is the Servicer, _____% or (ii) if the Company is no longer the Servicer, _____% of the Adjustable Pool Scheduled Principal Balance on the first day of the Due Period and the denominator of which is equal to the Certificate Principal Balance of the Class A ARM Certificates (adjusted to reflect the actual number of days elapsed in the Interest Period divided by
360).

     Priority of Distributions:

     A. On each Remittance Date on which the Class M-1 and Class B Principal Distribution Test is not met, the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, at their respective Remittance Rates on the outstanding Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, in respect of prior Remittance Dates; if the Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Available Distribution Amount will be distributed on such classes of certificates pro rata on the basis of the interest due thereon;

          (ii) concurrently, (a) the Class A ARM Formula Principal Distribution Amount to the Class A ARM Certificates until the Class A ARM Principal Balance is reduced to zero and (b) the Fixed Pool Formula Principal Distribution Amount in the following order of priority:

               (1) to the Class A-1 Certificates until the Class A-1 Principal Balance is reduced to zero;
               (2) to the Class A-2 Certificates until the Class A-2 Principal Balance is reduced to zero;
               (3) to the Class A-3 Certificates until the Class A-3 Principal Balance is reduced to zero; and
               (4) to the Class A-4 Certificates until the Class A-4 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period on the Class A-5 Principal Balance to the Class A-5 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class A-5 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Fixed Pool Formula Principal Distribution Amount, if any, to the Class A-5 Certificates until the Class A-5 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period on the Class M-1 Principal Balance to the Class M-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class M-1 Certificates in respect of prior Remittance Dates;

          (vi) the remainder of the Fixed Pool Formula Principal Distribution Amount, if any, to the Class M-1 Certificates until the Class M-1 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period on the Class B-1 Principal Balance to the Class B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class B-1 Certificates in respect of prior Remittance Dates;

          (viii) the remainder of the Fixed Pool Formula Principal Distribution Amount, if any, to the Class B-1 Certificates until the Class B-1 Principal Balance is reduced to zero;

          (ix) interest accrued during the related Interest Period on the Class B-2 Principal Balance to the Class B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class B-2 Certificates in respect of prior Remittance Dates;

          (x) the remainder of the Fixed Pool Formula Principal Distribution Amount, if any, to the Class B-2 Certificates until the Class B-2 Principal Balance is reduced to zero;

          (xi) the amount of any reimbursement to Clayton for Enhancement Payments with respect to the Class B-2 Certificates as provided in the Agreement;

          (xii) any remaining available funds up to the Class A ARM Net Funds Cap Carryover Amount to the Class A ARM Certificates;

          (xiii) so long as the Company is the Servicer, any remaining available funds up to the amount equal to 1/12th of the product of _____% and the Pool Scheduled Principal Balance for such Remittance Date (the "Monthly Servicing Fee"), to the Servicer; and

          (xiv) any remaining available funds to the holder of the Class R Certificate, which will initially be a special purpose subsidiary of the Company.

     B. On each Remittance Date on which the Class M-1 and Class B Principal Distribution Test is met, the Available Distribution Amount will be distributed in the following amounts in the following order of priority:

          (i) interest accrued during the related Interest Period on the Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, at their respective Remittance Rates on the outstanding Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4Principal Balances, respectively, together with any previously undistributed shortfalls in interest due on the Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, respectively, in respect of prior Remittance Dates; if the Available Distribution Amount is not sufficient to distribute the full amount of interest due on the Class A ARM, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Available Distribution Amount will be distributed on such classes of certificates pro rata on the basis of the interest due thereon;

          (ii) concurrently, (a) the Class A ARM Formula Principal Distribution Amount to the Class A ARM Certificates until the Class A ARM Principal Balance is reduced to zero and (b) the Class A Fixed Pool Percentage of the Fixed Pool Formula Principal Distribution Amount in the following order of priority:

               (1) to the Class A-1 Certificates until the Class A-1 Principal Balance is reduced to zero;
               (2) to the Class A-2 Certificates until the Class A-2 Principal Balance is reduced to zero;
               (3) to the Class A-3 Certificates until the Class A-3 Principal Balance is reduced to zero; and
               (4) to the Class A-4 Certificates until the Class A-4 Principal Balance is reduced to zero;

          (iii) interest accrued during the related Interest Period on the Class A-5 Principal Balance to the Class A-5 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class A-5 Certificates in respect of prior Remittance Dates;

          (iv) the remainder of the Class A Fixed Pool Percentage of the Fixed Pool Formula Principal Distribution Amount, if any, to the Class A-5 Certificates until the Class A-5 Principal Balance is reduced to zero;

          (v) interest accrued during the related Interest Period on the Class M-1 Principal Balance to the Class M-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class M-1 Certificates in respect of prior Remittance Dates;

          (vi) the Class M-1 Percentage of the Fixed Pool Formula Principal Distribution Amount to the Class M-1 Certificates until the Class M-1 Principal Balance is reduced to zero;

          (vii) interest accrued during the related Interest Period on the Class B-1 Principal Balance to the Class B-1 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class B-1 Certificates in respect of prior Remittance Dates;

          (viii) the Class B Percentage of the Fixed Pool Formula Principal Distribution Amount to the Class B-1 Certificates until the Class B-1 Principal Balance is reduced to zero;

          (ix) interest accrued during the related Interest Period on the Class B-2 Principal Balance to the Class B-2 Certificates at the related Remittance Rate, together with any previously undistributed shortfalls in interest due on the Class B-2 Certificates in respect of prior Remittance Dates;

          (x) the remainder of the Fixed Pool Formula Principal Distribution Amount to the Class B-2 Certificates until the Class B-2 Principal Balance is reduced to zero; provided, however, if the Principal Balances of the Senior Fixed Pool Certificates, the Class A-5 Certificates and the Class M-1 Certificates have not been reduced to zero on or before a Remittance Date, to the extent that allocations in respect of principal to the Class B-2 Certificates would reduce the Class B-2 Principal Balance below the Class B-2 Floor Amount, then the amount of such excess principal will instead be distributed, pro rata, to the (i) Senior Fixed Pool Certificates and the Class A-5 Certificates and (ii) the Class M-1 Certificates based on the respective Principal Balances of such classes of certificates prior to distributions pursuant to clauses B(ii), (iv) and (vi) above with respect to such Remittance Date. The allocations in respect of such excess principal to the Senior Fixed Pool Certificates, the Class A-5 Certificates and the Class M-1 Certificates will be in the order of priority set forth in clauses B(ii), (iv) and (vi) above. With respect to any Remittance Date, the "Class B-2 Floor Amount" will equal approximately $_________ (which represents approximately _____% of the Aggregate Pool Cut-off Date Pool Principal Balance);

          (xi) the amount of any reimbursement to Clayton for Enhancement Payments with respect to the Class B-2 Certificates as provided in the Agreement;

          (xii) any remaining available funds up to the Class A ARM Net Funds Cap Carryover Amount to the Class A ARM Certificates;

          (xiii) so long as the Company is the Servicer, any remaining available funds up to the Monthly Servicing Fee, to the Servicer; and

          (xiv) any remaining available funds to the holder of the Class R Certificate.

     In no event will the aggregate distributions of principal to any class of certificates (including, in the case of the Class B-2 Certificates, any principal amounts included in any Enhancement Payments) exceed the Original Class Principal Balance of such Class of Certificates.

     Notwithstanding the priority of the distribution of the Fixed Pool Formula Principal Distribution Amount among the Senior Fixed Pool Certificates and the concurrent distribution of the Class A ARM Formula Principal Distribution Amount to the Class A ARM Certificates pursuant to clauses A(ii) and B(ii) above, on each Remittance Date on and after the Remittance Date, if any, on which the Deficiency Event occurs, the Available Distribution Amount remaining after making the distributions of interest to the Senior Certificates required by clauses A(i) and B(i) above will be applied to distribute the applicable Formula Principal Distribution Amount on each class of Senior Certificates pro rata in accordance with the outstanding Principal Balance of that class. The "Deficiency Event" will occur if the sum of the Principal Balances of the Senior Certificates becomes equal to or greater than the Aggregate Pool Scheduled Principal Balance.

     In addition, as set forth in the order of priority above, the Available Distribution Amount will be applied on each Remittance Date to the distribution of the Class A ARM Formula Principal Distribution Amount to the Class A ARM Certificates and the Fixed Pool Formula Principal Distribution Amount to the Senior Fixed Pool Certificates pursuant to clauses A(ii) or B(ii) above prior to any distribution to Subordinate Certificates pursuant to clauses A(iii) - (xiv) or B(iii) - (xiv) above on such Remittance Date. Once the Principal Balance of the Senior Fixed Pool Certificates is reduced to zero, the Class A ARM Formula Principal Distribution Amount will continue to be distributed to the Class A ARM Certificates pursuant to clauses A(ii) or B(ii) above, prior to any distribution to Subordinate Certificates as provided above.

Definitions:

     The "Class M-1 and Class B Principal Distribution Test" is met in respect of a Remittance Date on which each of the following requirements is satisfied:

          (i) such Remittance Date is on or after the ______________ Remittance Date;

          (ii) the Aggregate Class M-1 Percentage plus the Aggregate Class B Percentage for such Remittance Date is equal to at least approximately _____% (which is ____ times the sum of the original Aggregate Class M-1 Percentage and the original Aggregate Class B Percentage);

          (iii) the Contract Pool Performance Tests are satisfied; and

          (iv) the Class B-2 Principal Balance is not less than the Class B-2 Floor Amount.

     The "Contract Pool Performance Tests" are satisfied in respect of a Remittance Date if all of the following conditions with respect to the Contract Pool are met:

          (i) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 5% for the Contracts;

          (ii) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Remittance Date does not exceed 7% for the Contracts;

          (iii) the Cumulative Realized Losses (as defined in the Agreement) for the Contracts as of such Remittance Date do not exceed a certain specified percentage of the Cut-off Date Principal Balance, depending on the year in which such Remittance Date occurs; and

          (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date does not exceed _____% for the Contracts.

     The "Principal Balance" of each class of certificates is its Original Class Principal Balance reduced by all distributions on such class in respect of principal. The "Class A Fixed Pool Principal Balance" is the sum of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Principal Balances. The "Class B Principal Balance" is the sum of the Class B-1 Principal Balance and the Class B-2 Principal Balance.

     The "Class A Fixed Pool Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class A Fixed Pool Certificates immediately prior to such Remittance Date and the denominator of which is the Fixed Pool Scheduled Principal Balance.

     The "Class M-1 Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class M-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Fixed Pool Scheduled Principal Balance.

     The "Class B Percentage" is 100% less the Class A Fixed Pool Percentage and Class M-1 Percentage.

     The "Aggregate Class M-1 Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class M-1 Certificates immediately prior to such Remittance Date and the denominator of which is the Aggregate Pool Scheduled Principal Balance.

     The "Aggregate Class B Percentage" for a Remittance Date is the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the aggregate Principal Balance of the Class B Certificates immediately prior to such Remittance Date and the denominator of which is the Aggregate Pool Scheduled Principal Balance.

     The "Average Sixty-Day Delinquency Ratio" and the "Average Thirty-Day Delinquency Ratio" are, in general, the ratios of the average of the aggregate principal balances of Contracts delinquent 60 days or more and 30 days or more, respectively, for the preceding three Due Periods (determined as of the last day of each such Due Period) to the average Pool Scheduled Principal Balance for such periods.

     "Cumulative Realized Losses" are, in general, the aggregate net liquidation losses (calculated as specified in the Agreement) in respect of Liquidated Contracts since the Cut-off Date.

     The "Current Realized Loss Ratio" is, in general, the ratio of the aggregate net liquidation losses in respect of Liquidated Contracts for the periods specified in the Agreement to an average Pool Scheduled Principal Balance specified in the Agreement.

     The "Formula Principal Distribution Amount" in respect of a Remittance Date and the Fixed Pool Certificates or the Adjustable Pool Certificates (the "Fixed Pool Formula Principal Distribution Amount" or the "Class A ARM Formula Principal Distribution Amount," as applicable) equals the sum of (i) all scheduled payments of principal due on each outstanding Contract in such pool during the Due Period preceding the month in which the Remittance Date occurs,
(ii) the Scheduled Principal Balance (as defined below) of each Contract in such pool which, during the Due Period preceding the month of such Remittance Date, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Prepayments (as defined in the Agreement) of Contracts in such pool received during such preceding Due Period, (iv) the Scheduled Principal Balance of each Contract in such pool that was prepaid in full during such preceding Due Period, (v) the Scheduled Principal Balance of each Contract in such pool that became a Liquidated Contract during such preceding Due Period and (vi) any previously undistributed shortfalls in the amounts in clauses (i) through (v) in respect of the prior Remittance Dates (other than any such shortfall with respect to which an Enhancement Payment has been made to the Class B-2 Certificateholders).

     The "Class A ARM Net Funds Cap Carryover Amount" means, on any Remittance Date, the sum of (A) if on such Remittance Date, the Remittance Rate for the Class A ARM Certificates is based upon the Net Funds Cap, the excess of (i) the lesser of (a) the product of (i) the Weighted Average Lifetime Cap (as defined herein) and (ii) the Class A ARM Certificate Principal Balance and (b) the amount of interest the Class A ARM Certificates would otherwise be entitled to receive on such Remittance Date had such rate been calculated at the Class A ARM Formula Rate for such Remittance Date over (ii) the amount of interest payable on the Class A ARM Certificates at the Net Funds Cap for such Remittance Date and (B) the Class A ARM Net Funds Cap Carryover Amount, together with accrued interest thereon, for all previous Remittance Dates not previously paid pursuant to clause A(xii) or B(xii) above.

     The "Weighted Average Lifetime Cap" with respect to any Remittance Date shall equal, on such Remittance Date, the weighted average of the Lifetime Caps of the Adjustable Rate Contracts multiplied by a fraction the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

     The "Scheduled Principal Balance" of a Contract as of any Remittance Date is its principal balance (before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period) as of the Due Date (or latest occurring Due Date, in the case of a Bi-weekly Contract or any Semi-Monthly Contract) in the Due Period next preceding such Remittance Date, after giving effect to any previous Partial Prepayments and after giving effect to all previous scheduled principal payments and to the scheduled payment of principal due on such Due Date (whether or not paid and before any adjustment by reason of bankruptcy, moratorium or similar waiver or grace period).

     The "Pool Scheduled Principal Balance" for the Fixed Rate Contracts or the Adjustable Rate Contracts (the "Fixed Pool Scheduled Principal Balance" or the "Adjustable Pool Scheduled Principal Balance" as applicable) for any Remittance Date is equal to (i) the Cut-off Date Pool Principal Balance for such pool less (ii) the aggregate of the Formula Principal Distribution Amounts for such pool (exclusive of the amounts in clause (vi) of the definition thereof) for all prior Remittance Dates.

     The "Aggregate Pool Scheduled Principal Balance" for any Remittance Dates is equal to the sum of the Fixed Pool Scheduled Principal Balance and the Adjustable Pool Scheduled Principal Balance for such Remittance Date.

     A "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and/or any real property securing such Contract have been received.

Senior/Subordinate Structure

     Subordination of the Class A-5 Certificates

     The rights of the holders of the Class A-5 Certificates to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described in this prospectus supplement, to such rights of the holders of the Senior Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance of the Senior Certificates.

     The protection afforded to the Senior Certificates by means of the subordination of the Class A-5 Certificates will be accomplished by the application of the Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Fixed Pool Formula Principal Distribution Amount to the Senior Fixed Pool Certificateholders and the entire Class A ARM Formula Principal Distribution Amount to the Class A ARM Certificates, the subordination feature will protect the Senior Certificateholders, by the right of such Certificateholders to receive, until, if ever, any such shortfall is distributed, a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class A-5 Certificates.

     Subordination of the Class M-1 Certificates

     The rights of holders of the Class M-1 Certificates to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described in this prospectus supplement, to such rights of the holders of the Senior Certificates and Class A-5 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates and Class A-5 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance of the Senior Certificates and Class A-5 Certificates.

     The protection afforded to the holders of the Senior Certificates and Class A-5 Certificates by means of the subordination, to the extent provided herein, of the Class M-1 Certificates will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "--Distributions" above and (ii) if the Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Fixed Pool Formula Principal Distribution Amount and the Class A ARM Formula Principal Distribution Amount, as applicable, to the Senior Certificateholders and Class A-5 Certificateholders, by the right of the Senior Certificateholders and Class A-5 Certificateholders to receive (until, if ever, any such shortfall is distributed) a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class M-1 Certificates. On each Remittance Date, distributions to the holders of the Class M-1 Certificates will be limited to the amounts specified under "--Distributions" above.

     Subordination of the Class B-1, Class B-2 and Class R Certificates

     The rights of holders of the Class B-1 and Class B-2 Certificates and Class R Certificate to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described in this prospectus supplement, to such rights of the holders of the Class M-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates, the Class A-5 Certificates and the Class M-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance of such certificates.

     The protection afforded to the holders of the Class M-1 Certificates by means of the subordination, to the extent provided in this prospectus supplement, of the Class B-1 and Class B-2 Certificates and Class R Certificate will be accomplished (i) by the application of the Available Distribution Amount in the order specified under "--Distributions" above and
(ii) if the Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Fixed Pool Formula Principal Distribution Amount, as applicable, to the Class M-1 Certificateholder then entitled to such distribution, by the right of such Class M-1 Certificateholders to receive (until, if ever, any such shortfall is distributed) a portion of future Available Distribution Amounts that would otherwise have been payable to the holders of the Class B-1 and Class B-2 Certificates or the Class R Certificate. On each Remittance Date, distributions to the holders of the Class B Certificates will be limited to the amounts specified under "--Distributions" above.

     Subordination of the Class B-2 Certificates

     The rights of the holders of the Class B-2 Certificates to receive distributions of amounts collected on the Contracts will be subordinated, to the extent described in this prospectus supplement, to those rights of the holders of the Class B-1 Certificates. This subordination is intended to enhance the likelihood of receipt by the holders of the Senior Certificates, the Class A-5 Certificates, the Class M-1 Certificates and the Class B-1 Certificates of the full amount of their scheduled monthly payments of interest and the ultimate receipt by such holders of principal equal to the applicable Original Class Principal Balance of such certificates.

     The protection afforded to the Class B-1 Certificates by means of the subordination of the Class B-2 Certificates will be accomplished by the application of the Available Distribution Amount in the order specified under "--Distributions" above. In addition, if the Available Distribution Amount on any Remittance Date is not sufficient to permit the distribution of the entire specified portion of the Fixed Pool Formula Principal Distribution Amount to the Class B-1 Certificateholders and the subordination provided by the Class B-2 Certificates has not been exhausted, the subordination feature will protect the Class B-1 Certificateholders by the right of the Class B-1 Certificateholders to receive (until, if ever, any such shortfall is distributed) a portion of the future distributions of Available Distribution Amounts that would otherwise have been distributable to the holders of the Class B-2 Certificates or the Class R Certificate.

     [However, the Class B-2 Certificates will have the benefit of the Limited Guarantee from Clayton or the Alternate Credit Enhancement. Neither the Limited Guarantee nor the Alternate Credit Enhancement will benefit or result in any payments on any other Offered Certificates.]

Losses on Liquidated Contracts

     In general, a "Liquidated Contract" is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home and/or any real property securing such Contract have been received.

     As described above, the distribution of principal to the holders of the Senior Fixed Pool Certificates and the Class A ARM Certificates is intended to include the Scheduled Principal Balance of each Contract in the related pool that became a Liquidated Contract during the Due Period immediately preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than the Scheduled Principal Balance of such Liquidated Contract, and accrued and unpaid interest thereon, then to the extent such deficiency is not covered by any excess interest collections on non-defaulted Contracts, the deficiency may, in effect, be absorbed by the Subordinate Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Contracts, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Senior Certificates. If the protection afforded to the holders of a class of Subordinate Certificates by the subordination of one or more classes of more junior Subordinate Certificates is exhausted, the holders of such class of Subordinate Certificates will incur a loss on their investment.

     If the Available Distribution Amount, for any Remittance Date is not sufficient to cover, in addition to interest distributable to the related Senior Certificateholders, the entire specified portion of the Fixed Pool Formula Principal Distribution Amount distributable to the related Senior Fixed Pool Certificateholders and the entire Class A ARM Formula Principal Distribution Amount to the Class A ARM Certificateholders then entitled to such payment on such Remittance Date, then the amount of the Aggregate Pool Scheduled Principal Balance available to the Subordinate Certificates (i.e., the Aggregate Pool Scheduled Principal Balance less the sum of the Class A Fixed Pool Principal Balance and the Class A ARM Principal Balance) on future Remittance Dates will be reduced. If, because of liquidation losses, the Aggregate Pool Scheduled Principal Balance were to decrease proportionately faster than distributions to the certificateholders reduce the Principal Balance of the certificates, the level of protection afforded by the subordination of the Subordinate Certificates (i.e., the percentage of the Aggregate Pool Scheduled Principal Balance available to the certificates) would be reduced. On each Remittance Date, if any, on or after the date on which the Senior Certificate Principal Balance equals or becomes greater than the Aggregate Pool Scheduled Principal Balance and so long as any Subordinate Certificates are outstanding, such Subordinate Certificates will bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the such Subordinate Certificates. On each Remittance Date, if any, on or after the date on which the Deficiency Event occurs, the Senior Certificateholders, will receive only their respective percentage interest of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in the Senior Certificates. See "Description of the Certificates--the Senior/Subordinate Structure" above and "Yield and Prepayment Considerations" in this prospectus supplement.

     On each Remittance Date, if any, on or after the date on which the sum of the Principal Balances of the Senior Certificates equals or becomes greater than the Aggregate Pool Scheduled Principal Balance, the Senior Certificateholders will receive only their respective percentage interests of Liquidation Proceeds (net of Liquidation Expenses) realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts (with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts) and incur a loss on their investment in such certificates.

     But for the subordination of the Class B-2 Certificates, the Class B-1 Certificateholders would absorb (i) all losses on each Liquidated Contract (to the extent such loss is not covered by excess interest collections) and (ii) other shortfalls in the applicable Available Distribution Amount. If, on any Remittance Date, the sum of the Principal Balances of the Senior Certificates, the Class A-5 Certificates and the Class M-1 Certificates becomes equal to or greater than the Aggregate Pool Scheduled Principal Balance then the Class B-1 Certificateholders will bear all losses on Liquidated Contracts (with no ability to recover the amount of any Liquidation Loss from future principal collections on the Contracts) and incur a loss on their investment in the Class B-1 Certificates.

[Limited Guarantee of Clayton]

     [In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Contracts borne by the Class B-2 Certificates, Clayton will initially provide a limited guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class B-2 Certificates. Such Limited Guarantee may be replaced by an Alternate Credit Enhancement. See "--Alternate Credit Enhancement" below.]

     [Each payment required to be made under the Limited Guarantee is referred to as an "Enhancement Payment." Prior to the Remittance Date with respect to the Class B-2 Certificates (the "Initial Class B-2 Principal Remittance Date") on which the Class B-1 Principal Balance is reduced to zero, the Enhancement Payment will equal the amount, if any, by which (a) the sum of (i) the Class B-2 Formula Distribution Amount (which will be equal to interest accrued during the related Interest Period on the Class B-2 Principal Balance and an amount of principal described in the Agreement) for such Remittance Date and
(ii) the Class B-2 Principal Liquidation Loss Amount, if any, exceeds (b) the amount (other than the Enhancement Payment) that will otherwise be distributed on the Class B-2 Certificates on such Remittance Date (the "Class B-2 Distribution Amount"). On each Remittance Date on or after the Initial Class B-2 Principal Remittance Date, the Enhancement Payment will equal the amount, if any, by which the Class B-2 Formula Distribution Amount (which will include both interest and principal) exceeds the Class B-2 Distribution Amount for such Remittance Date.]

     [The "Class B-2 Principal Liquidation Loss Amount" for any Remittance Date will equal the amount, if any, by which (a) the Fixed Pool Formula Principal Distribution Amount (exclusive of the portion thereof specified in clause (vi) of the definition of Formula Principal Distribution Amount) for such Remittance Date exceeds (b) the amount (exclusive of the Enhancement Payment) distributed on the Fixed Pool Certificates on account of principal on such Remittance Date. The Class B-2 Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Class B-2 Certificates and liquidation losses on the Contracts, will not be paid to the Class B-2 Certificateholders from the assets of the Trust Fund but may be paid in the form of an Enhancement Payment.]

     [In the event that, on a particular Remittance Date, the Class B-2 Distribution Amount in the Certificate Account plus any amounts actually paid under the Limited Guarantee are not sufficient to make a full distribution of interest to the Class B-2 Certificateholders the amount of the deficiency will be carried forward as an amount that the Class B-2 Certificateholders are entitled to receive on the next Remittance Date.]

     [The Limited Guarantee will be an unsecured general obligation of Clayton and will not be supported by any letter of credit or other enhancement arrangement.]

     [The Limited Guarantee is for the benefit of the Class B-2 Certificates only and will not result in any payments on the other Offered Certificates.]

     [As reimbursement to Clayton for Enhancement Payments made by Clayton pursuant to the Limited Guarantee, Clayton will be entitled to receive on each Remittance Date an amount equal to the lesser of (a) the Available Distribution Amount, less the portion of the Available Distribution Amount distributed on the certificates (other than the Class R Certificate), and (b) the aggregate amount of Enhancement Payments outstanding which remain unreimbursed as of such Remittance Date.]

[Alternate Credit Enhancement]

     [In the event that, at Clayton's option, Alternate Credit Enhancement (as defined below) is provided and, upon prior written notice to the Rating Agencies, the Rating Agencies shall have notified Clayton, the Company, the Servicer and the Trustee in writing that substitution of such Alternate Credit Enhancement for the Limited Guarantee will not result in the downgrade or withdrawal of the then current rating of any class of the certificates, and upon the delivery by Clayton to the Trustee of an opinion of counsel, acceptable to the Trustee, that such action would not cause the Trust Fund to fail to qualify as a REMIC, the Limited Guarantee shall be released and shall terminate. The Alternate Credit Enhancement may consist of cash or securities deposited by Clayton or any other person in a segregated escrow, trust or collateral account or a letter of credit, certificate insurance policy or surety bond provided by a third party (each, an "Alternate Credit Enhancement"). On each Remittance Date after delivery of the Alternate Credit Enhancement, an amount, equal to the lesser of the amount which would have been payable under the Limited Guarantee and the amount available under such Alternate Credit Enhancement, shall be transferred from such account to the Certificate Account to make payments to the Class B-2 Certificateholders (an "Enhancement Payment"). Clayton shall have no obligation to replace such enhancement once it has been exhausted.]

Advances

     For each Remittance Date, the Servicer will be obligated to make advances ("Monthly Advances") in respect of delinquent scheduled payments on the Contracts that were due in the preceding Due Period and would, in the Servicer's judgment, be recoverable from related late payments, Liquidation Proceeds or otherwise.

     On or prior to each Determination Date, the Servicer will either (i) deposit from its own funds the Monthly Advance into the Certificate Account,
(ii) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution Amount for the related Remittance Date have been used to make the Monthly Advance or (iii) make the Monthly Advance through any combination of clauses (i) and (ii) of this sentence. Any funds held for future distribution and used in accordance with clause (ii) must be restored by the Servicer from its own funds or advance payments on the Contracts when they become part of a future Available Distribution Amount. The Monthly Advance is the sum of delinquent scheduled payments due in the related Due Period, exclusive of all Nonrecoverable Advances, except that the Monthly Advance will not exceed the amount necessary to bring the Available Distribution Amount up to the sum of the amounts specified in clauses A(i)-(x) or B(i)-(x), as the case may be, under "--Distributions--Priority of Distributions" above. A "Nonrecoverable Advance" is any advance made or proposed to be made that the Servicer believes is not, or if made would not be, ultimately recoverable from related Liquidation Proceeds or otherwise.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to guarantee or insure against losses. The Servicer will reimburse itself for Monthly Advances out of collections of the late scheduled payments. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract or upon a Contract becoming a Liquidated Contract, the Servicer will reimburse itself out of funds in the Certificate Account for the delinquent scheduled payments on such Contract (exclusive of any scheduled payment (i) for which no advance was made because the Servicer determined that such an advance would be a Nonrecoverable Advance if an advance were made or (ii) that was recovered out of Net Liquidation Proceeds for the related Contract).

     The Servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis. Funds so advanced are reimbursable to the Servicer as provided in the Agreement.

Reports to Certificateholders

     The Trustee will include with each distribution to each Certificateholder a statement as of such Remittance Date setting forth, among other things:

     (a) the aggregate amount distributed on the Class A-1 Certificates on such Remittance Date;
     (b)  the amount of such distribution which constitutes principal;
     (c)  the amount of such distribution which constitutes interest;
     (d)  the remaining Class A-1 Principal Balance;
     (e) the aggregate amount distributed on the Class A-2 Certificates on such Remittance Date;
     (f)  the amount of such distribution which constitutes principal;
     (g)  the amount of such distribution which constitutes interest;
     (h)  the remaining Class A-2 Principal Balance;
     (i) the aggregate amount distributed on the Class A-3 Certificates on such Remittance Date;
     (j)  the amount of such distribution which constitutes principal;
     (k)  the amount of such distribution which constitutes interest;
     (l)  the remaining Class A-3 Principal Balance;
     (m) the aggregate amount distributed on the Class A-4 Certificates on such Remittance Date;
     (n)  the amount of such distribution which constitutes principal;
     (o)  the amount of such distribution which constitutes interest;
     (p)  the remaining Class A-4 Principal Balance;
     (q) the aggregate amount distributed on the Class A-5 Certificates on such Remittance Date;
     (r)  the amount of such distribution which constitutes principal;
     (s)  the amount of such distribution which constitutes interest;
     (t)  the remaining Class A-5 Principal Balance;
     (u) the aggregate amount distributed on the Class M-1 Certificates on such Remittance Date;
     (v)  the amount of such distribution which constitutes principal;
     (w)  the amount of such distribution which constitutes interest;
     (x)  the remaining Class M-1 Principal Balance;
     (y) the aggregate amount distributed on the Class B-1 Certificates on such Remittance Date;
     (z)  the amount of such distribution which constitutes principal;
     (aa) the amount of such distribution which constitutes interest;
     (bb) the remaining Class B-1 Principal Balance;
     (cc) the aggregate amount distributed on the Class B-2 Certificates on such Remittance Date;
     (dd) the amount of such distribution which constitutes principal;
     (ee) the amount of such distribution which constitutes interest;
     (ff) the amount, if any, by which the Class B-2 Formula Distribution Amount exceeds the remaining label Distribution Amount for such Remittance Date;
     (gg) the Class B-2 Liquidation Loss Amount, if any, for such Remittance
          Date;
     (hh) the Enhancement Payment, if any, for such Remittance Date;
     (ii) the remaining Class B-2 Principal Balance;
     (jj) the aggregate amount distributed on the Class A ARM Certificates on such Remittance Date;
     (kk) the amount of such distribution which constitutes principal;
     (ll) the amount of such distribution which constitutes interest;
     (mm) the remaining Class A ARM Principal Balance;
     (nn) the number of and aggregate unpaid principal balance of Fixed Rate Contracts and Adjustable Rate Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively; and
     (oo) the amount of fees payable out of the Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish a report to each Certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

Optional Termination

     The Agreement provides that on any Remittance Date after the first Remittance Date on which the Aggregate Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company (if it is no longer the Servicer) and the Servicer will each have the option to repurchase, upon the Company or the Servicer giving notice mailed no later than the first day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the outstanding principal balance of each Contract (other than any Contract as to which the related Manufactured Home has been acquired in realizing thereon and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date, and (y) the fair market value of such acquired property (as determined by the Company or the Servicer, as the case may be) and (b) the aggregate fair market value (as determined by the Company or the Servicer, as the case may be) of all of the assets of the Trust Fund, plus, in each case, any unpaid interest on the certificates due on prior Remittance Dates as well as one month's interest at the rate specified in the Agreement on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Homes has been repossessed and not yet disposed of). Notwithstanding the foregoing, the option referred to in this paragraph shall not be exercisable unless there will be distributed to the Certificateholders an amount equal to 100% of the outstanding principal balance of each certificate plus one month's interest thereon at the related Remittance Rate, and any previously undistributed shortfalls in interest due thereon.

The Trustee

     ___________________, a __________________, has its corporate trust offices at ________________________________. The Company and its affiliates may have commercial transactions with the Trustee from time to time.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Registration of the Offered Certificates

     The Offered Certificates will initially be issued as book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") may elect to hold their Offered Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear system ("Euroclear"), in Europe, through participants of such systems ("Participants"), or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $50,000. Except as described below, no person acquiring an interest in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such interest (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates representing their respective interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest in the Offered Certificates.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     Because of time zone differences, the securities account of a Clearstream or Euroclear Participant as a result of a transaction with a DTC Participant (other than a depository holding on behalf of Clearstream or Euroclear) will be credited during the subsequent securities settlement processing day which is the business day immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant (other than a depository holding on behalf of Clearstream or Euroclear) will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences--REMIC Series--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in the accounts of DTC Participants. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not DTC Participants but clear through or maintain a custodial relationship with DTC Participants (such institutions, "indirect participants") have indirect access to DTC's clearance system.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including U.S. dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including the underwriters specified in each prospectus supplement, securities brokers, and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous. Transactions may be settled in any of 34 currencies, including U.S. dollars. In addition to safekeeping (custody) and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. On December 31,2000, Euroclear Bank S.A./N.V was launched and replaced Morgan Guaranty Trust Company of New York as the operator of and banker to the Euroclear system. Euroclear Bank has capital of approximately EUR 1 billion. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters specified in each prospectus supplement. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the Book-Entry Certificates will be made on each Remittance Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences--REMIC Series--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     Under DTC's procedures, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Participants to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Participants whose holdings include such Book-Entry Certificates and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any class to the extent that Participants authorize such actions.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Company advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Company is unable to locate a qualified successor, (b) the Company, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify, through DTC, all Participants who have ownership of the Book-Entry Certificates as indicated on the records of DTC of the occurrence of such event and the availability through DTC of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and upon receipt of instructions for re-registration, the Trustee will issue Definitive Certificates in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I to this prospectus supplement.

     None of the Company, the Servicer and the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                Use of Proceeds

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be added to the general funds of the Company.

                    Certain Federal Income Tax Consequences

     An election will be made to treat the Trust Fund as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. The Senior and Subordinate Certificates will constitute "regular interests" in the REMIC, and the Class R Certificate will constitute the sole class of "residual interest" in the REMIC.

Original Issue Discount

     The Class B-1 and Class B-2 Certificates will and certain other classes of Offered Certificates may be treated as having been issued with original issue discount ("OID") for federal income tax purposes. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Company intends to assume that there will be prepayments on the Contracts at a rate equal to _____% of the Prepayment Model (as defined in this prospectus supplement) for the Fixed Rate Contracts and _____% of the Prepayment Model for the Adjustable Rate Contracts. No representation is made as to whether the Contracts will prepay at those respective rates or any other rate. See "Yield and Prepayment Considerations" in this prospectus supplement and "Certain Federal Income Tax Consequences" in the prospectus.

     The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described in the prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "Certain Federal Income Tax Consequences" in the prospectus.

Effect of Losses and Delinquencies

     As described under "Description of the Certificates" in this prospectus supplement the Subordinate Certificates are subordinated to the Senior Certificates. In the event there are losses or delinquencies on the Contracts, amounts that otherwise would be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of the Subordinate Certificates nevertheless will be required to report interest with respect to such Subordinate Certificates under an accrual method without giving effect to delays and reductions in distributions on such certificates attributable to losses and delinquencies on the Contracts, except to the extent it can be established, for tax purposes, that such amounts are uncollectible. As a result, the amount of income reported by holders of the Subordinate Certificates in any period could significantly exceed the amount of cash distributed to such holders in that period. The holders of the Subordinate Certificates will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on such certificates is reduced as a result of losses and delinquencies on the Contracts in the Contract Pool. However, the timing and character of such losses or reductions in income are uncertain. Although not entirely clear, it appears that holders of the Subordinate Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such certificate is reduced to reflect realized losses resulting from any liquidated Contracts. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Contracts remaining in the related Trust Fund have been liquidated or the Certificates have been otherwise retired. Potential investors and certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Backup Withholding

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Offered Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A Certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner will be deemed distributed to the affected Certificate Owner for all purposes of the certificates and the Agreement. In addition, any such amount would be allowed as a refund or credit against such owner's United States federal income tax provided that the required information is furnished to the IRS.

Federal Income Tax Consequences to Foreign Investors

     The following information describes the United States federal income tax treatment of holders that are Foreign Investors. The term "Foreign Investors" means any person other than (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate, the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 which were treated as United States persons prior to such date that elect to continue to be treated as United States persons will not be considered a Foreign Investor.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate is reduced by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, there will be no withholding tax on interest paid to a Foreign Investor.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 BEN signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that
(i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States and (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and certain other requirements are met.

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which unify certification requirements and modify reliance standards, effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Certain Federal Income Tax Consequences" in the prospectus.

                           State Tax Considerations

     The Company makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans that are subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the prospectus.

     As discussed in the prospectus under "ERISA Considerations" and subject to the limitations discussed thereunder, the Company believes that the Exemption (as defined in the prospectus) granted to __________________ and _________________ (the "Underwriters") will apply to the acquisition and holding by Plans of Offered Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. See "ERISA Considerations" in the prospectus. In addition, as of the date hereof, there is no obligor with respect to Contracts included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Offered Certificates. Assets of a Plan or individual retirement account should not be invested in the Offered Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. In particular, a Plan fiduciary who proposes to cause a Plan to purchase an Offered Certificate must consider whether the investment will meet the requirements imposed under the Exemption that the Plan be an accredited investor within the meaning of Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), and that the securities be rated in one of the four highest generic rating categories by a Rating Agency. The rating of a security may change. If a class of securities no longer has a rating of at least BBB-or its equivalent, securities of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan, although a Plan that had purchased the security when it had an investment-grade rating would not be required by the Exemption to dispose of it.

                        Legal Investment Considerations

     The Class A ARM Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in the Act.

     The Fixed Pool Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Non-SMMEA Certificates will constitute legal investments for them.

     The Company makes no representations as to the proper characterization of the Non-SMMEA Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Non-SMMEA Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Non-SMMEA Certificates) may adversely affect the liquidity of the Non-SMMEA Certificates. See "Legal Investment Considerations" in the prospectus.

                              Certificate Rating

     It is a condition to the issuance of each class of Offered Certificates that they receive from _______________ and ________________, the ratings specified in "Summary Information" in this prospectus supplement. The Company has not requested a rating on the Offered Certificates by any rating agency other than ___________ or ___________. However, there can be no assurance as to whether any other rating agency will rate the certificates, or if it does, what rating would be assigned by any such other rating agency. A rating on any or all of the certificates by certain other rating agencies, if assigned at all, may be lower than the ratings assigned to such certificates by the Rating Agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. [The rating of the Class B-2 Certificates is based in part on an assessment of Clayton's ability to make payments under the Limited Guarantee. Any change in ___________'s or ___________'s assessment of Clayton's ability to make payments under the Limited Guarantee may result in a reduction of the rating of the Class B-2 Certificates.]

                                 Underwriting

     Each of the Underwriters has severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite its name below.

                                         Principal       Principal       Principal       Principal       Principal
                                         Amount of       Amount of       Amount of       Amount of       Amount of
                                        Class A ARM      Class A-1       Class A-2       Class A-3       Class A-4
          Underwriter                   Certificates   Certificates    Certificates    Certificates    Certificates
----------------------------------------------------------------------------------------------------------------------
-----------------...............       $              $               $               $               $
-----------------...............
                                      --------------  --------------  --------------  --------------  ----------------
   Total........................       $              $               $               $               $


                                                         Principal       Principal       Principal       Principal
                                                         Amount of       Amount of       Amount of       Amount of
                                                         Class A-5       Class M-1       Class B-1       Class B-2
          Underwriter                                  Certificates    Certificates    Certificates    Certificates

----------------------------------------------------------------------------------------------------------------------
-----------------...............                      $               $               $               $
-----------------...............
                                                      --------------  --------------  --------------  ----------------
   Total........................                      $               $               $               $

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates set forth above if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     The Company has been advised that the Underwriters propose initially to offer the Offered Certificates set forth above to certain dealers at the respective offering prices set forth on the cover page less a selling concession not to exceed the percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Certificate denomination set forth below:

                                                Selling             Reallowance
Class of Certificate                           Concession           Concession
--------------------                           ----------           ----------
Class A ARM Certificates...................         %                     %
Class A-1 Certificates.....................         %                     %
Class A-2 Certificates.....................         %                     %
Class A-3 Certificates.....................         %                     %
Class A-4 Certificates.....................         %                     %
Class A-5 Certificates.....................         %                     %
Class M-1 Certificates.....................         %                     %
Class B-1 Certificates.....................         %                     %
Class B-2 Certificates.....................         %                     %

     Until the distribution of the Offered Certificates set forth above is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

     If the Underwriters create a short position in the Offered Certificates set forth above in connection with the offering, i.e., if they sell more Offered Certificates than are set forth on the cover page of this prospectus supplement, the Underwriters may reduce that short position by purchasing the Offered Certificates in the open market.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     After the initial public offering of the Offered Certificates set forth above, the public offering price and such concessions may be changed.

     Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may require to make in respect thereof.

     The Company has agreed that for a period of 30 days from the date of this Prospectus Supplement it will not offer or sell publicly any other manufactured housing contract pass-through certificates without the Underwriters' consent.

                                 Legal Matters

     The validity of the Offered Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC, Nashville, Tennessee. Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Brown & Wood LLP.

                            Index of Defined Terms

                                                                          Page

21st Century..............................................................S-14
21st Century Contracts....................................................S-14
Acquired Contracts..........................................................11
Adjustable Pool Certificates..............................................S-45
Adjustable Pool Cut-off Date Principal Balance............................S-20
Adjustable Pool Scheduled Principal Balance...............................S-53
Aggregate Class B Percentage..............................................S-52
Aggregate Class M-1 Percentage............................................S-52
Aggregate Pool Scheduled Principal Balance................................S-53
Agreement....................................................................8
Alternate Credit Enhancement..............................................S-57
Book-Entry Certificates...................................................S-59
Certificate Account.........................................................15
Certificate Owners........................................................S-59
Class B-2 Distribution Amount.............................................S-56
Clayton..................................................................8, 10
Clearance Cooperative.....................................................S-61
Clearstream...............................................................S-59
Code........................................................................34
Commissioner................................................................54
Company......................................................................8
Contract Pool............................................................8, 13
Contract Rate................................................................8
Cut-off Date.................................................................8
Depositary..................................................................14
Designated Transaction......................................................35
Determination Date..........................................................19
DOL.........................................................................34
DTC..................................................................S-59, I-1
Eligible Corporations.......................................................54
Eligible Investments........................................................18
Enhancement Payment.......................................................S-57
Equity Builder Loan.........................................................11
ERISA.................................................................S-65, 33
Escalating Principal Payment Contracts......................................11
Euroclear.................................................................S-59
Exemption...................................................................35
FASIT.......................................................................53
FASIT Qualification Test....................................................54
FASIT Trust.................................................................53
FDIC........................................................................18
Fixed Pool Formula Principal Distribution Amount..........................S-53
Fixed Pool Scheduled Principal Balance....................................S-53
Global Securities..........................................................I-1
HUD.........................................................................27
Initial Class B-2 Principal Remittance Date...............................S-56
Land-and-Home Contracts......................................................8
LIBOR.....................................................................S-48
Limited Guarantee.........................................................S-56
Mark-to-Market Regulations..................................................47
Monthly Advances..........................................................S-57
Mortgage Loans...............................................................8
Mortgaged Properties.........................................................8
Net Liquidation Proceeds....................................................18
New Regulations.......................................................S-64, 49
Non-SMMEA Certificates....................................................S-65
OID Regulations.............................................................39
participants................................................................14
Participants..............................................................S-59
Plans.................................................................S-65, 33
Pre-Funding Account..........................................................9
Prepayment Assumption.......................................................40
PTCE 95-60..................................................................36
Record Date.................................................................14
Registration Statement......................................................13
Regular Certificates........................................................37
Regulation..................................................................34
Relief Act..................................................................30
REMIC.......................................................................26
REMIC Certificates..........................................................37
REMIC Regulations...........................................................36
Reserve Fund................................................................20
Residual Certificates.......................................................37
Residual Holders............................................................44
Restricted Group............................................................36
Rules.....................................................................S-60
Semi-Monthly Contracts....................................................S-15
Senior Certificates.........................................................13
Service.....................................................................38
Servicing Fees..............................................................24
SMMEA.......................................................................57
Special Distributions.......................................................20
Startup Day.................................................................37
Step-up Rate Contracts......................................................11
Subsequent Contracts.........................................................9
Title V.....................................................................33
Trust Fund..................................................................13
Trustee..................................................................9, 13
UCC.........................................................................28
Underwriters..............................................................S-65
Vanderbilt...................................................................8

                                    Annex I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Manufactured Housing Contract Senior/ Subordinate Pass-Through Certificates, Series 2001-_ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds. Capitalized Terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and investors holding interests in Global Securities through DTC Participants will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in such capacity) and other DTC Participants.

     Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Servicer and the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC Participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or the Euroclear Operator will instruct its respective depositary to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC Participant's account against delivery of an interest in the Global Securities. After such settlement has been completed, such interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The credit of such interest will appear the next business day and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement from cash on hand, in which case such Clearstream Participants or Euroclear Participants will take on credit exposure to Clearstream or the Euroclear Operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or the Euroclear Operator has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon. Under this procedure, Clearstream Participants or Euroclear Participants receiving interests in Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC Participants are subject to DTC procedures for transferring interests in Global Securities to the respective depositary of Clearstream or Euroclear for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC Participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC Participant.

     Finally, intra-day traders that use Clearstream or Euroclear Participants and that purchase interests in Global Securities from DTC Participants or sellers settling through them for delivery to Clearstream Participants or Euroclear Participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential condition:

          (a) borrowing interests in Global Securities through Clearstream or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing interests in the Global Securities in the United States from a DTC Participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

     Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC Participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last remittance date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following business day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons residing in a country that has a tax treaty with the United
States may be able to obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. After December 31, 2000, only Form W-8BEN will be acceptable.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax, regardless of source of its income, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Certain trusts not described in clause (iv) above in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. Person.

     The term "Non-U.S. Person" means any person who is not a U.S. Person.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.


                     (THIS PAGE INTENTIONALLY LEFT BLANK)



PROSPECTUS

                     Vanderbilt Mortgage and Finance, Inc.

                              Seller and Servicer

            Manufactured Housing Contract Pass-Through Certificates

                             (Issuable in Series)


You should consider the            We are offering certificates representing
risk factors starting         primarily an interest in manufactured housing
page 4 of this                contracts as further specified in this
prospectus.                   prospectus and a prospectus supplement.
                              Vanderbilt Mortgage and Finance, Inc. or a
The certificates will         limited purpose finance subsidiary of Vanderbilt
represent obligations of      Mortgage and Finance, Inc. will form a trust for
the related trust and         each separate series of certificates, and the
will not represent any        trust will issue the certificates of that
interest in or obligation     series. The certificates of any series may
of Vanderbilt Mortgage        consist of several different classes. A trust
and Finance, Inc. or,         may also issue one or more other interests in
unless specified in the       the trust that will not be offered under this
prospectus supplement         prospectus and the related prospectus
relating to a series, any     supplement.
of its affiliates.
                                   The right of each class of certificates
This prospectus               within a series to receive payments may be
supplement may not be         senior or subordinate to the rights of one or
used to offer or sell any     more of the other classes of certificates. In
certificates unless           addition, a series of certificates may include
accompanied by a              one or more classes which on the one hand are
prospectus supplement         subordinated to one or more classes of
relating to that series.      certificates, while on the other hand are senior
                              to one or more classes of certificates. The rate of principal and interest payments on the certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related contracts.


                                   The prospectus supplement will list the
                              remittance rate that holders of certificates will receive for each class in that series. The prospectus supplement will specify whether the remittance rate will be fixed, variable or adjustable.

                                   Before the offering of the certificates
                              under this prospectus, there was no public market for the certificates. The underwriters named in the prospectus supplement relating to a series may from time to time buy and sell certificates of that series.

                              ___________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ___________________

__________, 2001

                  IMPORTANT NOTICE ABOUT INFORMATION IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of certificates.

     If the terms of your series of certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

     You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                    REPORTS TO HOLDERS OF THE CERTIFICATES

     We will provide to the holders of certificates of each series certain monthly and annual reports concerning the certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates -- Reports to Certificateholders" in the prospectus supplement relating to your series.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You can read and copy the registration statement, as well as other filed documents, at the Securities and Exchange Commission's public reference facilities located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

     Clayton Homes, Inc. has securities other than the certificates listed on the New York Stock Exchange. You may inspect reports and other information concerning those securities at the New York Stock Exchange.

     The Securities and Exchange Commission allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. With respect to any class of certificates that is supported by a guarantee of Clayton Homes, Inc., we are incorporating by reference the following documents into this prospectus and the related prospectus supplement:

     o Clayton Homes, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000; and

     o Clayton Homes, Inc.'s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2000 and December 30, 2000.

     We are also incorporating by reference into this prospectus and the related prospectus supplement:

     o any document filed by Vanderbilt Mortgage and Finance, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust; and

     o any document: (i) that relates to a class of certificates supported by a guarantee of Clayton Homes, Inc. and (ii) that is filed by Clayton Homes, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the certificates issued by that trust.

     We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents incorporated by reference in this prospectus (other than certain exhibits to such documents). Please direct your requests for copies of documents filed by Vanderbilt Mortgage and Finance, Inc. to its principal executive office at 500 Alcoa Trail, Maryville, Tennessee 37804, Attention: David Jordan, Secretary, telephone number: (865) 380-3515. Please direct your requests for copies of documents filed by Clayton Homes, Inc. to its principal executive office at 5000 Clayton Road, Maryville, Tennessee 37804, Attention: Kevin T. Clayton, President, telephone number:
(865) 380-3000.

                                 RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase the certificates. You should also consider the risk factors described in your prospectus supplement.

The contracts may have higher than expected delinquencies, defaults or losses.

     Your investment in the certificates may be affected by various factors, including:

     General Economic Conditions. Downturns in regional or local economic conditions historically have caused increased delinquency, defaults and losses on manufactured housing contracts. An economic downturn in any region where a number of the obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, you could suffer a loss on your investment.

     Depreciation in Value of Manufactured Homes. A manufactured home generally depreciates over time. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of certificates, or by another form of credit enhancement, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home. The proceeds from the liquidation of any contract and sale of the related manufactured home may not be sufficient to cover the outstanding principal and unpaid interest on the defaulted contract.

Please review "The Trust Fund -- The Contract Pools" in this prospectus for more detail.

     The contracts may be prepaid before their scheduled maturity.

     There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

     o    homeowner mobility;

     o    general and regional economic conditions;

     o    competition among manufactured housing lenders; and

     o    prevailing interest rates.

     The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment. If you purchase a certificate at a discount, then slower than expected prepayments on the contracts will reduce the yield on your certificate. If you purchase a certificate at a premium, then faster than expected prepayments on the contracts will reduce the yield on your certificate. You should not assume that the contracts will prepay at any particular rate or at a constant rate.

     You will also be subject to reinvestment risk in connection with the average life of your certificates. When prevailing interest rates are lower than at the time of your investment, prepayments are likely to increase and the average life of your certificates is likely to decrease. You may only be able to reinvest the proceeds from your certificates in investments of similar risk bearing a lower rate of interest than your certificates.

The certificates are not an obligation of Vanderbilt Mortgage and Finance, Inc. and they are not insured.

      The certificates will not represent an interest in, or obligation of, Vanderbilt Mortgage and Finance, Inc. The certificates are not insured or guaranteed by the government, any underwriter, Vanderbilt Mortgage and Finance, Inc. or, unless specified in the related Prospectus Supplement, any of its affiliates, and will be payable only from amounts collected on the contracts.

The certificates may have limited liquidity.

     There is a risk that a secondary market will not develop for the certificates of any series. There is also a risk that if a secondary market does develop:

     o it may not be sufficiently liquid to allow you to sell your certificates; and/or

     o    it may not continue for the term of any series of certificates.

Risks relating to enforceability of the contracts.

The security interest in the manufactured homes may not be perfected.

     Every manufactured home contract will be secured by a security interest in either:

     o    the manufactured home; or

     o if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed.

     State laws, such as the uniform commercial code and motor vehicle titling statutes, govern the perfection of security interests in manufactured homes and the enforcement of rights to realize upon the value of manufactured homes as collateral for the contracts. The steps required to create and perfect a security interest in a manufactured home vary from state to state. Certain laws may also limit the servicer's ability to repossess, foreclose or liquidate the contracts.

     Vanderbilt Mortgage and Finance, Inc. will represent and warrant that each contract is secured by a perfected security interest in a manufactured home. If we materially breach this representation and warranty with respect to any contract, we must repurchase the contract, subject to the conditions of the Pooling and Servicing Agreement. Nevertheless, a failure by Vanderbilt Mortgage and Finance, Inc. to perfect its security interest in the manufactured homes securing a number of contracts could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

The security interest in the manufactured homes may not have been assigned to the trustee.

     Vanderbilt Mortgage and Finance, Inc. will not:

     o amend a certificate of title to a manufactured home to name the trustee as the lienholder;

     o    note the trustee's interest on the certificate of title;

     o    deliver the certificate of title to the trustee; or

     o record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts.

     As a result, in some states the assignment of the security interest in the manufactured home, or of the mortgage or deed of trust, to the trustee may not be effective against our creditors or a trustee in the event we enter bankruptcy, or the security interest may not be perfected. If Vanderbilt Mortgage and Finance, Inc. is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase, and you could suffer a loss on your investment as a result.

Federal and state consumer protection laws apply to the contracts.

     If Vanderbilt Mortgage and Finance, Inc. or the seller of a manufactured home did not comply with federal or state consumer protection laws with respect to a contract relating to a manufactured home, the trust fund may be liable for amounts due under the contracts.

     Vanderbilt Mortgage and Finance, Inc. will represent and warrant that each contract complies with applicable federal and state consumer protection laws. If we materially breach this representation and warranty with respect to any contract, we must repurchase the contract, subject to the conditions of the Pooling and Servicing Agreement. Nevertheless, a failure by Vanderbilt Mortgage and Finance, Inc. to comply with these laws could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

Please review "Certain Legal Aspects of the Contracts" in this prospectus for more detail.

If Vanderbilt Mortgage and Finance, Inc. becomes insolvent, there may be delays or reductions in distributions on your certificates.

     Vanderbilt Mortgage and Finance, Inc. intends that each transfer of contracts to a trust fund will constitute a sale, rather than a pledge of the contracts to secure indebtedness. However, if we become a debtor under the federal bankruptcy code, it is possible that our creditors or a bankruptcy trustee may argue that the transfer of the contracts was a pledge rather than a sale. If this position is presented to or accepted by a court, it could result in a delay in, or reduction of, distributions on your certificates.

     The case of Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993) contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although most of the contracts constitute chattel paper rather than accounts under the Uniform Commercial Code, sales of chattel paper, like sales of accounts, are governed by the same Article 9 of the Uniform Commercial Code. If Vanderbilt Mortgage and Finance, Inc. becomes a debtor under the federal bankruptcy code and a court applies the reasoning of the Octagon court to chattel paper, you could experience a delay in, or reduction of, distributions on your certificates.

Subordination may not protect holders of senior certificates from losses.

     If the rights of your class of certificates are senior to the rights of one or more other classes of certificates:

     o the protection given to you by subordination may be depleted due to certain losses on the contracts; and

     o any reserve fund established for your series of certificates could be depleted in certain circumstances.

     In either case, shortfalls could affect you as well as the holders of certificates subordinate to your class of certificates. You should carefully review the credit risks to be absorbed by your class of certificates on account of subordination or the timing of the distributions intended to be made on your class of certificates.

Tennessee Tax Lien May Have Priority Over the Trust Fund

     Under Tennessee law, a tax is due in connection with the public recordation of instruments evidencing indebtedness. Vanderbilt Mortgage and Finance, Inc. will treat the transfer of the Contracts to each trust fund as a sale rather than a loan, and therefore we will not pay any tax in respect of the recordation of instruments evidencing such transfers. Nonpayment or underpayment of the Tennessee indebtedness tax does not affect or impair the effectiveness, validity, priority or enforceability of the security interest created or evidenced by the instrument, but (a) subjects the holder of the indebtedness to a penalty, in addition to the tax, in the amount of the greater of $250 or double the unpaid tax due, (b) results in the imposition of a tax lien in favor of the Tennessee Department of Revenue, in the amount of any tax and penalties unpaid and owing that attaches to the collateral until the lien or security interest is released and thereafter attaches to the proceeds, and (c) precludes the holder of the indebtedness from maintaining an action on the indebtedness (other than an action limited to the enforcement of the security interests or lien) against the debtor until the nonpayment is cured. In such event, and in addition to the statutory disability described above, collections on the contracts could be applied to pay such tax and penalty prior to being applied to make distributions on your certificates and the Tennessee Department of Revenue would have a lien on the contracts prior to the security interests and liens of the trust fund.

                                THE TRUST FUND

General

     Each Trust Fund will include (i) a Contract Pool (which may consist of sub-pools), (ii) the amounts held from time to time in trust accounts (each, a "Certificate Account") maintained by the Trustee pursuant to the Agreement, and (iii) proceeds from certain hazard insurance policies on individual Manufactured Homes or Mortgaged Properties, if any, and Manufactured Homes acquired by repossession, (iv) any letter of credit, limited guarantee of Clayton Homes, Inc. ("Clayton"), surety bond, pool insurance policy, cash reserve fund or any other form of credit enhancement, or any combination thereof, and (v) such other property as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a limited guarantee of Clayton may exist and may not be a part of the Trust Fund.

     Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool (which may consist of sub-pools) comprised of Contracts having the aggregate principal balance as of the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates.

     All of the Contracts will have been originated or purchased by Vanderbilt Mortgage and Finance, Inc. ("Vanderbilt") or an affiliate of Vanderbilt in the open market or in privately negotiated transactions, including transactions with affiliates of Vanderbilt. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement or in a report on Form 8-K to be filed with the Securities and Exchange Commission after the initial issuance of such Certificates. A copy of the Pooling and Servicing Agreement among the Company, the Trustee and any other party specified in the related Prospectus Supplement (the "Agreement") with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

     Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

The Contract Pools

     Each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist primarily of manufactured housing installment sales contracts and installment loan agreements and may include modular home installment sales contracts and installment loan agreements (collectively, the "Manufactured Housing Contracts") originated by either Vanderbilt, a manufactured housing dealer or a lender in the ordinary course of business and purchased by Vanderbilt. The Contracts will be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Manufactured Housing Contract will be secured by a new or used Manufactured Home or Modular Home and, in certain instances, by a mortgage or deed of trust on real estate to which the Manufactured Home is permanently affixed (the "Land-and-Home Contracts"). Each Contract secured by a Modular Home and some of the Contracts secured by a Manufactured Home may be further secured by a mortgage or deed of trust on real estate. Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date (a "step-up rate").

     If so specified in the Prospectus Supplement, the Contract Pool will include notes or other evidences of indebtedness (the "Mortgage Loans") secured by a mortgage or deed of trust on one-to-four family residential properties (the "Mortgaged Properties"). The Mortgage Loans were originated or acquired by Vanderbilt in the ordinary course of business.

     Vanderbilt or, if specified in the related Prospectus Supplement, a limited purpose finance subsidiary of Vanderbilt organized and established by Vanderbilt (the "Company"), as seller of the Contracts, will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under [this] chapter."

     For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). Vanderbilt, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates -- Servicing." Unless otherwise specified in the related Prospectus Supplement, the contract documents relating to Manufactured Housing Contracts will be held for the benefit of the Trustee by the Servicer and the principal documents relating to Mortgage Loans and Land-and-Home Contracts will be delivered to the Trustee or a custodian for the benefit of the Trustee.

     Each Contract Pool will be composed of Contracts bearing interest at the annual fixed and/or variable Contract Rates and/or step-up rates specified in the Prospectus Supplement. The Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Each registered holder of a Certificate will be entitled to receive periodic distributions, which will typically be monthly, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

     The related Prospectus Supplement will disclose in summary form for the Contracts contained in the related Contract Pool, among other things, the year of origination; the range and the weighted average of Contract Rates; the range of Loan-to-Value Ratios; the range and average of outstanding principal balances as of the Cut-off Date; the weighted average term to scheduled maturity as of origination and as of the Cut-off Date; the geographic location of the Manufactured Homes securing the Contracts; the percentage and amount of Contracts secured by new or used Manufactured Homes; the aggregate principal balance of the Contracts; and the last maturity date of any Contract. The Trust Fund may include monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Trustee, which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the funding period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

     The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Company. See "Description of the Certificates -- Conveyance of Contracts."

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, cost of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                     VANDERBILT MORTGAGE AND FINANCE, INC.

     Vanderbilt was incorporated in 1977 in the State of Tennessee. As of June 30, 2000, Vanderbilt had total assets of approximately $820 million and stockholder's equity of approximately $375 million. Vanderbilt, an indirect subsidiary of Clayton Homes, Inc. ("Clayton"), is engaged in the business of, among other things, purchasing, originating, selling and servicing installment sales contracts and installment loan agreements for manufactured housing and modular housing. Clayton, through its affiliates, manufactures and sells manufactured homes and modular homes, and owns, manages and markets manufactured housing communities. Vanderbilt's principal office is located at 500 Alcoa Trail, Maryville, Tennessee 37804, telephone number (865) 380-3000. An affiliate of Clayton acts as an insurance broker for certain types of insurance, including hazard and credit life insurance policies, some of which may cover certain of the Contracts. Other affiliates of Clayton reinsure hazard and credit life insurance policies, including policies that may cover certain of the Contracts. Two separate indirect subsidiaries of Clayton, Vanderbilt Life and Casualty Insurance Co., Ltd. and Vanderbilt Property and Casualty Insurance Co., Ltd. may act as reinsurer of insurance coverage relating to the Contracts.

     Vanderbilt purchases and originates manufactured housing contracts on an individual basis from its principal office. Vanderbilt arranges to purchase manufactured housing installment sales contracts originated by manufactured housing dealers located in approximately 29 states, primarily southern and midwestern. Most of these purchases are from dealers indirectly owned by Clayton. Dealers which are not owned by Clayton must make an application to Vanderbilt for dealer approval. Upon satisfactory results of Vanderbilt's investigation of the dealer's creditworthiness and general business reputation, Vanderbilt and the dealer enter into a dealer agreement.

     In addition to purchasing manufactured housing contracts from dealers on an individual basis, Vanderbilt makes bulk purchases of manufactured housing contracts and services on behalf of other owners of manufactured housing contracts that were not originally purchased or originated by Vanderbilt. These purchases may be from, and these servicing arrangements may be made with respect to, the portfolios of other lenders or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts.

     Vanderbilt is actively seeking arrangements by which it would service and/or acquire manufactured housing contracts originated by other lenders. Vanderbilt's management currently anticipates it will only seek servicing responsibilities which relate to manufactured housing contracts.

                             UNDERWRITING POLICIES

General

     Customers desiring to obtain financing from Vanderbilt complete a credit application form. In the case of those dealers owned by Clayton, the manager initially evaluates the application and then forwards it to Vanderbilt for consideration. In the case of dealers that are not owned by Clayton, the application is transmitted to Vanderbilt for consideration.

     Credit applications are then evaluated by Vanderbilt's credit officers. With respect to those customers determined to be creditworthy, Vanderbilt requires a down payment in the form of cash, the trade-in value of a previously owned manufactured home, and/or the estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the dealer must be consistent with the value of such home determined by Vanderbilt in light of current market conditions. The value of real property pledged as additional collateral is estimated by personnel of the dealer, who are not appraisers but are familiar with the area in which the property is located. The minimum amount of the down payment is typically 5% of the purchase price. The purchase price includes the stated cash sale price of the manufactured home, sales or other taxes and certain fees and set-up costs. The balance of the purchase price and certain insurance premiums (including up to five years of premiums on required hazard insurance) are financed by an installment sales contract providing for a purchase money security interest in the manufactured home and a mortgage on real property, if any, pledged as additional collateral. Normally, the contracts originated by Vanderbilt provide for equal monthly payments, generally over a period of five to thirty years at fixed rates of interest.

     Vanderbilt's underwriting guidelines generally require that each applicant's credit history, residence history, employment history and income to debt payment ratios be examined. There are no requirements on the basis of which, if met, credit is routinely approved; or if they are not met, credit is routinely denied. If in the judgment of Vanderbilt's credit manager an applicant does not meet minimum underwriting criteria, there generally must be compensating higher ratings with respect to other criteria in order for an applicant to be approved. Credit managers must confirm that the credit investigation gave a complete and up-to-date accounting of the applicant's creditworthiness. Credit managers are encouraged to obtain second opinions on loans for relatively larger dollar amounts or those which, in their judgment, tend to rank lower in terms of underwriting criteria. Generally, the sum of the monthly obligation for installment obligations, including the manufactured home loan payment and monthly site costs, should not exceed 50% of the applicant's gross monthly income. Since January 1989 Vanderbilt has, in addition to the above considerations, used a credit scoring system to evaluate credit applicants. The credit score of an applicant is used as a further guide in determining whether to extend credit to the applicant. All of the Mortgage Loans originated or acquired by Vanderbilt are underwritten or reunderwritten by Vanderbilt in a manner generally consistent with the foregoing guidelines.

     In the case of a Contract Pool containing Contracts originated by other originators and acquired by Vanderbilt ("Acquired Contracts"), the related Prospectus Supplement will describe such Contracts.

Various Financing Terms

     In addition to level payment, fixed rate contracts, Vanderbilt offers various other financing arrangements. Vanderbilt has developed financing options such as contracts with a 7 year term (compared to the industry norm of 15 to 30 years), which provides financing to its customers at a relatively low cost. In January 1990, Vanderbilt introduced a bi-weekly payment contract which provides for 26 payments a year, which are made by electronically debiting the purchaser's checking account. In 1989, Vanderbilt began originating variable rate Contracts which provide for periodic Contract Rate adjustments, In general, the Contract Rate equals the sum of a fixed margin and an index rate. Vanderbilt's originations of variable rate Contracts has increased from relatively few prior to 1994 to a high of 11,594 originations with an aggregate dollar amount of approximately $430,240,983 in fiscal 1999.

     In 1996, Vanderbilt introduced contracts with financing terms which provide for an annual increase in monthly payments over the first five years of the term of the Contracts (the "Escalating Principal Payment Contracts"). An Escalating Principal Payment Contract provides initially for lower monthly payments than if the contract were of a shorter term. Each year for a period of five years, the term of the Escalating Principal Payment Contract automatically converts to a shorter term, and the monthly payment increases accordingly. At year six, the monthly payment increases to a level monthly payment which fully amortizes the remaining principal over a specified term which is shorter than the original term of the Escalating Principal Payment Contract. There are no periods in which the Escalating Principal Payment Contracts have negative amortization.

     In 1998, Vanderbilt introduced contracts which provide for Contract Rates that periodically increase over a certain period of time (the "Step-up Rate Contracts"). Step-up Rate Contracts provide for periodic increases in the applicable interest rate at the end of certain intervals during the term of the Contracts, including at the end of each twelve month interval during the first three years following origination and at the end of each six month interval during the first eighteen months following origination. After the applicable interest rate increase period, the Contract Rates are fixed. The total amount and principal portion of each monthly payment that is due on a Step-up Rate Contract at the time of each adjustment to its Contract Rate will be determined on a basis that would cause the Contract (which bear interest at an increased rate after such adjustment) to be fully amortized over its remaining term on a level payment basis. There are no periods in which the Step-up Rate Contracts have negative amortization.

     In 2000, the Company introduced a new loan product (the "Equity Builder Loan"), an installment loan agreement requiring interest-only payments during its first year. After the first year, the payment amount steps up annually in order to amortize the loan principal. The amount of such increase is based upon a percentage of the required interest payment during the first year. An obligor under an Equity Builder Loan has the option during the term of the loan to convert the unpaid loan balance to a 20-year total amortization schedule.

     During the last six fiscal years, Vanderbilt has become the most important source of financing for purchasers of Clayton's homes. In fiscal 1988, Vanderbilt originated 5,692 contracts, in fiscal 1993, Vanderbilt originated 10,880 contracts, in fiscal 1994, Vanderbilt originated 12,401 contracts, in fiscal 1995, Vanderbilt originated 13,857 contracts, in fiscal 1996, Vanderbilt originated 16,910 contracts and in fiscal 1997, Vanderbilt originated 21,691 contracts. For fiscal year 1998, Vanderbilt originated 24,304 contracts. For fiscal year 1999, Vanderbilt originated 30,165 contracts. For fiscal year 2000, Vanderbilt originated 26,161 contracts. At June 30, 2000, Vanderbilt was servicing approximately 142,000 contracts and an aggregate dollar amount of approximately $3.9 billion, of which Vanderbilt either originated, purchased from dealers or acquired from other lenders approximately 130,000 contracts with an aggregate dollar amount of approximately $3.7 billion. Vanderbilt expects it will continue to originate a significant portion of the financing for purchasers of homes sold by Clayton owned retail centers, consistent with the overall level of Clayton's retail sales.

                             YIELD CONSIDERATIONS

     The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

     The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class or such sub-class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class or sub-class of Certificates that is offered at a premium to its principal amount or without any principal amount.

     If a Series of Certificates contains Classes or sub-classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or sub-class and the percentage of the original Stated Balance of each such Class or sub-class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentage of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

     Unless otherwise specified in the related Prospectus Supplement, the Contracts will have maturities at origination of not more than 30 years.

Prepayment Considerations

     Contracts generally may be prepaid in full or in part without penalty. Based on Vanderbilt's experience with the portfolio of manufactured housing contracts which it services, Vanderbilt anticipates that a number of the contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions, competition among manufactured housing lenders and prevailing interest rates, may influence prepayments. The refinancing of any Contract will result in a prepayment in full of such Contract. Declining interest rates and certain other factors may result in an increased number of refinancings which would affect the average life of the Certificates. In addition, the repurchase of Contracts on account of certain breaches of representations and warranties in the Agreement have the effect of prepaying such Contracts. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer may permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Vanderbilt's then-current underwriting standards.

     Information regarding the prepayment model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

     See "Description of the Certificates -- Termination of the Agreement" for a description of the Company's or the Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund -- The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates of one or more series (each, a "Series") may be offered and sold from time to time under this Prospectus and a Prospectus Supplement. Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller, Vanderbilt, as Servicer, the trustee named in the related Prospectus Supplement (the "Trustee") and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references, if any, contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

General

     The Certificates may be issued in one or more Classes or sub-classes (each referred to in this Prospectus as a "Class"). If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a sub-class within a Series or all of the Certificates of a single-Class Series, as the context may require.

     The Certificates of each Series will be issued in fully registered form only and will represent the interest specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund will generally include (i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) amounts held in the Certificate Account from time to time and
(iii) proceeds from certain hazard insurance on individual Manufactured Homes, Modular Homes or Mortgaged Properties (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, and may include a letter of credit, limited guarantee of Clayton, surety bond, pool insurance policy, cash reserve fund or any other form of credit enhancement, or any combination thereof. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Ownership of each Contract Pool may be evidenced by one or more classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. One or more Classes of Certificates evidencing interests in Contracts may be Subordinated Certificates, evidencing the right of the holders thereof to receive any or a portion of distributions of principal or interest or both on the Contracts subordinate to the rights of the holders of other Classes of Certificates ("Senior Certificates") as provided in the related Prospectus Supplement. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner described in the Prospectus Supplement.

     A Series of Certificates may consist of Classes of Certificates evidencing the right to receive distributions of principal or interest or both in the order specified in the related Prospectus Supplement. A Class of Certificates of a Series may be divided into two or more sub-classes. The related Prospectus Supplement will specify whether a Class has been so divided and the terms of each sub-class. The holders of each sub-class of a Class of Certificates will be entitled to the percentages (which may be 0%) of principal or interest payments or both on the related Contracts as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

     Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

     The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

     Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

     Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

     So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

     Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, the Servicer, the Trustee or any agent thereof (including any applicable Certificate Registrar or Paying Agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

     The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Contracts

     The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, Modular Homes or Mortgaged Properties, if any, all documents contained in the Contract files, Land-and-Home Contract files or Mortgage Loan files, as applicable, and all proceeds derived from any of the foregoing. On behalf of the Trust Fund, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. Such list will include the current amount of monthly payments due on each Contract as of the date of issuance of the Certificates and the Contract Rate on each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. Prior to the conveyance of the Contracts to the Trustee, the Company's operations department will complete a review of all of the Contract files, Land-and-Home Contract files and Mortgage Loan files, as applicable, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the "Certificate Account") in an amount sufficient to offset such discrepancy.

     The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes or Modular Homes (other than the principal documents relating to Land-and-Home Contracts and Mortgage Loans). To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be executed and filed by the Company identifying the Company as the seller and the Trustee as the buyer of the Contracts, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, within one week after the initial delivery of the Certificates, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors -- Risks relating to enforceability of the contracts." Unless otherwise specified in the Prospectus Supplement, the Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the principal documents relating to all Land-and-Home Contracts and Mortgage Loans.

     In general, and except as otherwise specified in the related Prospectus Supplement, the Company will make certain representations and warranties in the Agreement with respect to each Contract as of the Closing Date, including that:

          (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days (or such other number of days specified in the related Prospectus Supplement);

          (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file, the Land-and-Home Contract file or the Mortgage Loan file, as applicable;

          (c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);

          (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense;

          (e) each Contract is covered by hazard insurance described under "--Servicing--Hazard Insurance";

          (f) each Contract has been originated by a manufactured housing dealer or lender or Vanderbilt in the ordinary course of such dealer's or lender's or Vanderbilt's business and, if originated by a manufactured housing dealer or other lender, was purchased by the Vanderbilt in the ordinary course of business;

          (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee or a separate trustee pursuant to the Agreement or pursuant to the Certificates unlawful;

          (h) each Contract complies with all requirements of law;

          (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part;

          (j) each Manufactured Housing Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract and each Mortgage Loan, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee;

          (k) all parties to each Contract had capacity to execute such Contract;

          (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee;

          (m) as of the Closing Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing;

          (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract;

          (o) each Contract other than a step-up rate Contract and an Escalating Payment Contract is:

               (i) a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract or

               (ii) a loan with a variable interest rate;

          (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

          (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct;

          (r) there is only one original of each Contract;

          (s) none of the Contracts had a Loan-to-Value Ratio at origination greater than 100% (or such other percentage amount specified in the related Prospectus Supplement);

          (t) at the time of origination of each Contract or for the percentage of Contracts set forth in the Prospectus Supplement, the Obligor was the primary resident of the related Manufactured Home;

          (u) other than the Land-and-Home Contracts or the Mortgage Loans, if any, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located as would render unperfected or impair the priority of the security interest in such Manufactured Home, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair;

          (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6); and

          (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

     Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust Fund's interest in any Contract if such breach has not been cured. The "Repurchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a representation or warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions.

     In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An "Eligible Substitute Contract" is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. In the event that more than one Contract is substituted, the above requirements with respect to Scheduled Principal Balance, Contract Rate and remaining term to scheduled maturity may be satisfied on an aggregate or weighted average basis, as applicable. The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a partial principal prepayment.

Payments on Contracts

     Unless otherwise specified in the related Prospectus Supplement, each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates or a Group of Certificates within a Series in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the rating assigned to the Certificates by each rating agency rating the Certificates of such Series, (ii) with the trust department of a depositary institution, (iii) in an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation ("FDIC"), (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant Certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account the following payments and collections received or made by it subsequent to the Cut-off Date:

          (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

          (ii) all Obligor payments on account of interest on the Contracts;

          (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

          (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to Obligor;

          (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

          (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates;

          (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below; and

          (viii) all amounts, if any, required to be transferred to the Certificate Account from a Reserve Fund pursuant to the Agreement.

Distributions on Certificates

     Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the fifth Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account as of the end of the Due Period immediately prior to such Remittance Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments or collections due after the Due Period preceding the month in which the Remittance Date occurs; (ii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iii) amounts representing reimbursement for Advances, such reimbursement being limited, as described in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (iv) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (iv) above, with respect to a Series of Certificates having a Class of Subordinated Certificates, are referred to herein as the "Available Distribution Amount."

     On each Remittance Date, the Trustee will withdraw the Available Distribution Amount from the applicable Certificate Account and distribute such amount to the Certificateholders of each Class or other specified persons in the amounts and order of priority specified in the related Prospectus Supplement.

     Interest on the Certificates will be paid on the dates specified in the related Prospectus Supplement (each a "Remittance Date"), commencing on the date specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth for each Class or sub-class of Certificates the interest rate, if any, for each such Class or sub-class or the method of determining such interest rate. As specified in the related Prospectus Supplement, Classes of a Series of Certificates or sub-classes within a Class may be entitled to receive no interest or interest which is not proportionate to the principal allocable to such Certificates. Principal collected on each Contract, including any principal prepayments, will be passed through on each Remittance Date, unless such principal has previously been passed through. With respect to a Class or sub-class of a Series having a Stated Balance, such distributions may be made in the reduction of the Stated Balance, or in such other amounts as are specified in the related Prospectus Supplement.

     Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

     If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus, to the extent not paid, the aggregate of amounts by which the Senior Distribution Amount for any Remittance Date exceeded the amount actually paid on such Remittance Date plus interest at the related Remittance Rate. Unless otherwise provided in the related Prospectus Supplement, the difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

     A Class or sub-class of Certificates may be Compound Interest Certificates on which interest will accrue, but not be paid for the period set forth in the related Prospectus Supplement.

     Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or subclasses of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes or sub-classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions" in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes or sub-classes may be less than the sum of
(i) the interest scheduled to be distributed to holders of the Certificates of such Classes or sub-classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

     Subordinated Certificates and Reserve Fund. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Available Distribution Amount among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates (which may include a reduction of the principal balance of the Classes of Subordinated Certificates in the event of such losses), the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. If specified in the related Prospectus Supplement, the rights of the Subordinated Certificateholders, to the extent not subordinated, may be on a parity with those Senior Certificateholders. This subordination feature is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Senior Certificateholders against losses.

     If specified in the related Prospectus Supplement, the protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool and, to the extent specified in the related Prospectus Supplement, by the establishment of a reserve fund (the "Reserve Fund"). The Reserve Fund may be funded, to the extent specified in the related Prospectus Supplement, by one or more of an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to Subordinated Certificateholders, or the provision of a letter of credit, limited guarantee of Clayton, pool insurance policy or any other form of credit enhancement, or any combination thereof. Unless otherwise specified in the related Prospectus Supplement, the Reserve Fund will be part of the Trust Fund.

     The subordination features and the Reserve Fund described above are intended to enhance the likelihood of timely payment of principal and interest and to protect the Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificateholders against loss. However, in certain circumstances the Reserve Fund could be depleted and shortfalls could result. If, on a particular date when a distribution is due such Certificateholders, the aggregate amount of payments received from the obligors on the Contracts and Advances by the Servicer (as described below), if any, and from the Reserve Fund of a Series, if any, do not provide sufficient funds to make full distributions to such Certificateholders of a Series, the amount of the shortfall may be added to the amount such Certificateholders are entitled to receive on the next Remittance Date. In the event the Reserve Fund, if any, is depleted, such Senior Certificateholders and, to the extent specified in the related Prospectus Supplement, Subordinated Certificateholders nevertheless will have a preferential right to receive current distributions from the Contract Pool. Such Certificateholders will bear their proportionate share of losses realized on Contracts to the extent such Reserve Fund and subordination feature are exhausted.

Advances

     If the amount eligible for distribution to the Certificateholders of a Series of Certificates (or to Senior Certificateholders only if so specified in the case of a Series of Certificates having a Class of Subordinated Certificates) on any Remittance Date is less than the amount which is due such Certificateholders on such Remittance Date, the related Agreement will provide that the Servicer, under certain circumstances, will make Advances of cash from its own funds or from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders (other than Subordinated Certificateholders) in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the Contracts or otherwise, as specified in the Agreement. The Servicer's obligation to make Advances, if any, may, be limited in amount and the Servicer may not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest with respect to which any such Advances were made or from other funds in the Certificate Account.

Example of Distributions

     The following chart sets forth an example of the flow of funds for the Remittance Date occurring in June 2001 for a Class with a fixed Remittance Rate in a hypothetical Series of Certificates with a Cut-off Date of April 26, 2001:

April 26, 2001..............     (A)   Cut-off Date.

April 26 to May 25..........     (B)   Due Period.  Servicer receives scheduled
                                       payments on the Contracts and any
                                       Principal Prepayments made by Obligors
                                       and applicable interest thereon.

May 31......................     (C)   Record Date.

June 4......................     (D)   Determination Date.  Distribution amounts
                                       determined.

June 7......................     (E)   Remittance Date.  (Each Remittance Date
                                       is the 7th day of each month or, if the
                                       7th day is not a business day, the next
                                       business day.)

     The Original Contract Pool Principal Balance will be the aggregate Scheduled Principal Balance of the Contracts on April 26, 2001 after deducting principal payments received before such date. Principal payments received before April 26, 2001 and the accompanying interest payments, are not part of the Trust Fund and will not be passed through to Certificateholders. Scheduled payments, Principal Prepayments and Net Liquidation Proceeds may be received at any time during this period and will be distributed to Certificateholders on June 7. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment. The Available Distribution Amount for the distribution on June 7 is described under "-- Payments on Contracts" and "-- Distributions on the Certificates" above. Distributions on June 7 will be made to Certificateholders of record at the close of business on May 31. On June 4 (three business days prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on June 7 to Certificateholders. On June 7, the amounts determined on June 4 will be distributed to Certificateholders. If a payment due in the Due Period ending May 25 is received in the Due Period ending in June, such late payment will be taken into account in determining the Available Distribution Amount for July 7.

     The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.

Indemnification

     Unless otherwise specified in the related Prospectus Supplement, the Agreement requires the Servicer to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising from third party claims or actions in respect of any action taken or failed to be taken by the Servicer or a prior owner of Acquired Contracts or servicer on behalf of such owner with respect to any Contract or Manufactured Home, (b) any failure by the Servicer to perform its obligations in compliance with the standard of care set forth in the Agreement, and (c) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any income or franchise taxes or any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates or distributions with respect thereto).

     Unless otherwise specified in the related Prospectus Supplement, the Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer.

Servicing

     Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing installment sales contracts of the same type as the contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession. The Agreement provides that the Servicer may delegate its duties under that agreement to one or more entities (each a "Subservicer") that agrees to conduct such duties in accordance with the Agreement. Notwithstanding any such delegation, the Servicer will continue to be liable for all of its obligations under the Agreement.

     The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

     Hazard Insurance. The terms of the Agreement will generally require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing or one- to-four family residential properties, as applicable, issued by a company authorized to issue such policies in the state in which the Manufactured Home, Modular Home or Mortgaged Property is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home, Modular Home or Mortgaged Property or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any coinsurance clause contained therein. When a Manufactured Home or Modular Home's location was, at the time of origination of the related Contract, within a federally-designated special flood hazard area, the Servicer shall also cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, Modular Home or Mortgaged Property, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, Modular Home or Mortgaged Property, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a placement policy comparable to such policy.

     If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain, at its expense, hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

     Evidence as to Compliance. Each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. The Servicer will deliver to the Trustee an annual report of a nationally recognized accounting firm stating that such firm has examined certain documents and records relating to the servicing of manufactured housing contracts serviced by the Servicer under pooling and servicing agreements similar to the Agreement and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the Agreement, except for any exceptions set forth in such report.

     Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts.

     Each Agreement will also generally provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

     Except for certain representations and warranties relating to the contracts and certain other exceptions, the Servicer's obligations with respect to the Certificates are limited to its contractual servicing obligations.

     The Servicer shall keep in force throughout the term of this Agreement
(i) a policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

     The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

     Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Servicer may assign) for each Due Period (paid on the next succeeding Remittance Date) which, unless otherwise stated in the related Prospectus Supplement, will be equal to 1/12th of the product of 1.25% and the Pool Scheduled Principal Balance for such Remittance Date.

     The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional administrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions of Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home.

     So long as the Vanderbilt is the Servicer, the Servicer, in its sole discretion, may, but is not obligated to, liquidate a defaulted Contract by depositing into the Certificate Account an amount equal to (i) the outstanding principal balance of such Contract plus accrued and unpaid interest thereon to the Due Date in the Due Period in which such deposit is made less (ii) $2,000. Vanderbilt will not be reimbursed for any Liquidation Expenses incurred in connection with any such Contract and will retain any liquidation proceeds in respect thereof. Vanderbilt has such option to liquidate defaulted Contracts in that manner because such manner of liquidation is more compatible with its record keeping systems.

     As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes.

     Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor has a net worth of at least $10 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The Servicer may assign its rights and delegate its duties under the Agreement (with the prior written consent of the Company if the Vanderbilt is not the Servicer), provided that any rating of the Certificates then in effect will not be reduced because of such assignment and delegation. Upon any such assignment and delegation, the assigning Servicer will not be liable for obligations of the Servicer after such assignment.

     Events of Termination. Events of Termination under each Agreement will include (i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer. Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

     Rights Upon Event of Termination. So long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement. If the trustee in bankruptcy or similar official is appointed for the Servicer, and no Event of Termination other than the Servicer's insolvency has occurred, such trustee or other official may have the power to prevent the Trustee from effecting a transfer of servicing.

     No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

     The Servicer or the Trustee, as applicable, will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

          (i) the amount of such distribution allocable to principal on the Certificates;

          (ii) the amount of such distribution allocable to interest on the Certificates;

          (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

          (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

          (v) the outstanding principal balance of the Contracts; and

          (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

     In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

Amendment

     The Agreement may be amended by the Company and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election (a "REMIC Election") has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of
Section 860D(a) of the Code, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. The Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the holders of each such Certificate.

Termination of the Agreement

     The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or Mortgage Loan or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

The Trustee

     The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

     The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. The Trustee may also be removed at any time by the holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file, Land-and-Home Contract file, Mortgage Loan file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Company, as Servicer. If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Under the Agreement, the Servicer, agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder.

                DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

     Certain of the Contracts, may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

     The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to the United States Department of Housing and Urban Development ("HUD"). With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract Rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home,
(iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

     The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of ten percent of the reserve amount, and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of June 30, 2000, Vanderbilt's Title I reserve amount was approximately $12,863,433, which amount was available to pay claims in respect of approximately $124,363,450 of FHA-insured manufactured housing contracts serviced by Vanderbilt. If Vanderbilt were replaced as Servicer of the Contracts under the Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of Vanderbilt, as servicer of the FHA-insured Contracts.

     The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guarantee.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of Manufactured Housing Contracts, Land-and-Home Contracts and Mortgage Loans, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Manufactured Housing Contracts, Land-and-Home Contracts or Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Manufactured Housing Contracts, Land-and-Home Contracts or Mortgage Loans.

The Manufactured Housing Contracts

     General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contacts) and will assume the obligations of the obligee under the Contracts. Each Manufactured Housing Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Manufactured Housing Contracts are described more fully below.

     The Manufactured Housing Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will retain possession of the Manufactured Housing Contracts (other than the Land-and-Home Contracts) as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Tennessee to give notice of the Trustee's ownership of the Manufactured Housing Contracts. The Manufactured Housing Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud, or otherwise, a subsequent purchaser were able to take physical possession of the Manufactured Housing Contracts without notice of such assignment, the Trustee's interest in such Contracts could be defeated.

     Security Interests in the Manufactured Homes. The Manufactured Homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia and Puerto Rico. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. Vanderbilt effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate under the laws of the state in which a Manufactured Home is registered. In the event Vanderbilt fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Manufactured Housing Contract. As manufactured homes have become larger and have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provision of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts and Mortgage Loans" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Manufactured Housing Contracts contain provisions prohibiting the borrower from attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of the UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller of the Manufactured Housing Contracts and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Manufactured Housing Contracts.

     The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company, or such other originator of the Manufactured Housing Contracts as provided herein, will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

     In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of certain states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly when an Obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over perfected security interests. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of the Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

     Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on definitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the federal Soldier's and Sailor's Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

Land-and-Home Contracts and Mortgage Loans

     General. The Land-and-Home Contracts and Mortgage Loans will be secured by either first mortgages or deeds of trust, depending upon the applicable law in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note, bond or other instrument evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under the deed of trust, the borrower conveys title to the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for by foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Rights of Redemption. In some states, after the sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption
(i) may be waived or (ii) applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain property and pay the expenses of ownership until the redemption period has run.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit or restrict the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against a former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldier's and Sailor's Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract or a Mortgage Loan, in a Chapter 13 proceeding under the federal bankruptcy code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Code provides priority to certain tax liens over the lien of the mortgage or the deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or the deed of trust. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, the Fair Debt Collection Practices Act and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

Certain Matters Relating to Insolvency

     The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company (or one of its affiliates) were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company (or one of its affiliates) or the Company as a debtor-in-possession may argue the sale of the Contracts by the Company (or one of its affiliates) was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay or reduction of distributions to the related Certificateholders.

Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against the Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes or Modular Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Servicer expects that it will permit most transfers and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession, foreclosure proceeding or trustee's sale.

     In the case of a transfer of a Manufactured Home or Modular Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes or Modular Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes or Modular Homes.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing and mortgaged properties. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury laws.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA (subject to certain exceptions), any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the application of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan's investment portfolio.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification under ERISA, other provisions of ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving assets of Plans (including for these purposes individual retirement accounts and Keogh plans) and persons having certain specified relationships to a Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute a prohibited transaction under the foregoing provisions unless an administrative exemption applies. In addition, if any investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

     The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. The Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (ii) sold to the Plan as part of a securities offering to the public pursuant to an effective registration statement under the Securities Act of 1933, and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation, and it is not anticipated that any other exception to the Regulation will apply.

     As a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee, other persons, in providing services with respect to the Contracts, or certain affiliates thereof, may be considered, or might become, parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could give rise to a prohibited transaction within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exemption applies.

     Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed to be Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Company, the Servicer, the Trustee, the Underwriters named in the Prospectus Supplement or an affiliate thereof: (a) has investment discretion with respect to the investment of such assets of such Plan, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan, or (c) is an employer maintaining or contributing to the Plan.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by entities holding investment pools that consist only of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding and resale of the Certificates, other than residual certificates, by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Certificates are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the issuer contains only certain types of assets, including fully-secured manufactured housing receivables and obligations (a "Designated Transaction");

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (four, in a Designated Transaction) highest generic rating categories from either Standard & Poor's, a Division of The McGraw-Hill Companies, Moody's Investors Service, Inc. or Fitch, Inc.;

          (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the issuer represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

          (7) For certain types of issuers, the documents establishing the issuer and governing the transaction contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

     Moreover, the Exemption would provide relief from certain self-dealing/ conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire securities of an issuer that holds obligations on which the fiduciary (or an affiliate) is obligor only if, among other requirements, (i) in the case of the acquisition of Certificates in connection with the initial issuance, at least fifty (50) percent of each class of Certificates is acquired by persons independent of the Restricted Group (as defined below) and at least fifty (50) percent of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group, (ii) the Plan's investment in a class of Certificates does not exceed twenty-five (25) percent of all of the Certificates a class of outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is obligor on obligations representing no more than five (5) percent of the fair market value of obligations held by the issuer. The Exemption does not apply to Plans sponsored by the Company, any Underwriter, any insurer, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, any counterparty in a qualified swap transaction or a notional principal transaction included in a yield maintenance agreement or any affiliate of such parties (the "Restricted Group").

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, unless otherwise specified in the Prospectus Supplement, assets of such plans may be invested in the Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. Assets of a Plan or individual retirement account should not be invested in the Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. In this regard, a Plan fiduciary proposing to invest in Certificates should consider that the rating of a security may change. If a class of Certificates no longer has a rating of at least BBB- or its equivalent, Certificates of that class will no longer be eligible for relief under the Exemption, and may not be purchased or sold to a Plan, although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it.

     No transfer of a Certificate with a rating below BBB- shall be registered unless the prospective transferee provides the Trustee and the Company with
(a) a certification to the effect that (1) such transferee is neither an employee benefit or other plan subject to section 406 or section 407 of ERISA or to section 4975 of the Code; the trustee of any such plan; a person acting on behalf of any such plan, or a person using the assets of any such plan, or
(2) if such transferee is an insurance company, it is purchasing such certificates with funds contained in an "insurance company general account" (as such term is defined in section V(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such certificates are covered under Sections I and III of PTCE 95-60; or (b) an opinion of counsel (a "benefit plan opinion") satisfactory to the Trustee and the Company, and upon which the Trustee and the Company shall be entitled to rely, to the effect that the purchase and holding of such Certificate with a rating below BBB- by the prospective transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Company to any obligation in addition to those undertaken by such entities in the agreement, which opinion of counsel shall not be an expense of the Trustee or the Company. Unless a different certification or an opinion is delivered, Certificate Owners of the Certificates with a rating below BBB-will be deemed to make the representations in clause (a)(1).

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates and is based on advice of Brown & Wood LLP, special tax counsel to the Company. The discussion is also based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion below addresses all material federal income tax consequences generally applicable to investors. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

     Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Code. The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

     With respect to each Series of Certificates for which a REMIC Election is made, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and (ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as a residual interest in the REMIC within the meaning of
Section 860G(a)(2) of the Code ("Residual Certificates").

     Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series -- Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

     "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than three years following the close of the taxable year in which the property was acquired by the REMIC.

     The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), do not hold residual interest in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series -- Restrictions on Transfer of Residual Certificates" below.

     If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as REMIC for the year during which such failure occurs and for all years thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

     Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series -- Qualification as a REMIC."

     Tiered REMIC Structures. For certain series of Certificates, two or more separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" or "Subsidiary REMICs" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Brown & Wood LLP, special tax counsel to the Company, will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC or Subsidiary REMICs and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, each REMIC in a tiered REMIC structure will be treated as one. See the discussion below under "REMIC Series -- Taxation of Regular Interests."

     Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition,
Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or
(ii) 80% of the amount of itemized deductions otherwise allowable, for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

     Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular . . . interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each such case as long as the portion of the assets of the Trust Fund qualifying for the corresponding status is at least 95% of the assets of the REMIC. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Treasury Regulations promulgated pursuant to Section 593 of the Code define "qualifying real property loans" to include a loan secured by a mobile home unit "permanently fixed to real property" except during a brief period in which the unit is transported to its site. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "Real Property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interest in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(3)(A)(i) and 856(c)(4)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts qualifying for the corresponding status that are held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994 and in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. The June 1996 Regulations apply to debt instruments issued after August 13, 1996. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

     In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than 0.25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than 0.167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

     Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that de minimis original issue discount in income as principal payments are made. The amount included in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount included in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting may elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

     The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). It is possible that the IRS could assert that the stated rate of interest on the Certificates is not unconditionally payable or otherwise does not qualify as qualified stated interest. Such position, if successful, would require all holders of Certificates to accrue all income on the Certificates under the OID Regulations. The Company, however, intends to treat all stated interest on the Certificates as qualified stated interest. Under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, may not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

     If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with
Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption. The Prospectus Supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     The amount of original issue discount included in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the same of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

     A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate. However, if the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

     The Company believes, upon the advice of Brown & Wood LLP, special tax counsel to the Company, that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

     Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series -- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

     For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; or (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments. The amended OID Regulations issued on June 11, 1996 generally require the accrual of original issue discount on contingent payment debt instruments based on the comparable yield of fixed rate debt instruments with similar terms and conditions, followed by adjustments to reflect the differences between the payments so projected and the actual contingent payments. Although the new rules technically do not adequately address certain issues relevant to, or applicable to, prepayable securities such as REMIC regular interests, in the absence of other authority, the Servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to Certificateholders and the IRS. Investors acquiring Regular Certificates whose rates are subject to the variations outlined above should consult their tax advisors concerning their appropriate tax treatment.

     If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

     Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

     The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

     The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

     The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

     In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he makes such an election, is exempt from this rule. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

     On December 30, 1997 the IRS issued final regulations ("the Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payment) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

     Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been included in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

     If it is determined that the Company intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

     Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be included as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

     REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series -- Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

     The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

     If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

     Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series -- Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

     The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the market discount income generally should accrue in the manner described above under "REMIC Series -- Market Discount."

     Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series -- Amortizable Premium."

     Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income included in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated an unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series -- Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead by imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have the actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (iii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

     The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000. In Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the new regulations, the IRS has expanded the "safe harbor" for transfers of noneconomic residual interests to include certain transfers to domestic taxable corporations with large amounts of gross and net assets where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Eligibility for this safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

     Mark-to-Market Rules. On December 23, 1996, the Service finalized regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that a REMIC residual interest acquired on or after January 4, 1995, will not be considered a security for purposes of the Mark-to-Market Regulations, and thus, such interests may not be marked to market.

     Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Remittance Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions, and prohibits deducting any loss with respect to such transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the foreclosure property that the REMIC derives at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

     Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

     Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate, the income of which is included in gross income for United States tax purposes regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons will not be considered Foreign Holders. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8BEN or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

     New Withholding Regulations. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which unify certification requirements and modify reliance standards, effective for payments made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

     A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

     Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a Foreign Holder if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a credit or refund against such beneficial owner's federal income tax provided that the required information is furnished to the IRS. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

     Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

     The Treasury Department has issued temporary regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. The Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Grantor Trust Series

     Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Brown & Wood LLP, special tax counsel to the Company, will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool," within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

     Tax Status of Non-REMIC Certificates. In general, (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for the treatment of Non-REMIC Certificates and Contracts, if any, under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

     Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the Aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

     Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

     To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Series -- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series -- Market Discount" and "REMIC Series -- Amortizable Premium."

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171 or in computing the accrual of market discount for non-REMIC Certificates. However, the use of a Prepayment Assumption is required for purposes of calculating OID for tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by reason of prepayments. Previous legislative history states that Congress intends that if a Prepayment Assumption would be used to calculate OID then it should also be used to accrue market discount and amortize bond premium. Because regulations have not yet been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Certificate purchased at a discount or premium in the secondary market. Prospective investors are urged to consult their own tax advisors concerning the tax treatment of a Certificate purchased at a discount or a premium.

     If premium is not subject to amortization using a reasonable Prepayment Assumption, the holder of a Certificate acquired at a premium should recognize a loss, if a Contract repays in full, equal to the difference between the portion of the prepaid principal amount of such Contract that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Contract. If a reasonable Prepayment Assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect the differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange of such obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any such loss (e.g., cause the loss to be treated as capital if such assets are held as capital assets by the taxpayer).

     Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or
(iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

     Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series -- Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series -- Market Discount" above.

     When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

     It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of price; and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

     It is unclear under what circumstance, if any, the prepayment of Contracts will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete contracts) and the effect of prepayments is taken into account in computing yield with respect to such Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Contracts, or if no prepayment assumption is used, then when a Contract is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the unrecovered premium of such Certificate that is allocable to such Contract. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange thereof (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss. Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset. See "REMIC Series -- Gain or Loss on Disposition" above.

     Recharacterization of Servicing Fees. The servicing compensation to be received by the Servicer may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series -- Stripped Non-REMIC Certificates."

     Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series -- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is a Foreign Holder and provides the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series -- Taxation of Certain Foreign Investors". In addition, payments of interest or original issue discount made to a Foreign Investor after December 31, 2000 are subject to the New Regulations. See discussion above under "REMIC Series -- New Withholding Regulations."

     Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not expected from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

FASIT Securities

     Qualification as a FASIT. In the case of a Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) for which a REMIC election is not made, Brown & Wood LLP, special tax counsel to the Company may advise the Company that in their opinion, the Trust Fund will qualify under the Code as a Financial Asset Securitization Investment Trust ("FASIT") in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in
Section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury Department issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series of FASIT Securities. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

     Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents,
(ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity not greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount" and "-- Variable Rate Regular Certificates" herein.

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offsetting income derived from such interest. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner of Internal Revenue (the "Commissioner") may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the FASIT Trust to Qualify as a FASIT. If a FASIT Trust fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year and the Commissioner, proposed Treasury regulations provide that its FASIT status would be lost for that year and the FASIT Trust will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issue price of each FASIT Regular Security outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of FASIT Regular Securities are treated as exchanging their Securities for interests in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the FASIT Regular Security increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Original Issue Discount," "-- Market Discount," and "-- Amortizable Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Gain or Loss on Disposition."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences -- REMIC Series -- Tax Status of REMIC Certificates" herein. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences -- REMIC -- Series Tax Status of REMIC Certificates." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Certain Federal Income Tax Consequences -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Withholding, Backup Withholding, Reporting and Tax Administration to Withholding and Backup Withholding. Holders of FASIT Securities will be subject to withholding and backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Federal Income Tax Consequences -- REMIC Series -- Backup Withholding" and "Certain Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "Certain Federal Income Tax Consequences -- REMIC Series -- Reporting Requirements and Tax Administration" above. Prospective investors should be aware than on October 6, 1997, the Treasury Department issued new regulations regarding withholding, backup withholding, and information reporting. Such regulations are further discussed at "Certain Federal Income Tax Consequences -- REMIC Series -- New Withholding Regulations."

     Under proposed Treasury regulations, if a non-United States Person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non- United States Person FASIT Regular Securityholder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a United States Person or the United States branch of a non- United States Person and the non- United States Person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

                      STATE AND LOCAL TAX CONSIDERATIONS

     No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

     Unless otherwise specified in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case such Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories, or may not otherwise satisfy the requirements of SMMEA, and thus would not constitute "mortgage related securities" for purposes of SMMEA.

     The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interest, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

     It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

     Ratings of the Certificates address the likelihood of the ultimate receipt of all distributions on the contracts by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings take into consideration the credit quality of the related contract pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which payment stream on such contract pool is adequate to make payments required by such certificates. The ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related contracts.

                                 UNDERWRITING

     The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

     The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, concluding liabilities under the Act.

     The Company may authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

     The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

     Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Company by Boult, Cummings, Conners & Berry, PLC. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Clayton as of June 30, 1998, 1999 and 2000 and for each of the three years in the period ended June 30, 2000, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   GLOSSARY

     There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

     "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

     "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee, the Servicer and any other party specified in the related Prospectus Supplement.

     "APR" means, with respect to any Contract and any time, the per annum rate of interest then being borne by such Contract, as set forth on the face thereof.

     "Available Distribution Amount" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

     "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

     "Certificate Distribution Amount" means with respect to a Series of Certificates evidencing an interest in a Contract Pool the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

     "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

     "Clayton" means Clayton Homes, Inc.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Company" means Vanderbilt (as defined below) or, if specified in the related Prospectus Supplement, a limited purpose finance subsidiary of Vanderbilt organized and established by Vanderbilt.

     "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

     "Contract Pool" means, with respect to each Series of Certificate, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

     "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

     "Contracts" means manufactured housing installment sales contracts, installment loan agreements and (unless the context requires otherwise) Mortgage Loans, including any and all rights to receive payments due thereunder on and after the Cut-off Date and security interest in Manufactured Homes and/or mortgaged properties purchased with the proceeds of such contracts.

     "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

     "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

     "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period beginning on the 26th day of the second month preceding the month of the Remittance Date and ending on the 25th day of the month preceding the month of the Remittance Date.

     "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHA" means the Federal Housing Administration.

     "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

     "HUD" means the United States Department of Housing and Urban
Development.

     "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

     "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

     "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

     "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

     "Modular Home" means a unit of manufactured housing that does not meet the requirements of a "manufactured home" under 42 United States Code, Section 5402(6), and which is further defined in a related Prospectus Supplement.

     "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

     "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

     "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

     "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

     "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

     "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

     "Seller" means, with respect to a Series of Certificates evidencing interest in Contracts, the Seller specified in the Prospectus Supplement.

     "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

     "Servicer" means Vanderbilt Mortgage and Finance, Inc., or such other entity as specified in the related Prospectus Supplement.

     "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in the related Prospectus Supplement.

     "Single Certificate" means, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

     "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollars amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

     "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

     "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

     "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

     "VA" means the Veterans' Administration.

     "Vanderbilt" means Vanderbilt Mortgage and Finance, Inc.

     "Variable Rate Regular Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.


                                 $____________
                                 (Approximate)

                     Vanderbilt Mortgage and Finance, Inc.
                              Seller and Servicer

                         Manufactured Housing Contract
          Senior/Subordinate Pass-Through Certificates, Series 2001-_
                             _____________________

                             PROSPECTUS SUPPLEMENT
                             _____________________

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the Series 2001-_ Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates in any state where the offer is not permitted.

     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2001-_ Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2001-_ Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.




                               ___________, 2001



                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14. Other Expenses of Issuance and Distribution

         Expenses in connection with the offering of the securities being registered herein are estimated as follows:

              Registration Fee ....................................$  625,000
              Legal Fees and Expenses .............................$  625,000
              Accounting Fees and Expenses ........................$  200,000
              Blue Sky Fees and Expenses ..........................$   10,000
              Rating Agency Fees ..................................$1,500,000
              Trustee's Fees and Expenses .........................$   20,000
              Printing ............................................$  120,000
              Miscellaneous .......................................$   20,000


                   Total...........................................$3,120,000


     All amounts except for the SEC Registration Fee are estimates of expenses in connection with the issuance and distribution of three Series of Securities in an aggregate principal amount assumed for these purposes to equal to $2,500,000,000.


     Item 15. Indemnification of Directors and Officers

     With respect to Vanderbilt Mortgage and Finance, Inc., the Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith; (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interests, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interests of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging impersonal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not he or she met the standard of conduct set forth above.

     Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

     With respect to Clayton Homes, Inc. Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Clayton Homes, Inc. may purchase insurance on behalf of any such director, officer, employee or agent.

     Item 16. Exhibits


     (a)

            Exhibits                           Description


            1.1     Form of Underwriting Agreement*
            3.1     Articles of Incorporation of Vanderbilt Mortgage and
                    Finance, Inc.*
            3.2     By-Laws of Vanderbilt Mortgage and Finance, Inc.*
            3.3     Articles of Incorporation of Clayton Homes, Inc.**
            3.4     By-Laws of Clayton Homes, Inc.***
            4.1     Form of Pooling and Servicing Agreement, including Form of
                    Certificates**
            4.2     Form of Limited Guarantee (included as Section 6.05 of
                    Exhibit 4.1)**
            5.1     Opinion of Boult, Cummings, Conners & Berry, PLC as to
                    validity of Certificates
            8.1     Opinion of Brown & Wood LLP as to certain federal income
                    tax matters
            12      Computation of Ratio of Earnings to Fixed Charges
            23.1    Consent of Boult, Cummings, Conners & Berry, PLC (included as part of Exhibit 5.1)
            23.2    Consent of Brown & Wood LLP (included as part of
                    Exhibit 8.1)
            23.3    Consent of PricewaterhouseCoopers LLP
            24.1    Power of attorney from officers and directors of the
                    Vanderbilt Mortgage and Finance, Inc (included on page II-4)
            24.2    Power of attorney from officers and directors of Clayton
                    Homes, Inc. (included on page II-5)

----------------------------------

* Previously filed as an Exhibit to Registration Statement No. 33-88238 and incorporated by reference herein.
** Previously filed as an Exhibit to Registration Statement No. 333-75405 and incorporated by reference herein.
*** Previously filed as an Exhibit to the Annual Report of Clayton Homes, Inc. on Form 10-K for the period ended June 30, 1998, and incorporated by reference herein.

     Item 17. Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein , and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will by governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registrant statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 23, 2001.

                                         VANDERBILT MORTGAGE AND FINANCE, INC.

                                         By:


                                         /s/ Kevin T. Clayton
                                         ______________________________________
                                         KEVIN T. CLAYTON,
                                         PRESIDENT

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Kevin T. Clayton and David Jordan, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 SIGNATURES                          TITLE                                           DATE
 ----------                          -----                                           ----

                                     President (Principal Executive Officer) and     March 21, 2001
/s/ Kevin T. Clayton                 Director
-----------------------------
KEVIN T. CLAYTON


                                     Secretary (Principal Financial Officer and      March 21, 2001
/s/ David Jordan                     Principal Accounting Officer) and Director
-----------------------------
DAVID JORDAN



/s/ Paul Nichols                     Assistant Secretary and Director                March 21, 2001
-----------------------------
PAUL NICHOLS



                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 23, 2001.

                                         CLAYTON HOMES, INC.

                                         By:

                                         /s/ Kevin T. Clayton
                                         ______________________________________
                                         KEVIN T. CLAYTON,
                                         PRESIDENT

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature below constitutes and appoints each of Kevin T. Clayton and Amber Krupacs, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                           TITLE                                           DATE
----------                           -----                                           ----

                                     President (Principal Executive Officer) and
/s/ Kevin T. Clayton                 Director                                        March 21, 2001
-----------------------------
KEVIN T. CLAYTON
                                     Vice President, Finance (Principal Financial
                                     Officer and Principal Accounting Officer)
/s/ Amber Krupacs                    and Secretary                                   March 21, 2001
-----------------------------
AMBER KRUPACS


/s/ James L. Clayton                 Chief Executive Officer and Director            March 21, 2001
-----------------------------
JAMES L. CLAYTON


/s/ John J. Kalec                    Director                                        March 22, 2001
-----------------------------
JOHN J. KALEC


/s/ C. Warren Neel                   Director                                        March 21, 2001
-----------------------------
C. WARREN NEEL


B. Joe Clayton
______________________               Director                                        March 21, 2001
B. JOE CLAYTON


                                 Exhibit Index
                                 -------------

Exhibit                                                                   Page
-------                                                                   ----
5.1      Opinion of Boult, Cummings, Conners & Berry, PLC as to             2
         validity of Certificates
8.1      Opinion of Brown & Wood LLP as to certain federal income
         tax matters                                                        5
12       Computation of Ratio of Earnings to Fixed Charges                  7
23.3     Consent of PricewaterhouseCoopers LLP                              8



                                                                   Exhibit 5.1

                    [BOULT, CUMMINGS, CONNERS & BERRY, PLC]


                                March 23, 2001



Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, Tennessee 37804

Clayton Homes, Inc.
5000 Clayton Road
Maryville, Tennessee 37804

         Re:      Registration Statement on Form S-3
                  $2,500,000,000 Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates and Clayton Homes, Inc. Limited Guarantee

Ladies and Gentlemen:

We have acted as counsel for Vanderbilt Mortgage and Finance, Inc.
("VMF") and Clayton Homes, Inc. ("CHI") in connection with the Registration Statement on Form S-3 filed on March 23, 2001 (the "Registration
Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $2,500,000,000 Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates (the "Certificates") and the Clayton Homes, Inc. Limited Guarantee (the "Limited Guarantee"). Pursuant to Rule 429 under the Act, the Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-75405 previously filed with the Commission by VMF and CHI which became effective on April 14, 1999, for the registration under the Act of Vanderbilt Mortgage and Finance, Inc. Manufactured Housing Contract Pass-Through Certificates and the Clayton Homes, Inc. Limited Guarantee.

Each series of such Certificates is proposed to be issued pursuant to a separate pooling and servicing agreement (the "Pooling and Servicing Agreement") between VMF, as servicer, VMF, as seller, or, in some cases, a special purpose subsidiary of VMF ("SPC"), as seller, and a trustee (the "Trustee") to be identified in a prospectus supplement ("Prospectus Supplement") prepared and filed in connection with such series of Certificates.

The Limited Guarantee may apply to certain of the Certificates, if so provided in the Prospectus Supplement for such class or series of Certificates.

We have examined the Registration Statement and such other documents, agreements and instruments, and have reviewed such questions of law, as we have considered necessary and appropriate for purposes of rendering this opinion.

Based on the foregoing, we are of the opinion that:

1. When each Pooling and Servicing Agreement has been duly authorized by all necessary action on the part of VMF and the SPC, if applicable, and has been duly executed and delivered by each party thereto, it will constitute a valid and binding obligation of VMF and the SPC, if applicable, enforceable against VMF and the SPC, if applicable, in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2. When the issuance, execution and delivery of the Certificates have been duly authorized by all necessary action on the part of VMF and CHI and the SPC, if applicable, and when such Certificates have been duly executed, delivered and authenticated and sold in accordance with the terms of a specific Pooling and Servicing Agreement and as described in the Registration Statement, such Certificates will be legally and validly issued, fully-paid and nonassessable and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

3. When the Limited Guarantee has been duly authorized by all necessary action on the part of CHI and has been duly executed and delivered, it will constitute a valid and binding obligation of CHI, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

In rendering our opinion, we have assumed that, at the time of the execution and delivery of the applicable Pooling and Servicing Agreement and the Limited Guarantee and the execution, delivery and authentication of the related class or series of Certificates, (i) there will not have occurred any change in the law affecting the authorization, issuance, validity or enforceability of the Pooling and Servicing Agreement, the Limited Guarantee or the Certificates, (ii) the Registration Statement will have been declared effective by the Commission and will continue to be effective, and the issuance of such securities will be in compliance with all applicable state securities laws; (iii) the Certificates will be issued and sold as described in the applicable Prospectus Supplement; (iv) none of the particular terms of a class or series of Certificates will violate any applicable law, and (v) neither the issuance and sale of the Certificates and the Limited Guarantee nor the compliance by VMF or CHI or the SPC, if applicale, with the terms thereof will result in a violation of any agreement or instrument then binding upon VMF or CHI or the SPC, if applicable, or any order of any court or governmental body having jurisdiction over VMF or CHI or the SPC, if applicable. This opinion is applicable only to the authorization, execution and delivery of Pooling and Servicing Agreements and the Limited Guarantee and the issuance of Certificates with respect to which we have participated as counsel.

Further, we have assumed the accuracy and completeness of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of VMF and CHI acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and Limited Guarantee and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement (including such exhibits incorporated therein which were previously filed with the Commission), and that such Certificates will be sold as described in the Prospectus Supplement described in the Registration Statement.

We express no opinion as to the laws of any jurisdiction, other than the federal laws of the United States of America and the laws of the State of Tennessee.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                  Sincerely,


                                 /s/ BOULT, CUMMINGS, CONNERS & BERRY, PLC


                                                                   Exhibit 8.1


                              [BROWN & WOOD LLP]


                                                              March 23, 2001


Vanderbilt Mortgage and Finance, Inc.
500 Alcoa Trail
Maryville, Tennessee 37804

Clayton Homes, Inc.
5000 Clayton Road
Maryville, Tennessee 37804

        Re:   Vanderbilt Mortgage and Finance, Inc.
              Manufactured Housing Contract
              Pass-Through Certificates
              Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special federal income tax counsel to Vanderbilt Mortgage and Finance, Inc., a Tennessee corporation (the "Registrant"), in connection with the issuance and sale of its Manufactured Housing Contract Pass-Through Certificates that evidence interests in certain pools of manufactured housing installment sales contracts (the "Certificates"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant and a trustee to be specified in the prospectus supplement for such series of Certificates. We have advised the Registrant with respect to certain federal income tax consequences of the proposed issuance of the Certificates. This advice is summarized under the headings "Certain Federal Income Tax Consequences" in the form of prospectus and "Summary of Terms of the Offered Certificates -- Certain Federal Income Tax Considerations" and "Certain Federal Income Tax Consequences" in the form of prospectus supplement, all as part of the Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on the date hereof for the registration of such Certificates under the Act. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as special federal income tax counsel to the Registrant) under the headings "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                 Very truly yours,


                                                 /s/ BROWN & WOOD LLP



                                                                    Exhibit 12

               CLAYTON HOMES, INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                         (Dollar Amounts In Thousands)

                                                                                                      For Six Month
                                                                                                      Period Ended
                                                  For Year Ended June 30,                             December 31,
                               ------------------------------------------------------------------------------------
                               1996          1997           1998          1999           2000             2000

                                                       Earnings

Income from operation
before taxes                   $172,300       $192,700      $222,100       $245,968      $228,625         $89,547

Interest on Indebtedness          4,016          3,912         4,285         19,976         6,781           3,074
Portion of rents
representative of
interest factor                     906          1,031         1,235          1,449         5,338             371
                               --------       --------      --------       --------      --------     -----------
Income as adjusted              177,222        197,643       227,620        267,393       240,744          92,992
                                =======        =======       =======        =======       =======     ===========

                                                    Fixed Charges

Interest on Indebtedness          4,016          3,912         4,285         19,976         6,781           3,074
Portion of rents
representative of
interest factor                     906          1,031         1,235          1,449         5,338             371
                               --------       --------      --------       --------      --------     -----------

Fixed Charges                     4,922          4,943         5,520         21,425        12,119           3,445
                               ========       ========      ========       ========      ========     ===========

                                          Ratio of earnings to fixed charges


                                  36.00          39.99         41.24          12.48         19.87           27.00

-------------------------------------------------------------------------------------------------------------------

                                                                  Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. on
Form S-3 of our report dated August 8, 2000, relating to the consolidated financial statements of Clayton Homes, Inc. (the "Company") as of June 30,
2000 and 1999, and for each of the years in the three year period ended June 30, 2000, which is incorporated by reference, in the Company's Annual
Report on Form 10-K for the fiscal year ended June 30, 2000. We also consent to the reference to our Firm under the caption "Experts".




PricewaterhouseCoopers LLP
Knoxville, Tennessee
March 23, 2001